Lease, dated March 31, 1998, between ROCK-McGRAW, INC., a New York corporation, having an office at 1221 Avenue of the Americas, New York, N.Y. 10020-1095 (the "Landlord"), and CD RADIO INC., a Delaware corporation, having an office at 1001 22nd Street, N.W., Sixth Floor, Washington, D.C. 20037 (the "Tenant"),

                                   Witnesseth:

                                   ARTICLE ONE
                      (1.)Demise of Premises, Term and Rent

1.1.1. The Landlord does hereby lease and demise to the Tenant, and the Tenant does hereby hire and take from the Landlord, subject and subordinate to the Qualified Encumbrances (as defined in Section 1.7 below), and upon and subject to the provisions of this Lease, for the term hereinafter stated, the spaces substantially as shown hatched on the diagrams attached hereto as Exhibit A-1 and designated as `A' on the 36th Floor (herein sometimes called the "36th Floor Space"), Exhibit A-2 and designated as `A' on the 37th Floor (herein sometimes called the "37th Floor Space"; the 36th Floor Space and the 37th Floor Space being herein sometimes collectively called the "Office Space"), Exhibit A-3 and designated as `A' on the roof (herein sometimes called the "Penthouse Space"), and Exhibit A-5 and designated as `A' on the C4 level (herein sometimes called the "Basement Space"), the Office Space being measured from the underside of the ceiling slab to the underside of the floor slab, of the building known as 1221 Avenue of the Americas (the "Building"), situated upon a plot of land (the "Land") in the Borough of Manhattan, New York, N.Y., together with all fixtures, equipment, improvements, installations and appurtenances which at the commencement of, or during the term of, this Lease are thereto attached (except items not deemed to be included therein and removable by the Tenant as provided in Article Four below), which spaces, fixtures, equipment, improvements, installations and appurtenances are herein sometimes collectively called the "Premises".

1.1.2. The Landlord does hereby grant to the Tenant non-exclusive licenses, and the Tenant does hereby take such licenses from the Landlord, subject and subordinate to the Qualified Encumbrances, and upon and subject to the provisions of Article Thirty-four, Article

Thirty-five or Article Thirty-six of this Lease, as applicable, for the term hereinafter stated, of the spaces (herein sometimes collectively called the "Licensed Spaces") substantially as shown hatched on the diagrams attached hereto as Exhibit A-3 and designated as `B' on the Building's penthouse roof and more particularly described in Section 35.1 below (herein sometimes called the "Penthouse Roof Space"), Exhibit A-3 and designated as `C' on the main Building roof and more particularly described in Section 36.1 below (herein sometimes called the "Auxiliary Chiller Space"), and Exhibit A-4 and designated as `A' on the roof of the eighth (8th) floor setback and more particularly described in
Section 34.1 below (herein sometimes called the "Emergency Generator Space"), of the Building, together with non-exclusive licenses of portions of those certain shaft spaces in the Building, as more particularly described (and defined) as the Emergency Electric Riser and the Emergency Fuel Pipe Area in Article Thirty-four of this Lease, the Satellite Riser Area in Article Thirty-five of this Lease and the Chilled Water Riser Area in Article Thirty-six of this Lease.

1.1.3. The Landlord and McGraw-Hill (as hereinafter defined) are parties to a lease dated as of March 27, 1998 relating to certain space on the 50th Floor of the Building (the "McGraw-Hill Lease"). Section 25.8(b) of the McGraw-Hill Lease provides that, subject to certain conditions, as set forth in the McGraw-Hill Lease and as hereinafter set forth, McGraw-Hill will permit any CD Radio Entity (as hereinafter defined) access to the roof of the Building after Business Hours in Emergency Situations (as hereinafter defined), through the hatched area on the 50th Floor of the Building specified on the diagram attached hereto as Exhibit A-6 (the "Emergency Access Route") for passage from the passenger elevator cars on the 50th Floor to the fire stair referenced in such Exhibit A-6. Accordingly, based on such permission granted by McGraw-Hill, the Tenant agrees that a CD Radio Entity will only utilize the Emergency Access Route for access to the roof of the Building if, and only if, an Emergency Situation shall exist which requires such CD Radio Entity to gain immediate access after Business Hours to the roof without any delay. Subject to Section 20.5 below, and in connection with and ancillary to the permission granted by McGraw-Hill for CD Radio Entities to use the Emergency Access Route for access to the roof of the Building, the Landlord will supply, during non-Business Hours in Emergency Situations, elevator service to the 50th floor elevator lobby serving the "A" bank of passenger elevators. The use of the Emergency Access Route and such elevator service by CD Radio Entities shall be upon and subject to the Qualified Encumbrances, the applicable provisions of this Lease and such reasonable regulations and restrictions as the Landlord may, from time to time, deem necessary to establish (provided, that the Landlord shall give the Tenant five
(5) business days prior written notice before any such additional regulations and restrictions shall become appliable to the Tenant), and in accordance with the following terms and conditions: (a) before being permitted to gain such access through the Emergency Access Route, such CD Radio Entity must call McGraw-Hill's security personnel at 5124202 (or if no answer is received, at 5124749 or such other numbers as shall be designated by McGraw-Hill from time to time) and must call Building security at the front desk of the Building, to report such Emergency Situation and the requirement that such CD Radio Entity gain access to the roof through the Emergency Access Route; (b) only such CD Radio Entity's personnel who are qualified persons capable of addressing the particular Emergency Situation at issue ("Qualified Personnel") shall be permitted to gain access through the

Emergency Access Route; (c) such Qualified Personnel shall be accompanied by a representative of McGraw-Hill, if such representative is available (and if such representative is not available, by a representative of the Landlord, if available) who shall escort such Qualified Personnel to and from the applicable passenger elevator on the 50th floor of the Building to the roof of the Building; provided, however, that such Qualified Personnel need not be accompanied by a representative of McGraw-Hill or the Landlord if such representatives are not available after such CD Radio Entity exercises reasonable efforts to notify such representatives to accompany such Qualified Personnel (it being agreed that if any representative is unavailable to immediately accompany such Qualified Personnel upon its notification (or good faith effort to notify), such inability shall be deemed to constitute its unavailability); (d) the Tenant shall indemnify, defend and hold harmless McGraw-Hill from and against any and all claims, judgments, damages, costs and liabilities (including, without limitation, reasonable attorneys' fees) arising from, or in connection with the access provided to the CD Radio Entity through the Emergency Access Route; (e) the Tenant shall specifically carry insurance relating to such access through the Emergency Access Route and shall name McGraw-Hill and the Landlord as additional insureds under such policy; and (f) such access shall be for Qualified Personnel only and no equipment (other than normal hand tools) shall be moved through the Emergency Access Route. For purposes of this Section 1.1.3, the term "Emergency Situation" shall mean, and an "Emergency Situation" shall be deemed to have occurred if, (i) any portion of the Satellite Transmission System or the Auxiliary Chiller System which is located in or on the Penthouse Space, the Penthouse Roof Space or the Auxiliary Chiller Space shall malfunction, fail to properly operate at times other than Business Hours and Qualified Personnel must gain immediate access to the roof without delay after such Business Hours such that awaiting to gain access through the Standard Roof Access Area (i.e. waiting for a freight elevator personnel to be able to bring such Qualified Personnel to the 50th floor) is unacceptable to the CD Radio Entity in its good faith reasonable discretion or would endanger the Tenant's equipment in question or the CD Radio Entity's business. "CD Radio Entity" shall mean (i) the Tenant and its successors by merger, consolidation or acquisition or (ii) any subtenant or assignee of an entity referred to in subclause (i) above who is an affiliate of such entity referred to in subclause (i) above.

1.1.4. The Landlord does hereby grant to the Tenant a non-exclusive easement from the 50th floor freight elevator lobby to the main roof of the Building, substantially as shown hatched on the diagram attached hereto as Exhibit A-7 and designated as the "Standard Roof Access Easement Area" (the "Standard Roof Access Easement Area"), for access to the Penthouse Space, the Penthouse Roof Space and the Auxiliary Chiller Space (such non-exclusive easement is herein sometimes called the "Standard Roof Access Easement"), and the Tenant does hereby accept the Standard Roof Access Easement from the Landlord, subject and subordinate to the Qualified Encumbrances, for the term of this Lease, or for such shorter period as the Lease of the Penthouse Space or the license of the Penthouse Roof Space or the Auxiliary Chiller Space shall remain in effect. The Tenant's use of the Standard Roof Access Easement Area shall be upon and subject to the applicable provisions of this Lease and such reasonable regulations and restrictions as the Landlord may, from time to time, deem necessary to establish (provided, that the Landlord shall give the Tenant five (5) business days prior written notice before any such additional regulations and restrictions shall become applicable to the Tenant), including, but not limited to, the requirements that (a) the Tenant give reasonable prior notice (which may be oral) to the Landlord before any use of the Standard Roof Access Easement Area, except in the case of an emergency, in which event the Tenant shall give such notice as is reasonable in the circumstances, (b) only the Tenant's contractors who have been consented to by the Landlord, and the Tenant's properly identified employees, agents and representatives shall be permitted access to the Standard Roof Access Easement Area, and (c) except in the case of an emergency, such contractors, employees, agents and representatives shall, at the Landlord's option and at no cost to the Tenant, be accompanied by employees of the Landlord, provided that such requirement shall not interfere with or delay the Tenant's access to the Penthouse Space, the Penthouse Roof Space or the Auxiliary Chiller Space (except to a de minimis extent).

1.2. The term of this Lease shall commence (subject to the provisions of Article Two, including, without limitation, the provisions of Section 2.4.1 below) on the date on which the Landlord delivers to the Tenant (a) vacant possession of the Office Space with all of the Landlord's work constituting Term Commencement Conditions (as hereinafter defined) with respect to the Office Space substantially completed and all other Term Commencement Conditions with respect to the Office Space satisfied, and (b) vacant possession of the Penthouse Space, or on such earlier date as the Tenant shall occupy the Premises with the consent of the Landlord (the date for the commencement of the term of this Lease being herein called the "term commencement date"), and shall end on the last day of the calendar month in which shall occur the date which is fifteen (15) years and ten (10) months after the term commencement date, or on such earlier date upon which the term may expire or be terminated pursuant to any of the conditions of limitation or other provisions of this Lease or pursuant to law. Commencing on the term commencement date, the Landlord shall also permit the Tenant to enter upon, and commence to use, (x) the Licensed Spaces for the uses provided in Article Thirty-four, Article Thirty-five or Article Thirty-six, as applicable, (y) the Emergency Access Route, for the uses provided in, and subject to, Section 1.1.3 above and (z) the Standard Access Easement Area, for the uses provided in, and subject to, Section 1.1.4 above. As used in this Lease, "Term Commencement Conditions" shall mean, collectively, those certain conditions set forth on Exhibit B annexed hereto and made a part hereof. Anything in this Section 1.2 to the contrary notwithstanding, the Tenant shall not be obligated to accept possession of the Premises prior to September 15, 1998.

1.3.1. The Premises shall be used for the following, but no other purposes, namely executive, clerical, general and administrative offices, including activities incidental thereto, and a radio and/or video broadcast studio, including the production and live broadcast of radio and/or video programming and the broadcast of pre-recorded programming and activities incidental thereto, and any other lawful purpose consistent with a firstclass office building located in midtown Manhattan; provided, however, that the Basement Space shall be used only for the purposes permitted pursuant to, and in accordance with, the provisions of Article Thirty-four below.

1.3.2 Each of the Licensed Spaces shall be used solely for the purpose set forth in Article Thirty-four, Article Thirty-five or Article Thirty-six, as applicable, and for no other purpose.

1.4.1. The rent reserved under this Lease for the term of this Lease shall consist of (a) fixed rent, at the following rate(s), namely the sum of:

            (i) with respect to the Office Space, (A) $3,989,781.00 ($44.50 per rentable square foot) per annum ($332,481.75 per month) during the period commencing on the term commencement date and ending on the day immediately preceding the First Rent Step-Up Date (as hereinafter defined), (B) $4,258,755.00 ($47.50 per rentable square foot) per annum ($354,896.25 per month) during the period commencing on the first day of the calendar month following the month in which occurs the date which is five (5) years and ten (10) months following the term commencement date (the "First Rent Step-Up Date") and ending on the day immediately preceding the fifth (5th) anniversary of the First Rent Step-Up Date and (C) $4,527,729.00 ($50.50 per rentable square foot) per annum ($377,310.75 per month) thereafter;

            (ii) with respect to the Penthouse Space, (A) $18,000.00 ($30.00 per rentable square foot) per annum ($1,500.00 per month) during the term of this Lease; and

(iii) with respect to the Basement Space, $5,400.00 ($25.00 per usable square foot) per annum ($450.00 per month) during the term of this Lease.

which fixed rent shall be payable in equal monthly installments in advance on the first day of each and every calendar month of the term of this Lease for which fixed rent is reserved as aforesaid (except that, if the term commencement date shall be other than the first day of a calendar month, the first monthly installment of fixed rent, apportioned for the part month in question, shall be payable on the term commencement date), plus (b) the additional rent payable as provided in this Lease.

1.4.2. The license fees reserved under this Lease for the term of this Lease shall be at the following rate(s), namely the sum of:

      (a) with respect to the Penthouse Roof Space, $219,240.00 ($30.00 per usable square foot) per annum ($18,270.00 per month) during the entire initial term of this Lease;

      (b) with respect to the Auxiliary Chiller Space, $25,500.00 ($30.00 per usable square foot) per annum ($2,125.00 per month) during the entire initial term of this Lease; and

      (c) with respect to the Emergency Generator Space, $8,750.00 ($25.00 per usable square foot) per annum ($729.17 per month) during the entire initial term of this Lease,

which license fees rent shall be payable in equal monthly installments in advance on the first day of each and every calendar month of the term of this Lease for which license fees are reserved as aforesaid (except that, if the term commencement date shall be other than the first day of a calendar month, the first monthly installment of license fees, apportioned for the part month in question, shall be payable on the term commencement date).

1.4.3 All fixed rent, additional rent and license fees shall be paid to the Landlord, at its office as set forth above, or at such other place or places in New York, New York as the Landlord shall designate to the Tenant, in lawful money of the United States of America.

      1.5. The Tenant shall pay the fixed rent, license fees and additional rent (collectively "Rent") as and when the same shall become due and payable as provided in this Lease, without demand therefor, and without any setoff or deduction whatsoever except as may otherwise be expressly provided for in this Lease, and keep, observe and perform, and permit no violation of, each and every provision contained in this Lease on the part of the Tenant to be kept, observed and performed.

      1.6. In determining the rentable area and, where applicable, the useable area of the Building or any portion thereof (other than the Penthouse Roof Space, the Auxiliary Chiller Space and the Emergency Generator Space) pursuant to any provision of this Lease, the rentable area or useable area thereof or such portion, as the case may be, shall be the rentable area or useable area thereof in square feet determined in accordance with the Recommended Method of Floor Measurement for Office Buildings approved by The Real Estate Board of New York, Inc., which became effective on January 1, 1987, assuming a 20% loss factor from rentable to useable. The Landlord represents that the rentable area of the Office Space has been so determined and, based on such representation, the Landlord and the Tenant agree that, as of the date hereof, (a) the rentable area of the 36th Floor Space is 44,723 rentable square feet and (b) the rentable area of the 37th Floor Space is 44,935 rentable square feet. In addition, the Landlord and the Tenant agree that, for the purposes of this Lease, (1) the rentable area of the Penthouse Space is 600 rentable square feet, (2) the useable area of the Penthouse Roof Space is 7,308 useable square feet, (3) the useable area of the Auxiliary Chiller Space is 850 useable square feet, (4) the usable area of the Emergency Generator Space is 350 usable square feet and (5) the usable area of the Basement Space is 216 usable square feet.

      1.7. The term "Qualified Encumbrances" means (a) matters of record affecting the Premises, the Licensed Spaces, the Emergency Access Route, the Standard Roof Access Easement, the Building or the Land on the date of this Lease or hereafter approved by the Tenant, which approval shall not be unreasonably withheld, (b) the underlying mortgages and underlying leases to which this Lease is subordinate pursuant to Article Thirteen, provided that the Tenant receives subordination, non-disturbance and attornment agreements with respect thereto in accordance with the provisions of Section 13.1 below, (c) any declaration of restrictions or other document in respect of the transfer or use of development rights, (d) any declaration or other document which subjects all or any portion of the Land and/or the Building to a condominium regime, provided that such condominium regime does not (i) decrease (except to a de minimis extent) the Tenant's rights and/or the Landlord's obligations under this Lease or (ii) increase (except to a de minimis extent) the Tenant's obligations and/or the Landlord's rights under this Lease, and (e) any future preservation or similar easement, declaration or agreement containing covenants, restrictions or agreements in respect of the maintenance of the Building and/or the Land as a landmark site with or held by a governmental agency or an entity designated or accepted by a governmental agency (each, a "Preservation Agreement").

                                   ARTICLE TWO
                          (2.)Completion and Occupancy

      2.1. The Tenant has examined and shall accept the Premises and each of the Licensed Spaces in its existing condition and state of repair and understands that no work is to be performed by the Landlord in connection therewith except the work the Landlord is required to perform with respect to the Office Space in order to satisfy the Term Commencement Conditions. The Landlord, either through its own employees or through a contractor or contractors to be engaged by it for such purpose, will proceed with due dispatch, subject to delay caused by events of Force Majeure (as defined in Section 2.4.3 below), Tenant Delay (as hereinafter defined) and the failure of any present occupant of the Premises to vacate and surrender the same, to do all of the work during regular working hours and will exercise all reasonable efforts to complete all of such work not later than October 1, 1998. If the Landlord is required by this Lease to do any such work without expense to the Tenant and the cost of such work is increased due to any Tenant Delay, the Tenant shall pay to the Landlord an amount equal to such increase in cost. Any dispute regarding whether the Landlord has satisfied the Term Commencement Conditions shall be resolved by the expedited dispute resolution procedure set forth in Section 25.13 below.

      2.2. Unless otherwise specifically provided in this Lease, if the Premises, or any portion thereof, shall not be available for occupancy by the Tenant on October 1, 1998 (or on such earlier or later date which the Landlord shall have notified the Tenant (pursuant to the provisions of Section 2.4.1 below) would be the term commencement date) for any reason, including, without limitation, (a) noncompletion by the Landlord of such work as it shall be required by the terms of this Lease to do in connection with the layout or finish of the Premises, and (b) any current occupant of the Premises remaining in occupancy (including, without limitation, any unavailability resulting from the exercise by The McGraw-Hill Companies, Inc. ("McGraw-Hill") of any right to delay the expiration of the term of its lease with respect to any portion of the Premises), then, except as provided in Section 2.4.2 and Section 2.4.3 below, this Lease shall not be affected thereby, but, in such case, the term commencement date shall be postponed until the date when such space shall be available for occupancy by the Tenant, provided, that, subject to the provisions of the immediately succeeding sentence, if, and on the condition that, the Landlord shall have given notice to the Tenant of any Tenant Delay (as hereinafter defined) within a reasonable period following Landlord's first becoming aware of such Tenant Delay, there shall be no such postponement of the term commencement date for any delay in the availability of the Premises for occupancy by the Tenant which shall be due to any act or omission of the Tenant, any affiliate thereof or their respective agents, officers, partners, directors, contractors, employees, licensees or invitees ("Tenant Delay"); it being understood that the Tenant shall have no claim against the Landlord, and the Landlord shall have no liability to the Tenant, by reason of any such postponement of the term commencement date. For purpose of this Lease, if any period of Tenant Delay reasonably could have been shortened as a result of the Landlord's having given notice to the Tenant of such Tenant Delay promptly following Landlord's first becoming aware of such Tenant Delay, then such period of Tenant Delay shall be deemed to be so shortened. No part of the Premises shall be deemed unavailable for possession by the Tenant, nor shall any work which the Landlord is obligated to perform in such part of the Premises be deemed incomplete for the purpose of any adjustment of fixed rent payable under this Lease, solely due to the noncompletion of details of construction, decoration or mechanical adjustments which are minor in character and the noncompletion of which does not materially interfere with the Tenant's use of such part of the Premises. Subject to the foregoing, the parties to this Lease expressly provide that, if the Premises shall not be available for possession by the Tenant on October 1, 1998 (or on such earlier or later date which Landlord shall have notified the Tenant (pursuant to the provisions of Section 2.4.1 below) would be the term commencement date), the Tenant, except with the consent of the Landlord, shall not be entitled to possession of the Premises until the same is delivered to the Tenant by the Landlord and, subject to the provisions of Section 2.4.1 and Section 2.4.2 below, there shall be no abatement of rent by reason thereof, and the Tenant shall not have any claim against the Landlord nor, subject to the provisions of Section 2.4.3 below, any right to rescind this Lease, and the Landlord shall have no liability to the Tenant, by reason thereof. The foregoing Section 2.2 shall constitute "an express provision to the contrary" as such phrase is used in Section 223-a of the Real Property Law of the State of New York and shall constitute a waiver of the Tenant's rights pursuant to such Section 223-a and any other law of like import now or hereafter in force.

      2.3. Without limiting the generality of the provisions of Section 2.1 above, the Tenant by entering into occupancy of any part of the Premises shall be conclusively deemed to have agreed that the Landlord, up to the time of such occupancy, had performed all of its obligations under this Lease with respect to such part and that such part was in satisfactory condition as of the date of such occupancy, except for (a) latent defects in the base Building (which the Landlord shall be obligated to cure with reasonable promptness after receipt of notice from the Tenant) and (b) other defects and minor details of construction, decoration and mechanical adjustment ("Punch-List Work") referred to in
Section 2.2 above, which are brought to the Landlord's attention within thirty (30) days after the date on which the Landlord notifies the Tenant that all of the Landlord's work constituting Term Commencement Conditions, if any, with respect to such part of the Premises has been substantially completed. If the Tenant shall fail to notify the Landlord in writing of any defect in, or the non-performance or the incomplete performance of, any work constituting Term Commencement Conditions within such thirty (30) day period, the Tenant shall be conclusively deemed to have agreed that such work was performed in satisfactory fashion, except for latent defects. The Landlord shall use reasonable efforts to complete all Punch-List Work in an expeditious manner and, in any event within thirty (30) days after the Landlord's receipt of the Tenant's notice thereof, subject to delays in the performance thereof caused by events of Force Majeure and Tenant Delay.

      2.4.1. If the Landlord determines that the term commencement date will not occur on October 1, 1998 (or on any earlier or later date which the Landlord theretofore may have notified the Tenant pursuant to this Section 2.4.1 would be the term commencement date), then the Landlord shall so notify the Tenant and shall, contemporaneously or thereafter, notify the Tenant, at least seven (7) days prior thereto, of the date on which the Landlord anticipates that the term commencement date will occur. If the term commencement date occurs prior to the date set forth in such notice from the Landlord specifying an anticipated term commencement date other than October 1, 1998, then the fixed rent payable hereunder shall be abated in an amount equal to one (1) day's fixed rent for each day that the actual term commencement date occurs prior to such anticipated term commencement date, up to a maximum of seven (7) days; provided, however, that if (a) the anticipated term commencement date is a date prior to October 1, 1998, and (b) the actual term commencement date occurs on or prior to October 1, 1998, then the Tenant shall not be entitled to any abatement of fixed rent under this Section 2.4.1 for any period from and after October 1, 1998.

      2.4.2. If the term commencement date is delayed beyond November 1, 1998 (as such date may be extended by any delays due to Tenant Delay or events of Force Majeure; it being understood, however, that, for the purposes of this
Section 2.4.2, no such period of extension due to events of Force Majeure shall exceed sixty (60) days), the fixed rent payable hereunder shall be abated in an amount equal to (y) one (1) day's fixed rent for each day that the term commencement date is delayed beyond November 1, 1998 (as such date may be extended by any delays due to Tenant Delay or events of Force Majeure) and
(z) one and one-half (1 1/2) days' fixed rent for each day that the term commencement date is delayed beyond January 1, 1999 (as such date may be extended by any delays due to Tenant Delay or events of Force Majeure).

      2.4.3. If the term commencement date is delayed beyond April 1, 1999 (as such date may be extended by any delays due to Tenant Delay or events of Force Majeure; it being understood that, for the purposes of this Section 2.4.3, no such period of extension due to events of Force Majeure shall exceed sixty (60)
days), the Tenant shall have the option to cancel this Lease by delivering thirty (30) days prior written notice to the Landlord of its exercise of such option at any time prior to the delivery of Premises by the Landlord to the Tenant, in which event (subject to the concluding sentence of this Section 2.4.3) this Lease shall be deemed cancelled and of no force or effect upon the date which is thirty-one (31) days after the receipt by the Landlord of such notice and neither the Landlord nor the Tenant shall have any liability to the other under this Lease except that the Landlord shall return to the Tenant any Deposit L/C(s) then in the Landlord's possession within five (5) business days after receipt of written demand therefor from the Tenant. Anything in this
Section 2.4.3 to the contrary notwithstanding, if the Landlord delivers the Premises to the Tenant by the date which is thirty (30) days after the receipt by the Landlord of such notice, the Tenant's exercise of such cancellation option shall be deemed void and of no force or effect.

      2.4.4. As used in this Lease, the term "Force Majeure" shall mean any delays resulting from any causes beyond the Landlord's or the Tenant's, as the case may be, reasonable control (other than the Landlord's or the Tenant's financial condition), including, without limitation, governmental regulation, governmental restriction, strike, labor dispute, riot, acts of God, war, fire or other casualty and other like circumstances. For purposes of this Lease, Force Majeure delays shall be deemed to exist only if the Landlord or the Tenant

(as the case may be) promptly notifies the other party in writing of such delay and, after such initial notification promptly after request of the other party, the Landlord or the Tenant (as the case may be) notifies the other party of the status of such delay. Each party shall use all reasonable efforts to mitigate the delay caused by any event of Force Majeure to the extent reasonably practicable, but without the necessity of employing overtime labor unless such party elects to do so within its sole discretion or unless the other party elects to pay for such overtime labor. Anything in this Lease to the contrary notwithstanding, the holding over or other remaining in occupancy of the Premises, or any portion thereof, by McGraw-Hill shall constitute an event of Force Majeure if, and only if, such holding over or other remaining in occupancy of the Premises, or any portion thereof, by McGraw-Hill is due to any delay resulting from any causes beyond McGraw-Hill's reasonable control (other than McGraw-Hill's financial condition), including, without limitation, governmental regulation, governmental restriction, strike, labor dispute, riot, acts of God, war, fire or other casualty and other like circumstances (it being understood that in no event shall the Landlord be required to commence any action or proceeding to remove McGraw-Hill from any portion of the Premises in order to mitigate any delay caused by such event of Force Majeure).

                                  ARTICLE THREE
                               (3.)Use of Premises

      3.1. The Tenant shall not, except with the prior consent of the Landlord, use, or suffer or permit the use of, the Premises or any part thereof for any purpose other than the uses permitted in Article One, provided, that (a) the portions, if any, of the Premises which are toilets or utility areas shall be used by the Tenant only for the purposes for which they are designed and (b) the portions, if any, of the Premises which are storage areas shall be used only for storage purposes.

      3.2. The Tenant shall not use, or suffer or permit the use of, the Premises or any part thereof in any manner or for any purpose or do, bring or keep anything, or suffer or permit anything to be done, brought or kept, therein (including, without limitation, the installation or operation of any electrical, electronic or other equipment) which (a) would violate any provision of this Lease or is unlawful or in contravention of the Certificate of Occupancy for the Building, or (b) in the reasonable judgment of the Landlord may in any way impair or interfere in any material respect with any of the Building services or the proper and economic heating, air conditioning, cleaning or other servicing of the Building or the Premises or impair or interfere with the use of any of the other areas of the Building by, or occasion discomfort, inconvenience or annoyance to, any other tenant of the Building or impair the appearance of the Building. The Tenant shall not use, or suffer or permit the use of, the Premises or any part thereof in any manner, or do, or suffer or permit the doing of, anything therein or in connection with the Tenant's business or advertising which, in the reasonable judgment of the Landlord, may be prejudicial to the business of the Landlord or the reputation of the Landlord or the Building or reflect unfavorably on the Landlord or the Building or confuse or mislead the public as to any connection or relationship between the Landlord and the Tenant; provided, however, that nothing in this Section 3.2 or elsewhere in this Lease shall be construed to give the Landlord any rights regarding the content of the programming broadcast from the Premises; provided further, however, that, with respect to the content of the programming broadcast from the Premises, the Tenant shall be and remain liable for, and shall indemnify, and save harmless, the Indemnitees from and against, all liability (statutory or otherwise), losses, claims, suits, demands, damages, judgments, costs, interest and expenses (including reasonable counsel fees and disbursements incurred in the defense thereof) to which any Indemnitee may be subject or suffer directly relating to, or directly arising out of, the content of any programming broadcast from the Premises, except to the extent that any of such liability, losses, claims, suits, demands, damages, judgments, costs, interest or expenses directly relates to, or directly arises out of, a risk of a nature and in a degree which is attendant to the use of office space in the Building for executive, clerical, general and administrative offices, and for which the Tenant is not otherwise liable under this Lease.

      3.3. Unless otherwise specifically provided in this Lease, the Tenant will not use, or suffer or permit the use of, the Premises or any part thereof for any of the following purposes, whether or not incidental to the Tenant's business, namely: (a) manufacturing of any kind, (b) the sale of any item whatsoever (provided, however, that nothing contained in this clause (b) shall prohibit the Tenant from consummating sale(s) transactions at the Premises for delivery of goods from a remote location), (c) an auction of any kind, (d) the hosting of so-called "studio audiences", or (e) the preparation, dispensing or consumption of food or beverages, except, (i) that parts of the Premises may be used as pantries and lunchrooms for employees of the Tenant and for the installation and operation of food and beverage vending machines, and the Tenant may avail itself of the use of catering service in the Premises, upon the condition in each case that (A) no cooking or other preparation of food (other than the reheating of food by microwave or the preparation of beverages) shall be done in the Premises, (B) no food or beverages will be kept or served in the Premises in a manner or under any conditions which shall be the occasion for fumes or odors being emitted from, or detectable outside of, the Premises,
(C) such parts of the Premises shall be at all times maintained by the Tenant in a clean and sanitary condition and free of refuse (including use of extermination services whenever required), and (D) the Tenant will keep the plumbing and sanitary systems and installations serving such parts of the Premises to the points they connect with the main vertical risers and stacks of the Building in a good state of repair and operating condition, and (ii) if the cafeteria currently operated by McGraw-Hill on the C-1 level of the Building, or any replacement of such cafeteria operated for the benefit of all tenants of the Building (in either case, the "Building Cafeteria"), ceases to operate, or if the Tenant is denied access thereto (other than a temporary denial of access resulting from the performance of alterations to the Building Cafeteria or a fire or other casualty, or a denial of access resulting from Tenant's failure or refusal to enter into the standard license or user agreement for the Building Cafeteria on terms that are not less favorable than the terms generally made available to all tenants in the Building of comparable size (other than McGraw-Hill or Rockefeller Group, Inc.), or pay the license or user fee thereunder), then, anything in Section 3.3(e)(1)(A) above to the contrary notwithstanding, in connection with, and incidental to, the Tenant's use of the Premises for the purposes permitted under Section 1.3.1 above, and at the Tenant's sole cost and expense, a portion of the Premises, not exceeding 10,000 rentable square feet in area may be used for the installation and operation of a cafeteria (including a kitchen) for the preparation and dispensing of food for, and the consumption of food by, the Tenant's employees who have offices in the Building and their invitees (but not other tenants in the Building or the general public), provided, and upon the express conditions that, (A) in connection with the installation and operation of such cafeteria, the Tenant shall comply with all applicable Requirements and the provisions of this Lease (including, without limitation, the provisions of Section 6.1(e) below) and with all other reasonable requirements and regulations that the Landlord may adopt from time to time, (B) the Tenant shall obtain, at the Tenant's sole cost and expense, any and all required permits, licenses and certificates for such incidental use (including, without limitation, any amendment to the Building certificate of occupancy necessitated by such incidental use), and (C) the Tenant shall pay for any necessary extermination, for the installation of all flues, vents, grease traps and Ansul systems and other similar equipment as Landlord shall reasonably require and for all cleaning of such space (it being understood that Landlord's provision of cleaning services pursuant to Section 20.1(e) below shall not apply to the use of the Premises, or any portion thereof, for such cafeteria use). In addition, if the Landlord or any designee of the Landlord operates the Building Cafeteria, then, subject to the execution by Tenant of the standard license or user agreement for the Building Cafeteria on terms that are not less favorable than the terms generally made available to all tenants in the Building of comparable size, and the payment of the applicable license or user fee thereunder, the Tenant shall be permitted access thereto on a non-exclusive basis with other tenants of the Building.

      3.4. If any governmental license, permit or certificate shall be required for the proper and lawful conduct of any business or other activity carried on in the Premises or in or from any of the Licensed Spaces (including, without limitation, (a) any license, permit or certificate required to be obtained from the Federal Communications Commission for the conduct of the Tenant's business or for the operation of the Satellite Transmission System, and (b) any amendment to the certificate of occupancy for the Building necessitated by (i) the use of the Office Space, or any portion thereof, as a studio for the broadcasting of live and/or pre-recorded radio programming and/or the recording of radio programming for future broadcasting, (ii) the use of the Premises, or any portion thereof, for radio broadcasting and/or the providing of radio broadcast services or (iii) the installation, use, operation or maintenance of the Satellite Transmission System, the Emergency Generator System or the Auxiliary Chillers) and, if the failure to secure such license, permit or certificate would, in any way, adversely affect the Landlord, the Tenant shall, at the Tenant's sole cost and expense, promptly procure and thereafter maintain such license, permit or certificate, submit the same to the Landlord for inspection, and comply with the terms and conditions thereof, and in no event shall Tenant conduct any such business or other activity at the Premises until a validly issued license, permit or certificate therefor has been duly obtained. Anything in this Section 3.4 to the contrary notwithstanding, it shall be the Landlord's obligation to maintain the certificate of occupancy for the Building with respect to use of the Office Space as executive, clerical, general and administrative offices. With respect to any application for any governmental license, permit or certificate required to be obtained hereunder by Tenant, upon the request of the Tenant, the Landlord, at the Tenant's sole cost and expense, shall (y) join in the application therefor and shall sign such application reasonably promptly after request by the Tenant, provided and on the express conditions that the provisions of the applicable Requirement require the Landlord to join in such application and such application relates to (1) the performance by the Tenant of Alterations in accordance with the terms of this Lease or (2) the ability of the Tenant to use the Premises for the purposes permitted under this Lease, or (3) such application is otherwise reasonably acceptable to the Landlord and (z) otherwise cooperate with the Tenant in obtaining such license, permit or certificate. In addition, if the existence of any violation of any Requirement by reason of any act or omission of the Landlord which is curable by the Landlord (and which is not due, in part, to any act or omission of any Tenant Party), prevents the Tenant from obtaining any governmental license, permit or certificate (including, without limitation, a temporary permit, approval or certificate) required for the legal use by the Tenant of the Premises for the purposes permitted in this Article Three, and the Tenant does not use the Premises, and if such violation is not cured by the Landlord for a period of ten (10) business days after the Landlord's receipt of notice thereof from the Tenant, then, the fixed rent payable hereunder shall be abated in an amount equal to one (1) day's fixed rent for each day after the expiration of such ten (10) business day period that the Landlord fails to cure such violation, and the conditions described in subclauses (A) and (B) of this
Section 3.4 remain in effect.

      3.5. Neither the Tenant nor any occupant of the Premises shall use the words "Rockefeller" or "Center", or any combination or simulation thereof, for any purpose whatsoever, including (but not limited to) as or for any corporate, firm or trade name, trademark or designation or description of merchandise or services, except that the foregoing shall not prevent the use, in a conventional manner and without emphasis or display, of the words "Rockefeller Center" as part of the Tenant's business address. Neither the Tenant nor any occupant of the Premises shall use the name of the Building or the name of the entity for which the Building is named or any part or abbreviation (including initials) of either such name except that the foregoing shall not prevent the use of the name of the Building or any part thereof, in a conventional manner and without emphasis or display, as a part of the Tenant's or such occupant's business address or by reference in the ordinary course of its business.

                                  ARTICLE FOUR
                                  (4.)Fixtures

      4.1. All fixtures, equipment, improvements and installations ("Fixtures") attached to, or built into, the Premises or the Licensed Spaces at the commencement of or during the term of this Lease, whether or not installed at the expense of the Tenant or by the Tenant, shall be and remain part of the Premises or the Licensed Spaces, as the case may be, and be deemed the property of the Landlord; provided, however, that the Tenant may remove or replace such Fixtures. All electric, plumbing, heating, sprinkling, dumbwaiter, elevator, fixtures and outlets, venetian blinds, partitions, railings, gates, doors, vaults, stairs, paneling (including display cases and cupboards recessed in paneling), molding, shelving, radiator enclosures, floors, and ventilating, silencing, air conditioning and cooling equipment shall be deemed to be included in Fixtures, whether or not attached to or built into the Premises or the Licensed Spaces. Notwithstanding the provisions of the first sentence of this
Section 4.1, Tenant shall (a) close up any slab penetration in the Premises or the Building created by and for the benefit of the Tenant (or any party claiming by or through the Tenant), (b) remove from the Building (i) any raised floors, safes, vault areas, stairways, lead-lined rooms, conveyors, pneumatic tubes, internal elevators, and mechanical and electrical rooms and telephone switchrooms and the equipment therein installed by or for the benefit of the Tenant (or any party claiming by or through the Tenant), (ii) the Emergency Generator System,
(iii) the Satellite Transmission System (including, without limitation, rooftop steel dunnage installed to support the portion thereof located on the Penthouse Roof Space) and (iv) all other Fixtures of a nature or type not ordinarily installed in premises used for executive, clerical, general and administrative offices (including, without limitation, supplemental air conditioning equipment, exclusive of electrical conduit and duct work) which have been furnished and installed in any part of the Premises, whether or not attached to or built in the Premises ("Extraordinary Fixtures"), except those Extraordinary Fixtures which, pursuant to the provisions of Section 6.2(a) of this Lease, the Tenant shall not be required to remove from the Building at the end of the term of this Lease, and (c) not remove venetian blinds, radiator enclosures, elevators and any components of the Building systems. All such closing and removal shall be performed, at the Tenant's sole cost and expense, not later than the expiration or termination of the Lease and the removal of Fixtures by the Tenant during the term of this Lease shall be performed subject to the provisions of this Lease, including, without limitation, Section 6.1(e). The Tenant shall repair any damage to the Premises arising from such closing and removal described in the preceding sentence. The reasonable cost of repairing any damage to the Premises or the Building arising from such closing and removal described in the preceding sentences shall be paid by the Tenant upon demand. If any Fixture which as aforesaid may or is required to be removed by the Tenant is not so removed within the time specified therefor in this Section 4.1, then the Landlord may at its election deem that the same has been abandoned by the Tenant to the Landlord, and the Tenant, upon demand, shall pay to the Landlord the reasonable cost and expense of removing the same or the reasonable cost of repairing damage arising from such removal. Anything in this Section 4.1 or elsewhere in this Lease to the contrary notwithstanding, (y) the Landlord may, by notice to the Tenant, prohibit the closing of any slab penetration not theretofore closed and the removal of any or all items the Tenant is required to remove pursuant to this Section 4.1 but has not theretofore removed and (z) the Tenant may (subject to the immediately preceding clause (y)), but shall have no obligation to, remove or pay for the removal of any Salvageable Fixture(s) (as hereinafter defined) if either (i) the Landlord shall fail to notify the Tenant on or before the date which is six (6) months following the expiration or earlier termination of this Lease that the Landlord has elected to require the removal of such Salvageable Fixture(s) or (ii) the Landlord shall enter into a lease with another tenant who or which desires to utilize such Salvageable Fixture(s), provided, however, that, if the Landlord's notice to the Tenant that such removal will be required shall be timely given, but shall be given after the expiration or earlier termination of the term of this Lease, then, the Landlord shall perform such removal and all reasonable costs and expenses incurred by the Landlord in connection the performance by it of such work shall be paid by the Tenant to the Landlord upon demand, provided, however, that, if such work is performed by the Landlord in conjunction with any other work at the Premises, the Tenant's obligation hereunder shall be limited to the amount by which the cost of the removal of the Salvageable Fixtures(s) materially increases (i.e., by more than $50,000.00) the total cost, when performed together, of the performance of such other work and the removal of such Salvageable Fixtures(s). In order to determine such increased cost, the Landlord shall obtain, from reputable independent contractors selected by Landlord, not less than three (3) bids for such work, each of which shall specify, in addition to the total cost of performing all of the work, the cost of performing the work without the removal of the Salvageable Fixture(s). As used in this Lease, the term "Salvageable Fixtures" means (1) slab cuts,
(2) internal staircases, (3) supplemental air conditioning equipment (excluding duct-work), (4) the Emergency Generator System, (5) the Auxiliary Chiller System, (6) the Satellite Transmission System (including, without limitation, the steel dunnage installed to support the portion thereof located on the Penthouse Roof Space) and (7) any Fixtures which, at the time the Landlord designates the same as "Extraordinary Fixtures" (in accordance with the procedure set forth in Section 6.2(a) below) the Landlord also designates the same as "Salvageable Fixtures". Anything in this Section 4.1 or elsewhere in this Lease to the contrary notwithstanding, the Tenant shall be permitted to remove that portion of the Satellite Transmission System (that the Tenant is required under this Lease to remove) from the Penthouse Space and the Penthouse Roof Space within the forty-five (45) day period following the expiration or sooner termination of this Lease; provided, that the Tenant maintains on deposit with the Landlord one or more Deposit L/Cs in accordance with Article Twenty-six below and provisions of this Section 4.1 applicable to the repair of damage to the Building arising from such removal and of Section 6.1(j) shall survive the expiration or sooner termination of this Lease.

      4.2. All the perimeter walls of the Premises, any balconies, terraces or roofs adjacent to the Premises (including any flagpoles or other installations on said walls, balconies, terraces or roofs), and any space adjacent to the Premises used for shafts, stairways, stacks, pipes, conduits, ducts, mail chutes, conveyors, electric or other utilities, sinks, fans or other Building facilities, and the use thereof, as well as access thereto through the Premises (in accordance with the provisions of Section 6.1(c) below) for the purposes of such use and the operation, improvement, replacement, addition, repair, maintenance or decoration thereof, are expressly reserved to the Landlord.

                                  ARTICLE FIVE
                         (5.)Electric Current and Water

      5.1. As an incident to this Lease, the Landlord shall furnish to the
Tenant:

            (a) through the existing transmission facilities (including existing taps, disconnects and transformers) installed by the Landlord in the Building, alternating electric current to the electric closets and panels provided by the Landlord and serving the Office Space and the Penthouse Space in such reasonable quantity as may be required by the Tenant for the Tenant's ordinary use of the Premises for the purposes herein specified, but such quantity shall not exceed, in the aggregate, six (6) watts of demand power per usable square foot of space in the Office Space, and two (2) watts of demand power per usable square foot of space in the Penthouse Space (each exclusive of the quantity of alternating electric current required to support base Building systems). Subject to the provisions of this Lease, including, without limitation, Section 6.1(e) below, the Tenant may distribute such six (6) watts of alternating electric current within the Office Space, and such two (2) watts of alternating electric current within the Penthouse Space, in such manner as the Tenant may elect;

            (b) alternating electric current to the Basement Space, the Penthouse Roof Space, the Auxiliary Chiller Space and the Emergency Generator Space, as applicable, in accordance with Section 5.4 below; and

            (c) additional alternating electric current to the Office Space from a 1,200 ampere supply switch to be designated by the Landlord in the base Building switchgear room on the 38th Floor of the Building, in such reasonable quantity as may be required by the Tenant for the Tenant's ordinary use of the Office Space for the purposes herein specified, provided, that (i) such quantity shall be limited to no more than 1,000 amperes (the "Additional Electric Amount"), which Additional Electric Amount shall be designated by the Tenant in a notice delivered to the Landlord together with the Tenant's Preliminary Drawings (as defined in Section 6.2(a) below) for the Initial Tenant Alterations (the "Additional Electric Amount Load Letter"), and (ii) the Tenant, at the Tenant's sole cost and expense, in compliance with all applicable Requirements, and subject to all of the provisions of this Lease (including, without limitation, Section 6.1(e) and Section 11.1) shall, (A) provide and install all risers, conduit, switches, fuses, (including, without limitation, a fuse located in such switchgear room limiting the amount of alternating electric current available to the Tenant pursuant to this Section 5.1(c) to the Additional Electric Amount) feeders, and/or appurtenances which, in the Landlord's sole (but good faith) judgment, are necessary to bring the Additional Electric Amount from such switchgear room, through a portion of shaft space to be designated by the Landlord in reasonable accordance with the diagram attached hereto as Exhibit A-8, to the electric closet serving the Office Space located on the 37th Floor of the Building. Anything in this Section 5.1(c) to the contrary notwithstanding, if the Tenant fails to deliver the Fused Amount Load Letter to the Landlord together with the Tenant's Preliminary Drawings for the Initial Tenant Alterations, the Landlord shall have no obligation to furnish such additional electric current to the Office Space as described in this Section 5.1(c).

      5.2.1. The alternating electric current to be provided to the Office
Space and the Penthouse Space pursuant to Section 5.1(a) and Section 5.1(c) above, and any alternating electric current to be provided to the Basement Space, the Penthouse Roof Space, the Auxiliary Chiller Space or the Emergency Generator Space, as the case may be, pursuant to Section 5.1(b) above, shall be measured by an electronic meter or meters and meter equipment (including meter pans and other appurtenant equipment, if applicable) measuring for each such space only electric current furnished to each such space. Such meter(s) and meter equipment for the delivery of alternating electric current to the Office Space and the Penthouse Space pursuant to Section 5.1(a) above shall be provided by the Landlord at a reasonable expense to the Tenant, and installed, in conjunction with the Initial Tenant Alterations to the Office Space and the Penthouse Space, by the Landlord (or, upon written notice from the Tenant to the Landlord and subject to the provisions of Section 6.1(e) below and all Requirements, by the Tenant) at the Tenant's expense, in such quantity as the Landlord shall reasonably determine and at such location or locations within the Office Space and the Penthouse Space as the Landlord shall reasonably determine in consultation with the Tenant. Such meter(s) and meter equipment for the delivery of alternating electric current to the Office Space pursuant to Section 5.1(c) above and for the Basement Space, the Penthouse Roof Space, the Auxiliary Chiller Space or the Emergency Generator Space, as the case may be, shall be provided by the Landlord at a reasonable expense to the Tenant, and installed, prior to the Landlord providing alternating electric current to the Office Space pursuant to Section 5.1(c) above and to each such other space, by the Landlord (or, upon written notice from the Tenant to the Landlord and subject to the provisions of
Section 6.1(e) below and all Requirements, by the Tenant) at the Tenant's expense, in such quantity as the Landlord shall reasonably determine and at such location or locations within the Office Space pursuant to Section 5.1(c) above and to each such other space as the Landlord shall reasonably determine in consultation with the Tenant. The Tenant shall pay as additional rent to the Landlord, upon demand by the Landlord, at the end of each billing period (the "Applicable Billing Period") of the electric utility service provider then supplying such alternating electric current to the Building (and, if there shall be more than one (1) such electric utility service provider, the electric utility service provider which supplies to the Building the alternating electric current furnished to the Office Space and the Penthouse Space by the Landlord), an amount which shall be the sum of (a) 105% of (i) the product obtained by multiplying the actual number of kilowatt hours of electric current consumed by the Tenant in such Applicable Billing Period by a fraction having as its numerator the amount charged to the Landlord for the Building by said electric utility service provider (net of all rebates, discounts and other monetary benefits received by the Landlord for the Building from said electric utility service provider which are for the benefit of the Building as a whole and not for the particular benefit of one or more tenants (including Tenant) or occupants of the Building) for the total number of kilowatt hours billable to the Landlord for electricity used in the Building in such billing period and as its denominator said total number of kilowatt hours, less (ii) the BIR Amount (as defined in Section 5.2.2. below) for such Applicable Billing Period), and
(b) any taxes applicable to the amount determined pursuant to the foregoing clause (a). Anything in the foregoing provisions of Section 5.1(a) or elsewhere in this Lease to the contrary notwithstanding, until such meter(s) for the Office Space and the Penthouse Space are installed and operable, the Tenant shall pay to Landlord as additional rent, for alternating electric current supplied to the Office Space and the Penthouse Space, a sum at the rate of (A) $0.75 per rentable square foot of the Office Space and the Penthouse Space per annum from the term commencement date until the date which is sixty (60) days after the term commencement date, (B) $1.50 per rentable square foot of the Office Space and the Penthouse Space per annum from the day which is sixty-one
(61) days after the term commencement date until the day immediately preceding the date on which the Tenant shall substantially complete the construction of the Initial Tenant Alterations (the "Electric Conversion Date") and (C) $3.50 per rentable square foot of the Office Space and the Penthouse Space per annum thereafter, payable in equal monthly installments in advance on the first day of each and every calendar month of the term of this

Lease (except that (x) if the term commencement date shall be other than the first day of a calendar month, the first monthly installment of additional rent for alternating electric current for such space, apportioned for the part month in question, shall be payable on the term commencement date and (y) if the date upon which such meter(s) become operable is other than the last day of a calendar month, the last monthly installment of additional rent for alternating electric current shall be apportioned for the part of the month in question and the Landlord shall, at the Tenant's election, (i) refund to the Tenant the amount of any overpayment or (ii) apply any overpayment toward the next payment of additional rent due pursuant to this Section 5.2.1). At any time, and from time to time after the Electric Conversion Date and prior to the installation of the meter(s), at the Landlord's election, a reputable, independent electrical consultant selected by the Landlord and reasonably acceptable to the Tenant shall make a survey of the electric lighting and connected power load in the Premises and the Licensed Spaces to determine the average monthly electric current consumption therein; provided, that for the purposes of such survey, such independent electrical consultant shall assume that the Tenant uses an average of seventy-five percent (75%) of the total available connected power load in the Premises and the Licensed Spaces. The cost of each such survey shall be borne by the Tenant. The Landlord shall give the Tenant written notice of the findings of such survey and any increase or decrease in the rate at which the Tenant is required to pay for electricity (and, therefore, the amount of any increase or decrease in the fixed rent payable under this Lease) pursuant to the foregoing electric inclusion provision of this Lease; provided, however, that, notwithstanding anything to the contrary in this Section 5.2.1, no adjustment of the electric inclusion amount shall be made which reduces the fixed rent below the amount thereof set forth in Section 1.4 above. The findings of the independent electrical consultant shall be conclusive and binding upon the parties. Any increase or decrease in the electric inclusion amount shall be effective as of the date the change (if any) of connected power load or electric consumption occurred (as determined by the independent electrical consultant) or, if no such change shall have occurred, as of the date of the electrical survey. In the event of any such increase, (1) the initial unpaid amount of each such increase shall be paid by the Tenant to the Landlord within ten (10) business days after the final determination of the new electric inclusion amount as determined above, and (2) thereafter, the increase shall be added to the fixed rent payable monthly on the first day of every month during the term of this Lease, in advance. In the event of any such decrease, (I) the Landlord shall credit to the Tenant, against the next Rents coming due hereunder, the amount of any overpayment, and (II) thereafter, the decrease shall be subtracted from the fixed rent payable monthly under this Lease; provided, however, that the fixed rent shall in no event be reduced below the amount of fixed rent set forth in Section 1.4 above. If, during the term of this Lease, more than one (1) electric utility service provider is supplying alternating electric current to the Building (each such electric utility service provider other than the electric utility service provider through which the Landlord is then furnishing alternating electric current to the Premises (and, if applicable, any of the Licensed Spaces) is herein called an "Alternate Electricity Provider"), and if, in the Landlord's reasonable judgement, there is available space in the Building (taking into consideration the current and anticipated future needs of all tenants in the Building and of the Building itself) to accommodate all risers, conduits, feeders and other equipment necessary for an Alternate Electricity Provider to provide alternating electric current to the Landlord for the purpose of the Landlord's furnishing the same to the Tenant in accordance with Section 5.1(a) above, then, with reasonable promptness following receipt of written request therefor from the Tenant (which request the Tenant shall not make more than one (1) time in any twelve (12) month period, the Landlord shall cause the Alternate Electricity Provider designated by the Tenant to supply the Landlord with alternating electric current in such quantity through such equipment and at such point(s) of connections so as to permit the Landlord to furnish alternating electric current to the Premises (and, if applicable, any of the Licensed Spaces) in accordance with this Article Five. The Tenant shall be responsible for, and shall pay to the Landlord upon demand, all reasonable costs incurred by the Landlord in connection with any such replacement of any current electric utility service provider with any Alternate Electricity Provider (including, without limitation, the reasonable cost of installing all necessary risers, conduits, feeders, taps, disconnects, transformers, panels and meters and other equipment and the reasonable cost of Building space necessary to accommodate such equipment), except that, if such equipment provides electric capacity which is in excess of that which is required to service the Premises and any applicable Licensed Space (as determined by an independent electrical consultant selected by the Landlord, whose fee shall be shared equally by the Landlord and the Tenant) at the time such equipment is installed and if (Y) such excess capacity was installed at the request of the Tenant, such costs shall be paid solely by the Tenant and, until the expiration or sooner termination of the term of this Lease, such excess capacity shall be reserved for the use of the Tenant in such manner as the Tenant, in its sole discretion (but subject to the other provisions of this Lease applicable to the Tenant's use of electric current) shall determine, provided, and on the express condition that, the Tenant shall not sell any such excess capacity to, or otherwise permit the use of such excess capacity by, any other person or entity (except for a subtenant of the Tenant), whether or not a tenant in the Building, or (Z) such excess capacity was not installed at the request of the Tenant, such costs shall be equitably apportioned between the Tenant and the Landlord and such excess capacity shall be the sole property of the Landlord to use as the Landlord, in its sole discretion, shall determine, including, without limitation, to provide access to the Alternate Electricity Provider to other tenants in the Building.

      5.2.2. As part of the IDA Transaction (as defined in Article Thirty-Seven below), the Tenant is entitled to receive electric energy made available to the Premises (whether through the Landlord or otherwise) by The Consolidated Edison Company ("Con Ed") at a reduced rate pursuant to Con Ed's so-called Business Incentive Rate Program (the "BIR Program"). The Landlord, at the Tenant's sole cost and expense, shall cooperate with the Tenant's efforts to obtain electric energy at such reduced rate; such cooperation to include, without limitation, the execution and delivery by the Landlord of any applications required to apply for the BIR Program, and all such other documents and instruments as shall reasonably be required by the Tenant, Con Ed or the IDA (as defined in Article Thirty-Seven below) in connection therewith; provided, however, that the effect of such applications, documents or instruments shall in no event be to (a) decrease (except to a de minimis extent) the Landlord's rights under this Lease,
(b) increase (except to a de minimis extent) the Landlord's obligations under this Lease or (c) adversely affect the current or future supply of electric current to the Building or the rates at which such non-BIR Program electric current may be purchased. In addition, to the extent that the same is required as a condition to the Tenant's right to participate in the BIR Program, the Landlord shall permit the IDA and Con Ed, and persons authorized by either of them, to enter the part of the Building in which the submeters serving the Premises are located from time to time during Business Hours on reasonable advance notice for the purpose of reading and/or inspecting such submeters. The dollar amount by which the Landlord's electrical bills are reduced by Con Ed (whether such reduction be by way of rebate, discount or other monetary benefit) for any Applicable Billing Period as a result of the Tenant's participation in the BIR Program is referred to herein as the "BIR Amount". The Tenant shall cause Con Ed to append to the Landlord's electric bills an appropriate notation, or deliver a statement to the Landlord contemporaneously with such bills, to the effect that such reduction in the amount of the BIR Amount is given solely in respect of electric energy consumed by, and is solely for the benefit of, the Tenant. The BIR Amount set forth by Con Ed on the Landlord's electrical bills, or in such statement (if applicable), shall be dispositive as between the Landlord and the Tenant of such BIR Amount. Anything in this Section 5.2.2 or elsewhere in this Lease to the contrary notwithstanding, the Landlord shall have the right at any time, in the Landlord's sole discretion, to discontinue using Con Ed as its electric service provider for the Building.

      5.2.3. If any tenant or other occupant of the Building shall claim (each such claim being referred to herein as an "Other Tenant Electric Claim") for any given period (the "Applicable Claim Period") that it is entitled to a reduction in (a) any electricity payment payable with respect to the electricity provided to its premises (whether by way of electric rent inclusion, direct meter or submeter) or (b) its payment on account of the Cost of Operation and Maintenance or any similar escalation payment, in either case, which such tenant or occupant would otherwise be obligated to pay, where the basis for such claimed reduction is that the BIR Program benefits (even though intended for the exclusive benefit of the Tenant) allegedly reduced the total energy costs for the entire Building by the BIR Amount during such Applicable Claim Period (such alleged reduction in the total energy costs for the entire Building (including, without limitation, any alleged reduction in the Cost of Operation and Maintenance for such Applicable Claim Period) being referred to herein as the "BIR Reductions"), then the Landlord shall promptly notify the Tenant of such Other Tenant Electric Claim, including the exact amount (if known) of the reduction being claimed by such tenant (the "Claimed Amount") and the basis for such claim (to the extent known by the Landlord after using reasonable efforts to ascertain the same), and shall deliver to the Tenant copies of any documents, leases, bills and other pertinent information in its possession relating to such Other Tenant Electric Claim. Within thirty (30) days of the Landlord's notice to the Tenant of any Other Tenant Electric Claim (together with the information set forth above), the Tenant shall notify the Landlord whether (y) it intends to dispute such Other Tenant Electric Claim (or the amount thereof that the Tenant wishes to dispute) or (z) pay to the Landlord, as additional rent, the amount of such Claimed Amount for the Applicable Claim Period. If the Tenant shall elect to dispute any Other Tenant Electric Claim (or any portion thereof), then the Tenant shall be permitted to litigate, arbitrate, negotiate and settle such dispute for and in the name of the Landlord, and the Landlord shall execute and deliver such complaints, pleadings, documents, agreements and correspondence as the Tenant may reasonably require in connection therewith, provided that the Tenant shall
(A) bear the entire cost of such dispute and any settlement of any such Other Tenant Electric Claim (including, without limitation, all attorneys' fees, disbursements and costs of litigation) and (B) indemnify, defend and hold harmless the Indemnitees from and against all liability (statutory or otherwise), loss, claims, suits, demands, damages, judgments, costs, interest and expenses (including reasonable counsel fees and disbursements incurred in the defense thereof) to which any Indemnitee may be subject or suffer relating to, or arising out of the Other Tenant Electric Claims, as well as the Claimed Amount, provided, however, that such indemnification obligation under this subclause (B) with respect to any Other Tenant Electric Claim for any given Applicable Claim Period shall be limited to an amount equal to the BIR Amount with respect to the Applicable Claim Period. If the Tenant shall elect to pay any Other Tenant Electric Claim pursuant to clause (z) above, the Tenant shall pay the Landlord, as additional rent, the Claimed Amount; provided, however, that, if the Tenant does not dispute any Claimed Amount for any Applicable Claim Period, the aggregate of all such payments with respect to any Applicable Claim Period shall not exceed the BIR Amount which the Tenant has received the benefit of hereunder with respect to such Applicable Claim Period. If the Tenant fails to elect to either pay or dispute any Claimed Amount within such thirty (30) day period, then the Tenant shall be deemed to have elected to pay such Claimed Amount. Subject to the Tenant's right to dispute any Other Tenant Electric Claim and the Landlord's obligations hereunder with respect to any such dispute, the Tenant agrees that
(Y) the Landlord shall have no obligation to challenge or commence or prosecute any action or proceeding against any tenant or occupant of the Building who shall make any Other Tenant Electric Claim, and (Z) the Tenant shall not assert an independent claim against the Landlord or any such tenant or occupant, directly or indirectly (including, without limitation, any claim by way of subrogation), as a result of any claim by such tenant or occupant for a reduction in any electricity payment payable with respect to the electricity provided to its premises and/or a reduction in its payment on account of the Cost of Operation and Maintenance, as aforesaid.

      5.2.4. Anything in this Lease to the contrary notwithstanding, if the Landlord shall implement an economic incentive package with respect to electricity for the benefit of another tenant or other occupant of the Building (and if such benefit is passed on to such other tenant or occupant) and, as a result thereof, the energy costs for the Building shall be reduced or abated, in whole or in part, with respect to all or any portion of the Building, then for purposes of calculating the payment required to be made by the Tenant in respect of electricity pursuant to this Lease, the energy costs for the Building shall be the amount which would have been payable without regard to such reduction or abatement. In addition, any economic incentive package with respect to electricity for the benefit of any tenant (including the Tenant) of the Building shall not be construed to reduce electric charges allocable to the non-demisable portions of the Building for purposes of calculating the Cost of Operation and Maintenance.

      5.3. If required by any Requirement, the Landlord shall, upon not less than thirty (30) days' prior notice, but in no event prior to such time as the Tenant may obtain alternating electric current directly from an electrical utility service provider then serving the Building, discontinue the furnishing of alternating electric current to the Premises or any part thereof. In such event, the Tenant shall contract for the supplying of such alternating electric current to the Premises with an electrical utility service provider then supplying alternating electric current to the Building; and the Landlord shall permit its wires, risers, conduits and feeders, switchboards and appurtenances serving the Premises, to the extent safely capable, to be used for the purpose of supplying such alternating electric current and the Landlord shall be responsible for the costs and expenses associated with any such conversion, excluding any increase in rates charged to the Tenant by any such electric utility service provider occasioned by reason of such conversion.

      5.4. If the Tenant shall require electric current for use in (Y) the Office Space and/or the Penthouse Space in excess of such reasonable quantity required to be furnished as provided in Section 5.1(a) above, or (Z) the Basement Space, the Penthouse Roof Space, the Auxiliary Chiller Space or the Emergency Generator Space, as the case may be, and provided that (a) the Landlord is not prohibited from furnishing additional electric current to any such space by any applicable Requirement, (b) the supply of the additional electric current required by the Tenant is permitted and, to the extent not then available in the Building, will be made available by the electric utility service provider furnishing electric current to the Building, and (c) in the Landlord's reasonable judgment (taking into consideration the current and anticipated future needs of all tenants of the Building and of the Building itself) such electric current is not required to be reserved for other uses, the Landlord shall make such excess load available to the Tenant at no additional charge, except for the increased additional rent to be charged the Tenant, in accordance with Section 5.2.1 hereof, for such additional alternating electric current furnished to any such space by reason of the Tenant's increased usage. In addition to the foregoing charges, if, in the Landlord's reasonable judgment, such additional electric current cannot be furnished unless additional risers, conduit, feeders, switchboards and/or appurtenances are installed in the Building, the Landlord, upon request of the Tenant, will proceed with reasonable diligence to install such additional risers, conduits, feeders, switchboards and/or appurtenances, provided the same and the use thereof shall be permitted by all laws, ordinances, rules, orders and regulations of all governmental and quasi-governmental authorities and of all insurance bodies, at any time duly issued and in force, applicable to the Land, the Building or the Premises or any part thereof, to the Tenant's use thereof or to the Tenant's observance of any provision of this Lease (collectively, "Requirements") and shall not cause damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs or interfere with or disturb other tenants or occupants of the Building, and the Tenant shall pay, upon demand, all reasonable costs and expenses incurred by the Landlord in connection with such installation (and shall maintain on deposit with the Landlord such security for the payment by the Tenant of all such costs and expenses as the Landlord shall from time to time reasonably request), except that to the extent such equipment provides electric capacity which is in excess of that which is required to provide the additional electric current requested by the Tenant (as determined by an independent electrical consultant selected by the Landlord, whose fee shall be shared equally by the Landlord and the Tenant), such costs shall be equitably apportioned between the Tenant and the Landlord and such excess capacity shall be the sole property of the Landlord to use as the Landlord, in its sole discretion, shall determine, including, without limitation, to provide electric service to other tenants in the Building; provided, that the Tenant may, at its expense, install such additional risers, feeders, switchboards and/or appurtenances (and all work and actions in connection therewith shall be subject to the provisions of this Lease, including, without limitation, Section 6.1(e) below). The Tenant shall purchase and install all lamps, starters and ballasts (including replacements thereof) used in the lighting fixtures in the Premises.

      5.5. Water will be furnished by the Landlord for normal use in the pantries and lunchrooms, lavatory and toilet facilities, and drinking fountains if any, in the Office Space. If the Tenant otherwise uses (i.e., the quantity of water used by the Tenant exceeds, by more than a de minimis amount, normal use for the purposes specified, or water is used for purposes other than the purposes specified, in the first sentence of this Section 5.5) water furnished to the Office Space by the Landlord ("Extra Water"), the Tenant shall pay
(i) the cost of supplying, installing and maintaining a meter to measure Extra Water, (ii) the reasonable charges of the Landlord for Extra Water and for any required pumping and heating thereof, and (iii) any taxes, sewer rent or other charges which may be imposed by any government or agency thereof based upon the quantity of Extra Water so used by the Tenant or the charge therefor.

      5.6. The Landlord shall in no way be liable for any failure, inadequacy or defect in the character or supply of electric current or water furnished pursuant to this Article Five, except for actual damage suffered by the Tenant by reason of any such failure, inadequacy or defect caused by the negligence or wilful misconduct of the Landlord or its employees, contractors or agents acting, respectively, within the scope of their employment, contract or agency (each, a "Landlord Party") .

                                   ARTICLE SIX
                              (6.)Various Covenants

      6.1. The Tenant shall:

            (a) take good care of the Premises and the Licensed Spaces, keep clean the portions of the Premises and the Licensed Spaces which the Landlord is not required by this Lease to clean, and pay the cost of making good any injury, damage or breakage (including, without limitation, the cost of removing stains from floors and walls) done by the Tenant, any other occupant of the Premises or user of the Licensed Spaces (other than the Landlord), any affiliate thereof, or any of their respective employees, officers, directors, partners, contractors, agents, licensees or invitees (each, a "Tenant Party"), other than any damage with respect to which the Tenant is released from liability pursuant to Section 9.3;

            (b) observe and comply with the rules and regulations annexed to, and made a part of, this Lease and such other and further reasonable rules and regulations as the Landlord hereafter at any time may make and communicate to the Tenant and which, in the reasonable judgment of the Landlord, shall be necessary or desirable for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building; provided, however, that in the case of any conflict between the provisions of this Lease and any such rule or regulation, the provisions of this Lease shall control, and provided further that the Landlord shall not enforce any rule or regulation against the Tenant which it is not generally then enforcing against all other office tenants in the Building;

            (c) permit the Landlord, any landlord under any of the underlying leases, any mortgagee under any of the underlying mortgages and any other party designated by the Landlord, and their respective representatives (including, without limitation, their respective employees, agents and contractors), to enter the Premises and/or enter upon the Licensed Spaces (i) during Business Hours, upon reasonable prior notice to the Tenant for the purposes of inspection, and (ii) at any time that will not unreasonably interfere with the normal conduct of the Tenant's business (except in the event of an emergency, in which event they may enter at any time), or otherwise at any time after Business Hours, upon reasonable prior notice to the Tenant (except in the event of an emergency, in which event the Landlord shall use reasonable efforts to give the Tenant such notice as the circumstances reasonably permit), for the purpose of complying with any Requirement or exercising any right reserved to the Landlord under Article Eight or elsewhere by this Lease (it being understood that the parties specified in this subsection are third-party beneficiaries of the covenants specified in this subsection in the event of the Landlord's breach of any obligation the Landlord may have to any such party to exercise a right of access on such party's behalf); provided, however, that (A) except in the event of an emergency, and provided the same does not unreasonably delay access to the Premises, the Landlord, such parties and their representatives shall, at the election of the Tenant, be accompanied by a representative of the Tenant, (B) the Tenant may, from time to time on reasonable prior written notice to the Landlord, designate areas within the Premises that contain sensitive broadcasting, communications or computer equipment as "secured areas", as to which the Landlord, such parties and their representatives, except in the event of an emergency, shall not be permitted access (it being understood by the Tenant that, notwithstanding anything to the contrary in this Lease, if, and for as long as, any portion of the Premises is designated as a secured area the Landlord shall have no obligation to provide cleaning services, or any other services requiring access, to such portion of the Premises) and (C) the Tenant may, from time to time on reasonable prior written notice to the Landlord, designate (1) areas within the Premises that are to be used for the conduct of live broadcasting as "live broadcasting areas" and (2) times during the day when the Tenant is conducting live broadcasting as "live broadcasting hours", during which hours the Landlord, such parties and their representatives, except in the event of an emergency, shall not be permitted access to the live broadcasting areas (it being understood by the Tenant that, notwithstanding anything to the contrary in this Lease, if, and for as long as, any portion of the Premises is designated as a "live broadcasting area" the Landlord shall have no obligation to provide cleaning services, or any other services requiring access, to such portion of the Premises during live broadcasting hours and, if live broadcasting hours prevent the Landlord from providing any such service(s) at the times the same are customarily provided to tenants in the Building, the Tenant shall have the option either to waive the Landlord's obligation to provide such services or to contract with Landlord or Landlord's designee for such services and, in the latter case, the Tenant shall pay to the Landlord as additional rent hereunder upon demand by the Landlord all overtime and all other increased costs incurred by the Landlord in providing such services);

            (d) make no claim against the Landlord or any landlord under any of the underlying leases for any injury or damage to the Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, or loss of use of, any property of the Tenant or of any other person, irrespective of the cause of such injury, damage or loss, unless caused by the negligence or wilful misconduct of a Landlord Party in the operation or maintenance of the Premises or the Building, it being understood that no property other than such as might normally be brought upon or kept in the Premises as an incident to the reasonable use of the Premises for the purposes specified in this Lease will be brought upon or kept in the Premises;

            (e) without the prior consent of the Landlord, be permitted to make any alteration, addition, improvement, repair or replacement (an "Alteration") in the nature of decorative changes (such as painting, floor coverings, wallcoverings and furniture rearrangement) in, to, or about the Premises provided that, (i) the same does not affect any beam, girder, column, bearing wall, bearing partition, exterior wall or other structural element of the Building, or the air conditioning, ventilating, heating, steam, electric, water or other system of the Building, and (ii) the workmanship and material used in making any such Alteration shall be at least equal to the standard therefor, if any, adopted by the Landlord for the Building; make no other Alteration, in, to, or about, the Premises or any of the Licensed Spaces, and do no work in such connection, without in each case the prior review and consent of the Landlord to the final working drawings and specifications for such Alteration (subject to, and in accordance with, the provisions of Section 6.2 below), and then only by workmen and contractors of the Landlord or by workmen and contractors of the Tenant reasonably acceptable to the Landlord [it being agreed by the parties to this Lease that if, after the Tenant shall have given a written Notice to the Landlord requesting the Landlord's consent to any such contractor, which Notice requirement shall be satisfied by the Tenant delivering such written Notice to Rockefeller Center Management Corporation, 1221 Avenue of the Americas, New York, New York 10020-1095 Attention: Senior Vice President - Operations, with a copy to

            Rockefeller Center Management Corporation, 1221 Avenue of the Americas, New York, New York 10020-1095 Attention: Secretary, the Landlord shall not consent to such contractor, then the Landlord shall so notify the Tenant (which notice shall set forth with reasonable specificity the reasons for the Landlord's withholding its consent) within five (5) business days after the Landlord's receipt of the Tenant's request therefor, except that the Landlord shall not be in default in the performance of its obligations under
            Section 6.1(e) unless and until the Tenant shall have notified the Landlord in writing of the Landlord's failure to so notify the Tenant within such five (5) business day period, which notice shall prominently include in bold type the following:

                  "THIS IS A SECOND REQUEST FOR CONSENT TO A
                  PROPOSED CONTRACTOR PURSUANT TO SECTION
                  6.1(e) OF THE LEASE. THE LANDLORD'S
                  RESPONSE IS REQUIRED TO BE GIVEN NOT LATER
                  THAN THREE (3) BUSINESS DAYS AFTER RECEIPT
                  OF THIS SECOND REQUEST OR THE LANDLORD'S
                  CONSENT TO THE PROPOSED CONTRACTOR WILL BE
                  DEEMED GIVEN"

            and the Landlord shall fail to so notify the Tenant within a further period of three (3) business days after the Landlord's receipt of such second notice, in which event the Tenant's sole remedy for the Landlord's default in so notifying the Tenant shall be that the contractor with respect to which the Landlord's consent is sought shall be deemed consented to by the Landlord], and in a manner and upon terms and conditions and at times, reasonably approved by the Landlord (it being understood that the performance by the Tenant at any time during Business Hours of Alterations that have otherwise been approved by the Landlord, other than Alterations requiring the performance of work that is not customarily performed during Business Hours (e.g., core drilling) and Alterations requiring the performance of work which the Landlord reasonably determines would unreasonably interfere with the normal conduct of other tenants' business or with the normal operation of the Building, shall be deemed to be reasonably approved by the Landlord), and make no contract for, nor employ, any labor in connection with the maintenance, cleaning or other servicing of the Premises without like consent, which consents and approvals shall not be unreasonably withheld or delayed; notwithstanding anything in this Lease to the contrary, make all changes (once approved by the Landlord), whether or not structural and whether or not in the Premises and the Licensed Spaces, required by any Requirement as a result of any Alteration; pay as and when the same become due and payable all charges incurred by Tenant in connection with any Alteration(s) and pay or reimburse to the Landlord the

            Landlord's reasonable out-of-pocket charges payable or paid to unrelated third parties for making such reviews and inspections as the Landlord may reasonably deem necessary or desirable in connection with the consideration of the granting of, and compliance with, any such consent (provided, however, that the Tenant shall not be obligated to reimburse the Landlord for any such out-of-pocket charges incurred in connection with any of Initial Tenant Alterations to the Office Space which are of a nature or type ordinarily installed in premises used for executive, clerical, general and administrative offices or which do not otherwise affect any beam, girder, column, bearing wall, bearing partition, exterior wall or other structural element of the Building, or the air conditioning, ventilating, heating, steam, electric, water or other system of the Building); if any notice or claim of any lien be given or filed by or against the Building or the Land for any work, labor or services performed, or for any materials, products or equipment used, furnished or manufactured for use, therein or thereon or in connection with the performance of any Alteration, promptly, but in all events within thirty (30) days after receiving notice thereof, discharge or remove the same by payment, bonding or otherwise; notwithstanding any such consent or approval, not permit the use of any contractors, workmen, labor, material or equipment in the performance of any thereof if the use thereof, in the Landlord's reasonable judgment, will disturb harmony ("Labor Harmony") with any trade engaged in performing any other work, labor or service in or about the Building or contribute to any labor dispute; permit no such work to be undertaken in connection with any Alteration unless insurance protecting the Tenant and each of the Tenant's consultants, contractors and subcontractors, and the Indemnitees (as defined in Section 6.1(j) below), against liability for worker's compensation and for bodily injuries and death, as well as for property damage arising our of or in connection with the performance and completion of such Alteration, shall be procured and maintained in full force and effect throughout the prosecution thereof, at the sole cost and expense of the Tenant and/or its consultants, contractors and subcontractors (all such insurance to be commercially reasonable as to form, amounts and insurers and reasonably acceptable to the Landlord) and the Tenant shall furnish to the Landlord certificates of such insurance prior to the commencement of such work; and deliver, within thirty (30) days after completion of any Alteration that is not purely decorative in nature, as-built plans and specifications of the Premises and the Licensed Spaces reflecting the Alteration prepared on an Autocad (or similar compatible) Computer Assisted Drafting and Design ("CADD") System using naming conventions issued by the American Institute of Architects ("AIA") in June 1990 (or such other naming convention as may be adopted) and magnetic computer media of such "as-built" drawings and specifications, translated into DXF format or other format selected by the AIA;

            (f) not violate, or permit the violation of, any condition imposed by the standard fire insurance policy issued for office buildings in the Borough of Manhattan, New York, N. Y., and not do, suffer or permit anything to be done, or keep, suffer or permit anything to be kept, in the Premises or any of the Licensed

            Spaces, which, in the Landlord's reasonable judgment constitutes a threat to life, health or safety or materially and adversely affects the Building, or which would increase the fire or other casualty insurance rate on the Building or property therein (unless the Tenant pays the amount of any such increase to the Landlord upon demand), or which would result in insurance companies of good standing refusing to insure the Building or any such property in amounts and against risks as reasonably determined by the Landlord;

            (g) upon prior notice to the Tenant, permit the Landlord to show the Premises (other than secured areas, or live broadcasting areas during live broadcasting hours) at reasonable times during Business Hours (as hereinafter defined) to any lessee, or any prospective purchaser, lessee, mortgagee or assignee of any mortgage or underlying lease, of the Building and/or the Land or of the Landlord's interest therein, and their representatives, and during the 12 months preceding the expiration of this Lease with respect to any part of the Premises (other than secured areas, or live broadcasting areas during live broadcasting hours) similarly show such part to any person contemplating the leasing of all or a portion of the same;

            (h) at the expiration or any earlier termination of this Lease with respect to any part of the Premises or any part of the Licensed Spaces, terminate its occupancy and/or use (as applicable) of, and quit and surrender to the Landlord, such part of the Premises and such part of the Licensed Spaces broom-clean and without the Tenant having committed intentional waste therein (except for (1) ordinary wear and tear, and (2) provided that the Tenant shall pay to the Landlord all net insurance proceeds received by the Tenant (other than proceeds of insurance covering the Tenant's personal property, trade fixtures and other property, if any, which remains the property of the Tenant and may, or is required to, be removed from the Premises or any of the Licensed Spaces by the Tenant at the end of the term of this Lease), and assign to the Landlord the right to receive all uncollected insurance proceeds payable as a result thereof, loss or damage by fire or other casualty which shall not have been occasioned by the fault of any Tenant Party or with respect to which the Tenant is released from liability pursuant to
            Section 9.3); provided, however, that the Tenant shall have no obligation to restore such part of the Premises or the Licensed Spaces to the condition existing as of the commencement of the term of this Lease, or to remove any Alteration to the Premises or the Licensed Spaces, except (i) as set forth in Section 4.1 above and
            (ii) as otherwise specifically set forth in this Lease;

            (i) and the Landlord shall, at any time and from time to time upon not less than twenty (20) days' prior notice from the Landlord or the Tenant, whichever is the requesting party, execute, acknowledge and deliver to the requesting party a statement of the non-requesting party (or if the non-requesting party is a corporation or a partnership, an appropriate officer or partner, as the case may be, of such party) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Rent has been paid in advance, if any, stating whether or not to the best knowledge of the signer of such certificate the requesting party is in default in the keeping, observance or performance of any provision contained in this Lease and, if so, specifying each such default, and such other information as the requesting party may reasonably request, it being intended that any such statement may be relied upon by any landlord under any underlying lease (as defined in Article Thirteen hereof) or any lessee or mortgagee, or any prospective purchaser, lessee, mortgagee or assignee of any underlying mortgage (as defined in Article Thirteen hereof); provided, however, that neither party shall have any liability by reason of any such statement made by such party being untrue (except if such statement was made negligently or in bad faith), but such statement shall, nevertheless, serve to estop the party that made the same from contradicting the contents thereof;

            (j) indemnify, and save harmless, the Landlord, and its agents and partners and its and their respective contractors, licensees, invitees, servants, officers, directors, agents and employees, any mortgagee under any underlying mortgage and any landlord under any of the underlying leases (the "Indemnitees") from and against all liability (statutory or otherwise), claims, suits, demands, damages, judgments, costs, interest and expenses (including reasonable counsel fees and disbursements incurred in the defense thereof) to which any Indemnitee may (except to the extent arising out of the negligence of any Indemnitee or willful misconduct of any Indemnitee) be subject or suffer whether by reason of, or by reason of any claim for, any injury to, or death of, any person or persons or damage to property (including any loss of use thereof) or otherwise arising from or in connection with the (i) use of, or from any work or thing whatsoever done in, any part of the Premises or at or from any Licensed Space, the Emergency Access Route or the Standard Access Easement Area (other than by an Indemnitee) or
            (ii) the negligence or wilful misconduct of the Tenant or any Tenant Party in the Building, during the term of this Lease or during the period of time, if any, prior to the commencement of such term that the Tenant may have been given access to such part for the purpose of doing work or otherwise, or as a result of any Tenant Party performing any such work or otherwise that subjects any Indemnitee to any Requirement to which such Indemnitee would not otherwise be subject, or arising from any condition of the Premises, the Licensed Spaces, the Emergency Access Route, the Standard Roof Access Easement Area, the Satellite Transmission System, the Auxiliary Chiller System or the Emergency Generator System due to, or resulting from, any default by the Tenant in the keeping, observance or performance of any provision contained in this Lease or from any act or negligence of any Tenant Party, provided, however, that insofar as the foregoing indemnity applies to damage to the Landlord's property, the same shall be subject to the provisions of
            Section 9.3 below; and

            (k) maintain, at all times during the term of this Lease and during any other times the Tenant is granted access to the Premises or the Licensed Spaces, a policy or policies of commercial general liability insurance (including, without limitation, insurance of the Tenant's contractual liability under this Lease and such insurance as the Landlord reasonably may require with respect to the Emergency Access Route, the Standard Roof Access Easement Area, the Satellite Transmission System, the Auxiliary Chiller System and the Emergency Generator System) with the premiums fully paid on or before the due date, issued by a reputable insurance company licensed to do business in the State of New York, having a minimum rating A-/X by A.M. Best & Company or such other financial rating as the Landlord may at any time consider appropriate, and reasonably acceptable to the Landlord. Such insurance shall afford minimum limits as the Landlord may reasonably designate from time to time, but in no event less than $3,000,000 per occurrence with a $5,000,000 aggregate in respect of injury or death to any number of persons and not less than $3,000,000 for damage to or loss of use of property in any one occurrence. Each such policy shall provide that it cannot be cancelled without 30 days' prior notice to the Landlord and shall name the Indemnitees and such other designees (including, without limitation, McGraw-Hill with respect to the Emergency Access Route) as the Landlord may from time to time designate as additional insureds thereunder. The Tenant shall furnish original certificates of such insurance to the Landlord prior to the term commencement date (or any date on which the Tenant is granted earlier access) and thereafter not more than thirty (30) days after the inception of each such policy and any renewals or replacements thereof (except with respect to any assignee or sublessee of the Tenant in which case such original, renewal or replacement certificates shall be provided to the Landlord thirty (30) days prior to the term comencement date or expiration of a prior policy, as the case may
            be).

6.2. The provisions of this Section 6.2 shall apply to any proposed Alteration (including, without limitation, the Initial Tenant Alterations) in any portion of the Premises or any of the Licensed Spaces for which the prior review and consent of the Landlord is required pursuant to Section 6.1(e) above and Article Thirty-one below. All working drawings and specifications, whether preliminary (as described in Section 6.2(a) below), final (as described in Section 6.2(b) below) or resubmissions (as described in Section 6.2(c) below) shall be prepared by a competent architect licensed in the State of New York (in consultation with a competent engineer licensed in the State of New York where required by the nature of the work), reasonably acceptable to the Landlord (any such architect is sometimes referred to herein as an "Acceptable Architect"), who shall be engaged by the Tenant and who, at the Tenant's expense, shall furnish all architectural and engineering services necessary for the preparation of said working drawings and specifications and in connection with securing the Landlord's consent thereto and with the securing by the Tenant of such approvals as by reason of the nature of the work shown on said working drawings and specifications, may be required from the Department of Buildings of the City of New York and any governmental and quasi-governmental authorities.

      (a) If the Tenant desires to perform any proposed Alteration governed by this Section 6.2, the Tenant shall submit to the Landlord (which submission requirement shall be satisfied by the Tenant delivering such submission to Rockefeller Center Management Corporation, 1221 Avenue of the Americas, New York, New York 10020-1095 Attention: Senior Vice President - Operations, with a copy to Rockefeller Center Management Corporation, 1221 Avenue of the Americas, New York, New York 10020-1095
      Attention: Secretary) preliminary architectural and mechanical working drawings and specifications (i.e., working drawings and specifications which are at least seventy-five percent (75%) complete) for the proposed Alterations ("Preliminary Drawings"). The Landlord shall notify the Tenant of any comments that the Landlord may have with respect to such Preliminary Drawings within ten (10) business days after receipt by such Senior Vice President - Operations and Secretary of Rockefeller Center Management Corporation of such submission of Preliminary Drawings, except that the Landlord shall not be in default of its obligations under this
      Section 6.2(a) unless and until the Tenant shall have notified such Senior Vice President - Operations and Secretary in writing of the Landlord's failure to so notify the Tenant within such ten (10) business day period, which notice shall prominently include in bold type the following:

                  "THIS IS A SECOND REQUEST FOR THE LANDLORD
                  TO NOTIFY THE TENANT IN ACCORDANCE WITH
                  SECTION 6.2(a) OF THE LEASE OF ANY
                  COMMENTS THAT THE LANDLORD MAY HAVE WITH
                  RESPECT TO PRELIMINARY WORKING DRAWINGS
                  AND SPECIFICATIONS SUBMITTED BY THE TENANT
                  RELATING TO A PROPOSED ALTERATION TO BE
                  PERFORMED BY THE TENANT. THE LANDLORD'S
                  RESPONSE IS REQUIRED TO BE GIVEN NOT LATER
                  THAN FIVE (5) DAYS AFTER RECEIPT OF THIS
                  REQUEST OR THE TENANT SHALL BE ENTITLED TO
                  EXERCISE THE REMEDIES SET FORTH IN SECTION
                  6.2(a) OF THE LEASE"

      and the Landlord shall fail to so notify the Tenant within a further period of five (5) days after receipt by such Senior Vice President - Operations and Secretary of such second request, in which case the Tenant's sole remedies for the Landlord's default under this Section 6.2(a) shall be that (y) the Tenant shall be entitled to submit the final working drawings and specifications with respect to the proposed Alteration immediately or at any time after the occurrence of such default and (z) the period of five (5) business days provided in Section 6.2(c) below shall be reduced to three (3) business days and the provisions of
      Section 6.2(c) shall be applied accordingly; provided, however, that if the Landlord shall fail to complete its review of the Preliminary Drawings and notify the Tenant of its comments with respect thereto within such periods of ten (10) business days and five (5) days by reason of Force Majeure or Tenant Delay, then the periods within which the Landlord must so notify the Tenant shall be automatically extended by the period of such Force Majeure or Tenant Delay.

      (b) After receipt of the Landlord's comments with respect to any preliminary working drawings and specifications, the Tenant shall submit to the Landlord (which submission requirement shall be satisfied by the Tenant delivering such submission to Rockefeller Center Management Corporation, 1221 Avenue of the Americas, New York, New York 10020-1095
      Attention: Senior Vice President - Operations, with a copy to Rockefeller Center Management Corporation, 1221 Avenue of the Americas, New York, New York 10020-1095 Attention: Secretary) final working drawings and specifications (i.e., working drawings and specifications that are one hundred percent (100%) complete) for the proposed Alteration, which final working drawings and specifications shall (i) be sufficiently detailed so as to permit the Landlord to assess such proposed Alteration and whether the same is consistent with the design, construction and equipment of the Building and in conformity with the Building's structural elements and Building systems and in compliance with all Requirements, and (ii) provided that such comments were timely made, address the Landlord's comments with respect to the preliminary working drawings and specifications. If, after the Tenant shall have submitted to such Senior Vice President - Operations and Secretary of Rockefeller Center Management Corporation such final working drawings and specifications and all other information reasonably required by the Landlord to assess any proposed Alteration, the Landlord shall not consent to such proposed Alteration, then the Landlord shall so notify the Tenant (which notice shall set forth with reasonable specificity the reasons for the Landlord's withholding its consent) within fifteen (15) business days after the Landlord's receipt of such final working drawings and specifications, except that the Landlord shall not be in default in the performance of its obligations under this
      Section 6.2(b) unless and until the Tenant shall have notified such Senior Vice President - Operations and Secretary in writing of the Landlord's failure to so notify the Tenant within such fifteen (15) business day period, which notice shall prominently include in bold type the following:

                  "THIS IS A SECOND REQUEST FOR CONSENT TO A
                  PROPOSED ALTERATION. THE LANDLORD'S
                  RESPONSE IS REQUIRED TO BE GIVEN NOT LATER
                  THAN FIVE (5) DAYS AFTER RECEIPT OF THIS
                  SECOND REQUEST OR THE LANDLORD'S CONSENT
                  TO THE PROPOSED ALTERATION WILL BE DEEMED
                  GIVEN"

      and the Landlord shall fail to so notify the Tenant within a further period of five (5) days after receipt by such Senior Vice President - Operations and Secretary of such second notice, in which event the Tenant's sole remedy for the Landlord's default under this Section 6.2(b) shall be that the Alteration with respect to which the Landlord's consent is sought shall be deemed consented to; provided, however, that if the Landlord shall fail to so notify the Tenant within such periods of fifteen
      (15) business days and five (5) days by reason of Force Majeure or Tenant Delay, then the periods within which the Landlord must so notify the Tenant shall be automatically extended by the period of such Force Majeure or Tenant Delay; it being further understood that any dispute as to the reasonableness of the Landlord's withholding of any such consent shall be resolved by the expedited dispute resolution procedure set forth in Section 25.13 below. All final working drawings and specifications submitted by the Tenant for the Landlord's approval pursuant to this Section 6.2(b) shall be accompanied by a separate written Notice from the Tenant to the Landlord (which Notice requirement shall be satisfied by the Tenant delivering such written Notice to Rockefeller Center Management Corporation, 1221 Avenue of the Americas, New York, New York 10020-1095 Attention: Senior Vice President - Operations, with a copy to Rockefeller Center Management Corporation, 1221 Avenue of the Americas, New York, New York 10020-1095 Attention:
      Secretary), which Notice shall state that the accompanying final working drawings and specifications are being delivered for the Landlord's approval and shall prominently set forth in bold type the following:

                  "UNLESS THE LANDLORD NOTIFIES THE TENANT,
                  TOGETHER WITH ITS APPROVAL OF THE ATTACHED
                  FINAL WORKING DRAWINGS AND SPECIFICATIONS,
                  WHICH OF THE `EXTRAORDINARY FIXTURES'
                  SHOWN THEREON MUST BE REMOVED PURSUANT TO
                  SECTION 4.1 OF THE LEASE AT THE END OF THE
                  TERM OF THE LEASE, THE LANDLORD WILL BE
                  DEEMED TO HAVE WAIVED THE RIGHT TO REQUIRE
                  THE TENANT TO REMOVE ANY SUCH
                  `EXTRAORDINARY FIXTURES'; AND UNLESS THE
                  LANDLORD NOTIFIES THE TENANT WHICH OF THE
                  `EXTRAORDINARY FIXTURES' SHOWN THEREON ARE
                  SALVAGEABLE FIXTURES, THE LANDLORD WILL BE
                  PRECLUDED FROM DESIGNATING SUCH
                  `EXTRAORDINARY FIXTURES' AS SALVAGEABLE
                  FIXTURES."

      If the Tenant shall fail to include such a Notice with any submission of final working drawings and specifications at the time the same are submitted to the Landlord, the Landlord shall have the right to require the Tenant to remove any or all of the Extraordinary Fixtures shown on such working drawings and specifications from the Building, and to designate any such Extraordinary Fixtures as Salvageable Fixtures, at the end of the term of this Lease. If the Tenant shall include such a Notice with its final working drawings and specifications, then (i) the Tenant shall be required to remove only those Extraordinary Fixtures which the Landlord notifies the Tenant in the Landlord's approval of such working drawings and specifications must be removed at the end of the term of this Lease and (ii) the Landlord shall be precluded from designating as Salvageable Fixtures any Extraordinary Fixtures which the Landlord fails to designate as Salvageable Fixtures in the Landlord's approval of such final working drawings and specifications.

      (c) After receipt of any notice from the Landlord that the Landlord does not consent to any proposed Alteration which is the subject of final working drawings and specifications submitted to the Landlord in accordance with Section 6.2(b) above (or resubmitted working drawings and specifications submitted to the Landlord in accordance with this Section 6.2(c)), the Tenant shall (i) revise such final working drawings and specifications relative to the aspects of the proposed Alteration to which the Landlord shall have objected and resubmit such final working drawings and specifications to the Landlord (which submission requirement shall be satisfied by the Tenant delivering such submission to Rockefeller Center Management Corporation, 1221 Avenue of the Americas, New York, New York 10020-1095 Attention: Senior Vice President - Operations, with a copy to Rockefeller Center Management Corporation, 1221 Avenue of the Americas, New York, New York 10020-1095 Attention: Secretary). If the Landlord shall not consent to the proposed Alteration which is the subject of such resubmitted final working drawings and specifications, then the Landlord shall so notify the Tenant (which notice shall set forth with reasonable specificity all of the aspects of the proposed Alteration to which the Landlord continues to object and the reasons therefor) within five (5) business days after receipt by such Senior Vice President - Operations and Secretary of such resubmitted final working drawings and specifications, except that the Landlord shall not be in default in the performance of its obligations under this Section 6.2(b) unless and until the Tenant shall have notified such Senior Vice President - Operations and Secretary in writing of the Landlord's failure to so notify the Tenant within such five (5) business day period, which notice shall prominently include in bold type the following:

                  "THIS IS A SECOND REQUEST FOR CONSENT TO A
                  PROPOSED ALTERATION. THE LANDLORD'S
                  RESPONSE IS REQUIRED TO BE GIVEN NOT LATER
                  THAN THREE (3) BUSINESS DAYS AFTER RECEIPT
                  OF THIS SECOND REQUEST OR THE LANDLORD'S
                  CONSENT TO THE PROPOSED ALTERATION WILL BE
                  DEEMED GIVEN"

      and the Landlord shall fail to so notify the Tenant within a further period of three (3) business days after receipt by such Senior Vice President - Operations and Secretary of such second request, in which event the Tenant's sole remedy for the Landlord's default under this
      Section 6.2(b) shall be that the Alteration with respect to which the Landlord's consent is sought shall be deemed consented to; provided, however, that if the Landlord shall fail to so notify the Tenant within such period of five (5) business days and three (3) business days by reason of Force Majeure or Tenant Delay, then the periods within which the Landlord must so notify the Tenant shall be automatically extended by the period of such Force Majeure or Tenant Delay; it being further understood that any dispute as to the reasonableness of the Landlord's withholding of any such consent shall be resolved by the expedited dispute resolution procedure set forth in Section 25.13 below.

      (d) Working drawings and specifications for each proposed Alteration, as finally consented, or deemed consented to pursuant to Section 6.2(b) or
      Section 6.2(c) above, are herein called "Working Drawings."

                                  ARTICLE SEVEN
                  (7.)Assignment, Mortgaging, Subletting, etc.

      7.1. Except as otherwise permitted in this Article Seven, the Tenant covenants, for the Tenant and its successors, assigns and legal representatives, that, without the prior written consent of the Landlord in each instance, neither this Lease nor the term and estate hereby granted, nor any part hereof or thereof, nor any of the licenses hereby granted will be assigned, mortgaged, pledged, encumbered or otherwise transferred (it being agreed that (y) issuance by the Tenant of stock and/or the transfer of already-issued stock/partnership interests, in one or more transactions so as to (i) transfer (directly or indirectly) control of the Tenant or (ii) transfer 50% or more of an interest in the Tenant, other than through over-the-counter or national securities exchange transactions, or (z) sale or transfer of 25% or more of the assets of the Tenant in one or more transactions, other than in the ordinary course of business, shall, in any of the events described in the foregoing clauses (y) and (z), be deemed an assignment of this Lease), and that neither the Premises nor the Licensed Spaces, nor any part of the Premises or any of the Licensed Spaces, will be encumbered in any manner by reason of any act or omission on the part of the Tenant, or will be used or occupied, or permitted to be used or occupied, or utilized for desk space, for mailing privileges or as a concession, by anyone other than the Tenant; provided, however, that (a) an assignment or transfer of this Lease and the term and estate hereby granted, together with the licenses hereby granted, to any corporation or other entity into which the Tenant is merged or with which the Tenant is consolidated (such corporation or other entity being hereinafter in this Article called the "Assignee") without the prior consent of the Landlord shall not be deemed to be prohibited hereby if, and upon the express conditions that, (i) the primary purpose for such merger or consolidation is other than the transfer of this Lease, (ii) the surviving entity has a net worth at least equal to that of the Tenant's on the date hereof or the date of merger or consolidation, whichever is greater, and (iii) within thirty (30) days following the merger or consolidation, the Assignee shall have executed and delivered to the Landlord an agreement in form and substance reasonably satisfactory to the Landlord whereby the Assignee shall agree to be personally bound by and upon all the provisions set forth in this Lease on the part of the Tenant to be kept, observed or performed, and whereby the Assignee shall expressly agree that the provisions of this Article shall, notwithstanding such assignment or transfer, continue to be binding upon it with respect to all future assignments and transfers, and (b) the Landlord will consent to the Tenant assigning, subletting or otherwise permitting the Premises to be used and occupied for the purposes specified in, and subject to the provisions of, this Lease, by any subsidiary or affiliate of the Tenant, but only for so long as the occupant remains a subsidiary or affiliate of the Tenant, provided that (i) the Tenant provides reasonable evidence of the relationship of the subsidiary or affiliate to the Tenant, (ii) in the Landlord's reasonable judgment the subsidiary or affiliate is of a character and engaged in a business such as in keeping with the standards in those respects for the Building and its occupancy and (iii) it being understood that an entity shall only be a subsidiary of the Tenant if the Tenant owns, directly or indirectly, more than 50% of the stock, partnership or other ownership interests in the entity, and shall only be an affiliate of the Tenant if under common ownership, that is, direct or indirect ownership by an entity holding more than 50% of the stock, partnership or other ownership interests in both the Tenant and such affiliate.

      7.2.1. Subject to Section 7.1 above, the Tenant covenants, for the Tenant and its successors, assigns and legal representatives, that neither the Premises nor any part thereof, will be sublet, and that neither the Licensed Spaces nor any part thereof, will be sublicensed, without the prior written consent of the Landlord in each instance. The Landlord will not unreasonably withhold or delay its consent to any proposed subletting of the Premises on the terms and conditions set forth in a notice (a "Tenant's Notice") thereof from the Tenant to the Landlord (it being understood that any dispute as to the reasonableness of the Landlord's withholding of any such consent to a proposed subletting shall be resolved by the expedited dispute resolution procedure set forth in Section
25.13 below); provided, however, that the Landlord shall not in any event be obligated to consent to any such proposed subletting unless:

            (a) the sublessee under any such subletting shall be such person, firm or corporation as in the Landlord's reasonable judgment is of a character and engaged in a business such as is in keeping with the standards in those respects for the Building and its occupancy and shall not be (i) a government or a governmental authority or a subdivision or an agency of any government or any governmental authority or (ii) a tenant, subtenant or occupant in the Building if the Landlord then has, or will have within the next three (3) months, space available in the Building with a comparable amount of floor area for a comparable term as the floor area and the term set forth in the Tenant's notice to the Landlord regarding such proposed subletting;

            (b) the Tenant, for itself and for all other Tenant Parties, shall agree in writing (i) not to advertise, and to keep confidential, the economic terms of any proposed sublease, (ii) not to disclose, and to keep confidential, all such economic terms with respect to an executed sublease and (iii) to use reasonable efforts to require the sublessee and all real estate broker(s), if any, to agree in writing to the foregoing provisions of this Section 7.2.1(b);

            (c) after the demising of the premises to be sublet, the remaining portion of the Office Space on the floor on which the sublet premises are located will constitute, in the Landlord's reasonable judgment, one or more commercially reasonable rental units;

            (d) such subletting would not result in any floor of the Office Space being occupied by more than four (4) tenants (including the Tenant);

            (e) the Tenant and the sublessee shall agree in writing that the sublessee will not, without the prior consent of the Landlord (which consent Landlord shall not unreasonably withhold or delay) assign the sublease or under-sublet the space so sublet or any part thereof; and

            (f) such consent shall be evidenced by the delivery of, and shall be subject to the covenants, agreements, terms, provisions and conditions of, a "Consent to Sublease" duly executed by the Landlord, the Tenant and the sublessee (in substantially the form annexed hereto as Exhibit C), for which the Tenant shall pay to the Landlord a reasonable processing charge (not to exceed $500 in each instance).

Anything in this Lease to the contrary notwithstanding, the Landlord shall not in any event be obligated to consent to (x) any proposed subletting of the Basement Space, (y) any proposed subletting that includes a sublicense of a portion of the Penthouse Roof Space or (z) any proposed sublicensing of the Licensed Spaces, unless such space is sublet or sublicensed, as applicable, to a party which contemporaneously sublets, pursuant to this Article Seven, at least twenty-five percent (25%) of the rentable square foot area on one (1) floor of the Office Space.

7.2.2. If the Tenant proposes to sublease all or any part of the Premises, the Tenant shall deliver a Tenant's Notice setting forth (a) the name of the proposed sublessee, (b) such information regarding the proposed sublessee as shall be in the Tenant's possession, (c) the space(s) proposed to be sublet to the proposed sublessee (including any space(s) with respect to which the Tenant proposes to grant such proposed sublessee an expansion option or right), and
(d) the material terms and conditions of the proposed subletting. Notwithstanding anything in Section 7.2.1 above or this Section 7.2.2 to the contrary, if, after the Landlord shall have received all of the information regarding a proposed sublessee and sublease required to be delivered to the Landlord pursuant to Section 7.2.1 and this Section 7.2.2, the Landlord shall not consent to such proposed sublease, then the Landlord shall so notify the Tenant (which notice shall set forth with reasonable specificity the reason(s) for the Landlord's withholding its consent) within fifteen (15) business days after the Landlord's receipt of the last of such information, except that the Landlord shall not be in default in the performance of its obligations under this Section 7.2.2 unless and until the Tenant shall have notified the Landlord in writing (which Notice requirement shall be satisfied by the Tenant delivering such written Notice to Rockefeller Center Management Corporation, 1221 Avenue of the Americas, New York, New York 10020-1095 Attention: Senior Vice President - Marketing, with a copy to Rockefeller Center Management Corporation, 1221 Avenue of the Americas, New York, New York 10020-1095 Attention: Secretary) of the Landlord's failure to so notify the Tenant within the applicable period referred to above, which notice shall prominently include in bold type the following:

                  "THIS IS A SECOND REQUEST FOR CONSENT TO A
                  PROPOSED SUBLEASE UNDER SECTION 7.2.2 OF
                  THE LEASE. THE LANDLORD'S RESPONSE IS
                  REQUIRED TO BE GIVEN NOT LATER THAN THREE
                  (3)

                  BUSINESS DAYS AFTER RECEIPT OF THIS
                  REQUEST OR THE LANDLORD'S CONSENT TO THE
                  PROPOSED SUBLEASE WILL BE DEEMED GIVEN"

and the Landlord shall have failed to so notify the Tenant within a further period of three (3) business days after receipt of such notice by such Senior Vice President - Marketing and Secretary in which event the Tenant's sole remedy for the Landlord's default under this Section 7.2.2 shall be that the proposed sublease with respect to which the Landlord's consent is sought shall be deemed consented to by the Landlord; provided, however, if the Landlord is deemed to have consented to a proposed sublease, the Tenant and the sublessee thereunder shall nevertheless be obligated to comply with the provisions of Section 7.2.3 below. Any reference in this Lease to subleases to which the Landlord shall have consented (or similar reference) shall be understood to include any subleases to which the Landlord shall be deemed to have consented under this Section 7.2.2.

      7.2.3. All of the covenants, agreements, terms, provisions and conditions of any such "Consent to Sublease" so executed by the Landlord, the Tenant and the sublessee shall be deemed to be covenants, agreements, terms, provisions and conditions of this Lease and the violation by the Tenant or the sublessee of any covenant, agreement, term, provision or condition of such "Consent to Sublease" shall entitle the Landlord to all the rights and remedies provided for in this Lease or by law in the case of any violation of a covenant, agreement, term, provision or condition of this Lease, subject to any applicable notice and cure periods provided for in this Lease.

      7.2.4. If the aggregate amounts payable as rent (including as rent, without limitation, all amounts payable on account of changes in Real Estate Taxes, operating costs, maintenance costs, labor rates, indexes or other formula contained in the sublease; collectively "Sublease Rent") with respect to any period during which there shall be in effect a sublease of any part of the Premises made by the Tenant, shall be in excess of the Tenant's Basic Cost (as hereinafter defined) for such part of the Premises, then, promptly after the collection by the Tenant of the Sublease Rent payable under such sublease, the Tenant will pay to the Landlord, as additional rent hereunder, an amount equal to the Sublease Profit Percentage (as hereinafter defined) of the excess (if any) of such Sublease Rent so collected over the Tenant's Basic Cost for such part of the Premises through the date of such collection (with respect to any such sublease, such excess amount is sometimes referred to herein as "Sublease Profits"); provided, however, that any excess of Tenant's Basic Costs over any Sublease Rent shall be carried forward and applied against the next Sublease Rent collected. The term "Tenant's Basic Cost," as used herein with respect to any period for which any part of the Premises is sublet, shall mean the sum of
(i) the amount payable by the Tenant to the Landlord as fixed rent at the Applicable Rental Rate (as hereinafter defined) for such period with respect to such part of the Premises, (ii) the amount payable by the Tenant to the Landlord for such period with respect to such part of the Premises pursuant to Article Twenty-four hereof, (iii) the amount of any reasonable brokerage commissions, reasonable takeover obligations and reasonable legal fees paid by the Tenant to unaffiliated third parties and not reimbursed by the subtenant or the Landlord, to the extent not previously applied against collections of Sublease Rent,
(iv) the amount, if any, of any reasonable costs incurred by the Tenant in making changes in the layout and finish of such part of the Premises at the request of the subtenant and paid by the Tenant to unaffiliated third parties, or reasonable subtenant work allowances in lieu thereof, but only to the extent that such costs are not reimbursed by such subtenant or the Landlord, to the extent not previously applied against collections of Sublease Rent, (v) the amount, if any, payable by the Tenant to the Landlord in connection with the Landlord's review and consent to such sublease, but only to the extent that such costs are not reimbursed by such subtenant or the Landlord, to the extent not previously applied against collections of Sublease Rent and (vi) the amount of any reasonable rent abatement (i.e., any so-called "free rent") provided by the Tenant to such subtenant to the extent not previously applied against collections of Sublease Rent. The term "Applicable Rental Rate" as used in this Article shall be deemed to mean, with respect to each space constituting a part of the Premises, an amount equal to (Y) the then applicable fixed rent per annum per rentable square foot, of such space set forth in Section 1.4 above and (Z) $7.11 per annum per rentable square foot; or, if the term of this Lease is extended and renewed pursuant to Article Thirty-two below, the term "Applicable Rental Rate" during each Renewal Term (as defined in Section 32.2 below) shall be deemed to mean, with respect to each space constituting a part of the Premises, the applicable fixed rent per annum per rentable square foot of such space payable during such Renewal Term. Anything in this Section 7.2.4 to the contrary notwithstanding, the Tenant shall not be obligated to pay to the Landlord the Sublease Profits, if any, which are received by the Tenant in respect of any period prior to the seventh (7th) anniversary of the term commencement date for the subletting of up to an aggregate of 25,000 rentable square feet of the 37th Floor Space; provided, however, that, if the Tenant shall receive any such Sublease Profits with respect to subleases of the 37th Floor Space covering in excess of 25,000 rentable square feet, for the purposes of determining which Sublease Profits are covered by the preceding provisions of this sentence, the rentable square foot area covered by such subleases and the Sublease Profits derived therefrom shall be treated on a "first in, first out" basis. The term "Sublease Profit Percentage," as used herein, shall mean (a) fifty percent (50%), with respect to subleases of the Office Space in effect at the time in question covering, in the aggregate, up to and including fifty percent (50%) of the rentable square foot area of the Office Space, and (b) 75%, with respect to any sublease(s) in effect at the time in question covering any portion of the Office Space in excess of fifty percent (50%) of the rentable square foot area of the Office Space.

      7.2.5. If the Tenant has sublet the Premises or any part thereof, the Tenant shall deliver to the Landlord a statement within 60 days after the end of each calendar year in which any part of the term of this Lease occurs specifying as to such calendar year, and within 60 days after the expiration or earlier termination of the term of this Lease specifying with respect to the elapsed portion of the calendar year in which such expiration or termination occurs
(a) each sublease in effect during the period covered by such statement and as to each sublease a computation in reasonable detail showing whether or not anything is payable by the Tenant to the Landlord pursuant to this Article Seven with respect to such sublease for the period covered by such statement; and
(b) whether or not anything is payable by the Tenant to the Landlord pursuant to this Article Seven with respect to any payments received from a sublessee during such period but which relate to an earlier period and showing in reasonable detail the computation of the amount so payable.

      7.2.6. Each sublease of the Premises or a portion thereof shall be subject and subordinate to this Lease and the rights of the Landlord under this Lease; provided, however, that, upon receipt of a written request therefor from the Tenant prior to the commencement of any sublease (a) to which the Landlord has consented under Section 7.2.1 above, (b) the term of which is not less than three (3) years or such lesser period as shall then constitute all or substantially all of the balance of the term of this Lease, and (c) which covers at least one (1) full floor of the Premises, the Landlord shall enter into a subordination, non-disturbance and attornment agreement in the form attached hereto as Exhibit E-5 with the subtenant under such sublease. Any violation of any provision of this Lease, whether by act or omission, by any sublessee shall be deemed a violation of such provision by the Tenant, it being the intention of the parties that the Tenant shall assume and be liable to the Landlord for any and all acts and omissions of all sublessees if such act or omission, if made by the Tenant, would be a violation of any provision of this Lease. No sublease shall provide for a term which extends beyond the day prior to the then expiration date of this Lease. In the event of the Tenant's default in the payment of any fixed rent and/or additional rent under this Lease beyond any applicable period of grace, the Landlord may collect rent from any sublessee so long as such default shall continue, and the Landlord may apply the same to the curing of any such default under this Lease in any order of priority the Landlord may select, any unapplied balance thereof to be applied by the Landlord against subsequent installments of Rent, but the Landlord's collection of rent from a sublessee shall not constitute a recognition by the Landlord of attornment by such sublessee nor a waiver by the Landlord of any default by the Tenant.

      7.3. The Landlord will, at the request of the Tenant, maintain listings on the Building directory of the names of the Tenant and the names of any officers or employees of the Tenant and other permitted occupants (including Office Space Occupants (as defined in Section 7.5 below)); provided, however, that the number of names so listed shall be in the same proportion to the capacity of the building directory as the aggregate number of square feet of rentable area of the Office Space is to the aggregate number of square feet of rentable area of the Building. Without implying any right to do so, the listing of any name other than that of the Tenant, whether on the doors or windows of the Premises, on the Building directory, or otherwise, shall not, in and of itself, operate to vest any right or interest in this Lease or in the Premises or be deemed to be the consent of the Landlord referred to in Section 7.1 or Section 7.2.1 above.

      7.4. Without in any way suggesting permission for the Tenant to assign the Lease, if the Lease is nonetheless assigned by the order of a court or otherwise but not as permitted by Section 7.1 above, the Tenant shall pay to the Landlord 50% of any consideration received by the Tenant for the assignment, net of brokerage commissions and legal fees incurred by the Tenant and paid to unaffiliated third parties in connection therewith and not reimbursed by the assignee. The amounts to be paid to the Landlord under this Section shall be deemed to be deferred rent payable only out of amounts collected by the Tenant in connection with an assignment and shall be deemed forgiven if no assignment occurs.

      7.5. The Tenant may, without the Landlord's consent, but upon not less than ten (10) days' prior notice to the Landlord, permit any individuals who are employees of business partners of the Tenant (collectively, "Office Space Occupants") to occupy offices within the Office Premises, if, and upon the express conditions that (a) each Office Space Occupant shall be of good reputation and engaged in an activity which (i) relates to the production of the Tenant's broadcast programming, (ii) is in keeping with the standards of the Building and (iii) is a Permitted Use, (b) the offices occupied by such Office Space Occupants shall not constitute, in the aggregate, more than twenty percent (20%) of the rentable square foot area of the Office Premises,
(c) each such office shall be part of, and not separately demised from, the remainder of the Office Premises occupied by the Tenant, (d) no Office Space Occupant shall be permitted to have a separate entrance to the Office Premises and (e) no Office Space Occupant shall be permitted to have any signage outside of the Office Premises. Each such occupancy shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and, in the event of termination, re-entry or dispossess by the Landlord under this Lease, such occupancy shall immediately terminate. Occupancy by an Office Space Occupant shall not be deemed to vest in such Office Space Occupant any right or interest in this Lease or the Premises, nor shall it relieve, release, impair or discharge any of the Tenant's obligations hereunder. Each notice of an Office Space Occupant required pursuant to this Section 7.5 shall include (y) the name(s) and the nature of the business or occupation of such Office Space Occupant and (z) the terms of such Office Space Occupant's occupancy. Each such occupancy shall be terminable on not more than thirty (30) days notice (which right of termination the Tenant shall exercise upon reasonable demand of the Landlord).

      7.6. The Tenant has advised the Landlord that, in order for the Tenant to enjoy the Benefit (as defined in Section 3.7.1. below) consisting of sales and use tax exemptions on materials to be incorporated into Alterations made to the Premises, it is necessary for the Tenant to sublet the Premises to the IDA (as defined in Section 3.7.1. below) and to sub-sublet the Premises back from the IDA. In connection therewith, the Tenant has requested that the Landlord cooperate with the Tenant by (a) consenting to a sublease of the Premises from the Tenant to the IDA (the "Tenant/IDA Sublease") and (b) consenting to a sub-sublease of the Premises back from the IDA to the Tenant (the "IDA/Tenant Sub-Sublease"; and, together with the Tenant/IDA Sublease, collectively, the "IDA Subleases"). Anything in this Lease to the contrary notwithstanding, the Landlord hereby consents to the Tenant entering into the IDA Subleases; provided and upon the express conditions that, upon any termination of the IDA/Tenant Sub-Sublease, the Tenant/IDA Sublease shall immediately and without further act be deemed to have terminated, and in no event shall the IDA ever be permitted
(i) to occupy the Premises or any portion thereof or (ii) to assign this Lease or further sublet the Premises or any portion thereof to any person or entity (other than to the Tenant and/or a subsidiary or affiliate of the Tenant as contemplated by the IDA Transaction). In addition, each IDA Sublease shall (y) expressly specify and provide that (and the consent of the Landlord contained herein is expressly conditioned upon) such sublease and sub-sublease are subject and subordinate to this Lease and the matters to which this Lease is subject and subordinate, and (z) have a scheduled expiration date no later than one day prior to the scheduled expiration date of this Lease and shall terminate automatically upon any earlier termination of this Lease. The Tenant shall, within thirty (30) days of entering into the IDA Subleases provide the Landlord with written notice of the date of the IDA Subleases, the commencement and expiration dates of the term thereof and the portions of the Premises affected thereby. In addition, to the extent not prohibited by the express provisions of the IDA Subleases, the Tenant shall also provide the Landlord with true and correct copies of same within such thirty (30) day period. Any sublease pursuant to this Section 7.6 shall be entered into solely for the purposes of implementing a tax/economic incentive package for the Tenant. No IDA Sublease (A) shall release the Tenant from any liability or obligation of the Tenant under this Lease or any supplemental indenture or other amendment or modification hereto and (B) shall impose any additional obligation or liability on the Landlord, for which the Landlord is not otherwise indemnified from, or reimbursed for by, the Tenant under this Lease.

                                  ARTICLE EIGHT
                     (8.)Changes or Alterations by Landlord

      8.1. The Landlord reserves the right, upon prior notice to the Tenant in accordance with Section 6.1(c) above, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Building (including the Premises) and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators and stairways and other parts of the Building, and to erect, maintain and use pipes, ducts and conduits in and through the Premises, all as it may reasonably deem necessary or desirable; provided that the exercise of such rights shall not result in an unreasonable obstruction of the means of access to the Premises or unreasonable interference with the use of the Premises and provided, further, that no such change, alteration, addition, improvement, repair or replacement shall be made in the Premises (a) below the hung ceiling of the Premises, (b) above the hung ceiling of the Premises in any area designated as "sensitive" by the Tenant, unless (i) there is, in Landlord's reasonable judgment, no practical alternative that would not increase (except in a de minimis amount) the Landlord's cost of making such change, alteration, addition, improvement, repair or replacement or
(ii) there is a practical alternative, but the same will increase the cost of making such change, alteration, addition, improvement, repair or replacement and the Tenant shall elect not to pay any such increased cost or (c) which would reduce the floor area of the Premises (except to a de minimis extent), except, in each case, with the prior consent of the Tenant, and except for any such change, alteration, addition, improvement, repair or replacement which is required in order to comply with any applicable Requirement, and, in the case of any change, alteration, addition, improvement, repair or replacement made with the consent of Tenant or required in order to comply with any Requirement that permanently reduces the floor area of the Premises (more than a de minimis amount), the fixed rent shall be reduced proportionally to reflect such reduction. Upon the completion of any such work, the Landlord shall, with reasonable promptness, restore the areas of the Premises affected by such work as nearly as is reasonably possible to the condition they were in immediately prior to the commencement of such work. Nothing in this Section or in Article Six shall be deemed to relieve the Tenant of any duty, obligation or liability to make any repair, replacement or improvement or comply with any Requirement.

      8.2. The Landlord reserves the right to change the name or address of the Building at any time. Neither this Lease nor any use by the Tenant shall give the Tenant any right or easement to the use of any door or any passage connecting the Building with any subway or any other building or to the use of any public conveniences, and the use of such doors, passages and conveniences may be regulated or discontinued at any time by the Landlord, provided that the Tenant shall have reasonable access to the Premises at all times.

      8.3. The Landlord will, subject to, and except as otherwise provided in, the other covenants, agreements, terms, provisions and conditions of this Lease, with reasonable dispatch and in a manner and at such times as shall not unreasonably interfere with the use of the Premises nor unreasonably obstruct the means of access to the Premises, make as and when required, all repairs, structural or otherwise, interior or exterior to the Building (but excluding anything which constitutes subdivision, layout and finish of spaces in the Building rented to, or available for renting to, tenants) as may be necessary to restore the same to a state of good working order, condition and repair and to a standard in keeping with the reputation of the Building as a first-class office building located in midtown Manhattan.

                                  ARTICLE NINE
                            (9.)Damage by Fire, etc.

      9.1. If any part of the Premises shall be damaged by fire or other perils, the Tenant shall give prompt notice thereof to the Landlord; and the Landlord shall proceed with reasonable diligence, subject to adjustment and collection of any insurance proceeds and the provisions of any Qualified Encumbrance, to repair such damage to the extent required by this Article Nine, at the Landlord's expense. If any part of the Premises shall be rendered untenantable by reason of such damage (including untenantability due to lack of access thereto), the annual fixed rent payable under this Lease, to the extent that such fixed rent relates to such part of the Premises, and subject to the provisions of Section 24.4 hereof, shall be abated for the period from the date of such damage until such time as the Landlord shall complete the repairs required by this Article Nine; provided that such abatement shall be made only to the extent that it is in excess of the annual rate of any existing abatement of fixed rent under Section 20.6 or under Section 30.3 below. The Landlord shall not be liable for any inconvenience or annoyance to the Tenant or injury to the business of the Tenant resulting in any way from such damage or the repair thereof, provided, however, that, to the extent reasonably practicable, the Landlord will use reasonable efforts to attempt to minimize any such inconvenience or annoyance. The Tenant understands that the Landlord will not carry insurance of any kind on (a) the Tenant's goods, furniture or furnishings,
(b) on any Fixtures removable by the Tenant as provided in this Lease, (c) on Tenant improvements or betterments or (d) on any property in the care, custody and control of the Tenant, and that the Landlord shall not be obligated to repair any damage thereto or replace the same; it being understood that, notwithstanding anything set forth in this Article Nine or elsewhere in this Lease to the contrary, the Landlord's repair obligation under this Article Nine shall be limited to such repairs as are required to restore the Premises to "core and shell condition" with reasonable access thereto.

      9.2. If substantial alteration or reconstruction of the Building (i.e., if the estimated cost of alteration and reconstruction equals or exceeds thirty-three percent (33%) of the replacement cost of the Building immediately prior to such damage) shall, in the reasonable determination of the Landlord (which determination, if requested by the Tenant, shall be verified by an independent architect or engineer selected by the Landlord and reasonably acceptable to the Tenant, the cost of which shall be paid by the Tenant unless the Landlord's determination is not found to be substantially correct), be required as a result of damage by fire or other perils affecting thirty-three percent (33%) or more of the rentable area of the Building

(whether or not the Premises shall have been damaged by such fire or other casualty), then this Lease and the term and estate hereby granted may be terminated by the Landlord by a notice, given within sixty (60) days of such damage specifying a date for such termination; provided, however, that the Landlord shall not so terminate this Lease and the term and estate hereby granted unless the Landlord shall terminate leases (including this Lease) covering not less than fifty percent (50%) of the rentable area of the Building. In addition, if a substantial part of the Premises is rendered untenantable as a result of such damage by fire or other peril, within sixty (60) days after the occurrence of such damage Landlord shall make a reasonable determination (which determination, if requested by the Tenant, shall be verified by an independent architect or engineer selected by the Landlord and reasonably acceptable to the Tenant, the cost of which shall be paid by the Tenant unless the Landlord's determination is not found to be substantially correct) of the estimated date by which such portion of the Premises can be made tenantable. If it is finally determined by the Landlord or pursuant to the verification procedure set forth above that such part of the Premises cannot be made tenantable within a period of one (1) year after the occurrence of such fire or other peril, then the Landlord shall notify the Tenant of the same within sixty (60) days of such damage and this Lease and the term and estate hereby granted may be terminated by the Landlord or the Tenant by a notice specifying a date, not less than ninety (90) days after such final determination. In the event of the giving of notice of termination, this Lease and the term and estate hereby granted shall expire as of the date specified in such notice with the same effect as if such date were the date initially specified in this Lease as the expiration date, and the fixed rent payable under this Lease shall be apportioned as of such date of termination, subject to abatement, if any, as and to the extent above provided. In addition, if the repairs required to be made by the Landlord under this Article Nine are not substantially completed by the Landlord within twelve (12) months after the occurrence of such fire or other peril (as such twelve (12) month period shall be extended by delays caused by events of Force Majeure), then this Lease and the term and estate hereby granted may be terminated by the Tenant by the Tenant's giving to the Landlord, within sixty
(60) days after the end of such twelve (12) month period (as such twelve (12) month period shall be extended by delays caused by events of Force Majeure; provided that no such extension due to delays caused by events of Force Majeure shall exceed ninety (90) days), notice specifying a date, not more than ninety (90) days after the giving of such notice, for such termination, in which case the provisions previously stated in this Section 9.2 governing a termination of this Lease shall apply; provided, however, that if the Tenant shall not exercise such termination right within such sixty (60) day period, the Tenant's right to terminate this Lease shall be postponed for successive periods of sixty (60) days, and if such repairs are not substantially completed within any such period of sixty (60) days, then this Lease and the term and estate hereby granted may be terminated by the Tenant by its giving to the Landlord, within thirty (30) days after the end of such sixty (60) day period (as such sixty (60) day period may be extended by any delays caused by events of Force Majeure), notice specifying a date, not more than ninety (90) days after the giving of such notice, for such termination, in which case the provision previously stated in this Section 9.2 governing a termination of this Lease shall apply.

      9.3. Nothing in this Lease shall relieve the Tenant from any liability to the Landlord or to its insurers in connection with any damage to the Premises or the Building by fire or other peril if the Tenant shall be legally liable in such respect, except that the Landlord and the

Tenant hereby release each other with respect to any liability which the released party might otherwise have to the releasing party for any damage to the Building or the Premises or the contents thereof by fire or other peril occurring during the term of this Lease to the extent of the proceeds received under a policy or policies of insurance permitting such release. Each party will use best efforts to cause its property and/or other applicable insurance policy to include a provision permitting such a release of liability; provided, that if such a provision is (a) not obtainable from such insurer, the insured party shall use reasonable efforts to cause the other party to be added as an additional insured on such policy, provided, however, that if there is an additional expense therefor, the insured party shall so notify the other party and, unless the other party pays such additional expense within ten (10) days thereafter, the insured party's release provided for above in this Section 9.3 shall be of no further force or effect until such time as the other party pays such additional expense or the insured party's insurance carrier notifies the insured party that no additional cost is required under the policy in question, or (b) obtainable from such insurer only at an additional expense, the insured party shall notify the other party and, unless the other party pays such additional expense within ten (10) days thereafter, the insured party shall thereafter be free of its waiver of subrogation so long as an additional cost is required under the policy in question.

      9.4. This Lease shall be considered an express agreement governing any case of damage to or destruction of, or any part of, the Building or the Premises by fire or other peril, and Section 227 of the Real Property Law of the State of New York providing for such a contingency in the absence of express agreement, and any other law of like import now or hereafter in force, shall have no application in such case.

                                   ARTICLE TEN
                                (10.)Condemnation

      10.1. If all of the Premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title in such condemnation or taking. If only a part of the Premises shall be so condemned or taken, then the term and estate hereby granted with respect to such part of the Premises shall forthwith cease and terminate as of the date of vesting of title in such condemnation or taking and the annual fixed rent payable under this Lease, to the extent that such fixed rent relates to such part of the Premises, shall be abated for the period from the date of such vesting of title to the date specified in this Lease for the expiration of the full term of this Lease with respect to such part of the Premises, but only to the extent that such abatement is in excess of the annual rate of any other existing abatement of fixed rent under Section 20.6 or under Section 30.3 below. If only a part of the Building shall be so condemned or taken, then (a) if substantial alteration or reconstruction of the Building or the Premises shall, in the opinion of the Landlord, be necessary or desirable as a result of such condemnation or taking, this Lease and the term and estate hereby granted may be terminated by the Landlord within ninety (90) days following the date on which the Landlord shall have received notice of such vesting of title, by a notice to the Tenant specifying a date, not less than ninety (90) days after the Landlord's notice, for such termination, or (b) if such condemnation or taking shall be of a substantial part of the Premises or of a substantial part of the means of access thereto, this Lease and the term and estate hereby granted may be terminated by the Tenant, within ninety (90) days following the date upon which the Tenant shall have received notice of such vesting of title, by a notice to the Landlord specifying a date, not less than ninety (90) days after the Tenant's notice, for such termination, or (c) if neither the Landlord nor the Tenant elects to terminate this Lease, this Lease shall not be affected by such condemnation or taking, except that this Lease and the term and estate hereby granted with respect to the part of the Premises so condemned or taken shall expire on the date of the vesting of title to such part and except that the fixed rent payable under this Lease shall be abated to the extent, if any, hereinabove provided in this Article. If only a part of the Premises shall be so condemned or taken and this Lease and the term and estate hereby granted with respect to the remaining portion of the Premises are not terminated, the Landlord will proceed with reasonable diligence, subject to the provisions of any Qualified Encumbrance and without requiring the Landlord to expend more than it collects as an award therefor, to restore the remaining portion of the Premises as nearly as practicable to the same condition as it was in prior to such condemntion or taking.

      10.2. The termination of this Lease and the term and estate hereby granted in any of the cases specified in this Article shall be with the same effect as if the date of such termination were the date originally specified for the expiration of the full term of this Lease, and the fixed rent payable under this Lease shall be apportioned as of such date of termination.

      10.3. If there is any condemnation or taking of all or a part of the Building, the Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in the Tenant, and the Tenant hereby expressly assigns to the Landlord any and all right, title and interest of the Tenant now or hereafter arising in or to any such award or any part thereof, and the Tenant shall be entitled to receive no part of such award; provided, that the Tenant shall not be precluded from intervening for the Tenant's own interest in any such condemnation proceeding to claim or receive from the condemning authority any compensation to which the Tenant may otherwise lawfully be entitled in such case in respect of property removable by the Tenant under Article Four or for moving expenses, but only to the extent such compensation does not reduce the award otherwise payable to the Landlord.

      10.4. If the whole or any part of the Premises, or of the Tenant's leasehold estate, shall be taken in condemnation proceedings or by any right of eminent domain for temporary use or occupancy, the foregoing provisions of this Article Ten shall not apply and the Tenant shall continue to pay, in the manner and at the times herein specified, the full amount of the rent and other charges payable by the Tenant under this Lease, and, except only to the extent that the Tenant may be prevented from so doing pursuant to the terms of the order of the condemning authority, the Tenant shall perform and observe all of the other provisions of this Lease upon the part of the Tenant to be performed and observed, as though such taking had not occurred. In the event of any taking referred to in this Section 10.4, the Landlord shall be entitled to receive any portion of the condemnation proceeds paid as compensation for the cost of restoration of the Building and the Tenant shall be entitled to receive the balance of the condemnation proceeds paid for such taking, whether paid by way of damages, rent or otherwise, unless such period of temporary use or occupancy shall extend beyond the expiration or termination of this Lease, in which case the balance of the condemnation proceeds shall be apportioned between the Landlord and the Tenant as of the date of the expiration or termination of this Lease. The Landlord shall, upon the expiration of any such period of temporary use or occupancy, restore the Building, as nearly as may be reasonably possible within the balance of the term of the Lease, to the condition in which the same was immediately prior to such taking, subject to the provisions of any Qualified Encumbrance and without requiring the Landlord to expend more than it collects as an award therefor.

                                 ARTICLE ELEVEN
                            (11.)Compliance with Laws

      11.1. The Tenant shall comply with all Requirements applicable to the Premises or any part thereof, and the Licensed Space or any part thereof, due to the Tenant's manner of use thereof or to the Tenant's observance of any provision of this Lease, except that the Tenant shall not be under any obligation to comply with any Requirement requiring any structural alteration of or in connection with the Premises solely by reason of the use thereof for any of the purposes permitted in Article One and not by reason of (a) a condition which has been created by, or at the instance of, any Tenant Party, (b) a breach by any Tenant Party of any provision of this Lease or (c) a Requirement having as a primary purpose the benefit of disabled persons. Without limiting the generality of Section 11.1(c) above, the Landlord and the Tenant agree that the Tenant's obligations thereunder shall include (y) the relocation of the elevator call buttons on each floor of the Premises constituting a part of the Office Space (the "Call Button Work") and (z) providing handicapped accessible bathrooms on each floor of the Premises constituting a part of the Office Space by either (i) renovating the bathrooms on each floor of the Premises constituting a part of the Office Space or (ii) installing a unisex bathroom on each floor of the Premises, so that after such renovation or installation, as the case may be, each such bathroom, and the Office Space, complies with all Requirements of the type referred to in clause (c) of this Section 11.1 (collectively, the "Bathroom Work"). Where any structural alteration of or in connection with the Premises is required by any such Requirement, and, by reason of the express exception specified above, the Tenant is not under any obligation to make such alteration, then the Landlord will make such alteration if the cost of making the same is not in excess of fifty million dollars ($50,000,000) or, if such cost is in excess of fifty million dollars ($50,000,000), the Landlord shall have the option of making such alteration or of terminating this Lease and the term and estate hereby granted by giving to the Tenant not less than one (1) year's prior notice (unless sooner required by such Requirement) of such termination; provided, that, if within fifteen (15) days after the giving of notice of termination the Tenant shall request the Landlord to make such alteration, then such notice of termination shall be ineffective; the Landlord shall proceed with reasonable diligence to make such alteration and the Tenant shall pay to the Landlord all costs and expenses incurred by the Landlord in connection therewith in excess of said fifty million dollars ($50,000,000) to the extent that such excess alteration costs amortized over their useful life (the term "useful life" shall be the meaning attributed to such term in accordance with generally accepted accounting principles, but in no event shall such useful life exceed ten (10) years) fall within the remaining term of this Lease). Upon the request of the Landlord, the Tenant shall maintain on deposit with the Landlord as an addition to the Required Amount (as defined below in Section 26.3), such security for the payment of such costs and expenses in excess of said fifty million dollars ($50,000,000) as the Landlord shall from time to time request. For purpose of this Article, providing and installing of sprinklers shall be deemed to be a non-structural alteration. If because of any Requirement the Tenant is required to make any alteration of or in connection with the Premises along with other tenants in the Building, the Tenant shall only be required to contribute towards or perform its proportionate share of any such alteration as reasonably determined by the Landlord.

      11.2. If a notice of termination shall be given by the Landlord under this Article and such notice shall not become ineffective as above provided, this Lease and the term and estate hereby granted shall terminate on the date specified in such notice with the same effect as if such date were the date originally specified for the expiration of this Lease, and the fixed rent payable under this Lease shall be apportioned as of such date of termination.

                                 ARTICLE TWELVE
                  (12.)Accidents to Sanitary and other Systems

      12.1. The Tenant shall give to the Landlord prompt notice of any damage to, or defective condition in, any part or appurtenance of the Building's sanitary, electrical, heating, air conditioning, ventilating or other systems serving, located in, or passing through, the Premises of which the Tenant becomes aware. Any such damage or defective condition shall be remedied by the Landlord with reasonable diligence, except to the extent the Tenant is specifically obligated to remedy same under the terms of this Lease. Without limiting the generality of the immediately preceding sentence, the Tenant shall be obligated to remedy all damage and defective conditions (other than any damage with respect to which the Tenant is relieved from liability pursuant to
Section 9.3 above) (a) caused by the negligence or wilful misconduct of any Tenant Party or (b) relating to, or in any manner arising out of, the installation of any Fixture by or at the request of Tenant or in connection with the initial build-out of the Premises; and, in the case of both clause (a) or clause (b) above, the Tenant shall reimburse to the Landlord upon demand all reasonable costs paid or incurred by the Landlord to remedy such damage or defective conditions. The Tenant shall not be entitled to claim any damages against the Landlord arising from any such damage or defective condition, except to the extent that the same shall have been caused by the negligence or wilful misconduct of any Landlord Party and the same shall not have been remedied by the Landlord with reasonable diligence after notice from the Tenant to the Landlord; nor shall the Tenant be entitled to claim any damages against any other party (including, without limitation, any third party vendor or other supplier of services to the Landlord) arising from any such damage or defective condition, except to the extent that the same shall have been caused by the negligence or wilful misconduct of such party and the same shall not have been remedied by such party with reasonable diligence after notice thereof from the Tenant to the Landlord; nor shall the Tenant be entitled to claim any eviction by reason of any such damage or defective condition unless such damage or defective condition shall have been caused by the negligence or willful misconduct of any Landlord Party and the Landlord shall not have cured the same within a reasonable time after notice from the Tenant to the Landlord. Nothing in this Section 12.1 is intended to limit or affect any abatement of rent to which the Tenant is entitled pursuant to any other provision of this Lease.

                                ARTICLE THIRTEEN
                               (13.)Subordination

      13.1. This Lease and the term and estate hereby granted are and shall be subject and subordinate to the lien of each mortgage which may now or at any time hereafter affect the Premises, the Building and/or the Land, or the Landlord's interest therein (collectively, the "underlying mortgages"), provided that, and for so long as (a) (i) either Emigrant Savings Bank ("Emigrant") or The Chase Manhattan Bank, N.A. ("Chase"), whichever is the holder of the underlying mortgage in effect as of the date which is ten (10) days after the date of this Lease, shall have entered into a subordination, non-disturbance and attornment agreement in a form substantially similar to the form annexed hereto as Exhibit E-1 (the "Emigrant SNDA"), if Emigrant is then the holder of the underlying mortgage, or the form annexed hereto as Exhibit E-2 (the "Chase SNDA"), if Chase is then the holder of the present underlying mortgage, and
(ii) the holder of any such future underlying mortgage(s) shall have entered into a subordination, non-disturbance and attornment agreement (a "Mortgagee SNDA") with the Tenant in substantially the form of the Chase SNDA, if Chase is the holder of any such future underlying mortgage(s), and, otherwise, in the form annexed hereto as Exhibit E-3, and (b) The Emigrant SNDA, the Chase SNDA and/or such Mortgagee SNDA continues to be in full force and effect unless the related underlying mortgage has either been satisfied and released of record or refinanced and become subject to a subsequent Mortgagee SNDA. This lease shall also be subject and subordinate to any future ground or net lease of the Land and/or the Building (collectively the "underlying leases"), provided that, and for so long as (y) the lessor under any such present or future underlying lease shall have entered into a subordination, non-disturbance and attornment agreement (a "Lessor SNDA") with the Tenant in substantially the form annexed hereto as Exhibit E-4 and (z) such Lessor SNDA continues to be in full force and effect.

      13.2. Intentionally omitted.

      13.3. The Tenant shall, from time to time, upon request by the Landlord, promptly execute and deliver (a) an Emigrant SNDA to Emigrant or a Chase SNDA to Chase, as the case may be, as the holder of the underlying mortgage in effect as of the date which is ten (10) days after the date of this Lease (as such underlying mortgage may be renewed, modified, supplemented, amended, spread, consolidated, replaced, substituted for, added to or extended), (b) a Mortgagee SNDA to the holder of any future underlying mortgage and (c) a Lessor SNDA to the lessor under any present or future underlying lease. The Landlord shall, from time to time, upon request by the Tenant, request that any holder of any future underlying mortgage deliver an executed Mortgagee SNDA and any lessor under any future underlying lease deliver an executed Lessor SNDA to the Tenant for its signature; and the Tenant shall promptly execute and deliver any such Mortgagee SNDA or Lessor SNDA delivered to the Tenant. If the Landlord shall, for any reason, fail to obtain any requested Mortgagee SNDA or Lessor SNDA, as the case may be, and deliver the same to the Tenant for its signature, then, notwithstanding anything in this Article Thirteen to the contrary, and as the Tenant's sole recourse and remedy in such event, this Lease shall not be subject and subordinate to such future underlying mortgage or such future underlying lease, as the case may be.

                                ARTICLE FOURTEEN
                                  (14.)Notices

      14.1. Any notice, consent, approval, request, communication, bill, demand or statement (collectively, "Notices") under this Lease by either party to the other party shall be in writing and shall be deemed to have been duly given when
(a) delivered personally or by overnight mail service to such other party and a receipt has been obtained (provided, that the inability to obtain such receipt after reasonable efforts shall not affect the effectiveness of such delivery) or
(b) upon receipt after being mailed in a postpaid envelope (registered or certified, return receipt requested) addressed to such other party, which address for the Landlord shall be as above set forth and for the Tenant shall be the Premises, or 1001 22nd Street, N.W., Sixth Floor, Washington, D.C. 20037 if mailed prior to the date upon which the Tenant occupies the Premises for the conduct of its business, in either case, to the attention: General Counsel, with a copy to Chief Financial Officer, or if the address of such other party for notices shall have been duly changed as hereinafter provided, if so mailed to such other party at such changed address. Either party may at any time change the address for Notices by a Notice stating the change and setting forth the changed address. If the term "Tenant" as used in this Lease refers to more than one person, any Notice to any one of such persons shall be deemed to have been duly given to the Tenant. If and to the extent requested by the Landlord, the Tenant shall give copies of all Notices to the Landlord to holders of underlying mortgages and underlying leases of which the Tenant has notice.

                                 ARTICLE FIFTEEN
                          (15.)Conditions of Limitation

      15.1. This Lease and the term and estate hereby granted are subject to the limitation that:

            (a)if the Tenant shall default in the payment of any Rent and any such default shall continue for ten (10) days after notice,

            (b)if the Tenant shall default in observing any provision of Sections 3.1, 3.2, 3.3 or of subsections (e) (other than the provisions relating to Labor Harmony and labor disputes) or (f) of
            Section 6.1 or of Section 6.2 and such default shall continue and shall not be remedied by the Tenant within five (5) business days after notice,

            (c) if the Tenant shall default in the observing of any provision of subsection (e) of Section 6.1 pertaining to Labor Harmony and labor disputes, and if the same shall continue and not be remedied by the Tenant within two (2) business days after a notice,

            (d) if the Tenant shall default in observing the provisions of
            Section 13.2 of this Lease and if such default shall continue and not be remedied by the Tenant within ten (10) business days after notice,

            (e) if the Tenant shall default in observing any provision of this Lease (other than a default of the character referred to in subsections (a), (b) and (c) of this Section 15.1), and if such default shall continue and shall not be remedied by the Tenant within thirty (30) days after notice or, if such default cannot for causes beyond the Tenant's control, with due diligence be cured within said period of thirty (30) days, if the Tenant (i) shall not, promptly upon the giving of such notice, give the Landlord notice of the Tenant's intention to duly institute all steps necessary to remedy such default, (ii) shall not duly institute and thereafter diligently prosecute to completion all steps necessary to remedy the same, or (iii) shall not remedy the same within a reasonable time after the date of the giving of said notice by the Landlord,

            (f) if any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the full term of this Lease would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than the Tenant (except as permitted under Article Seven) and such event is not cured (with the result that this Lease and the term and estate hereby granted shall again be vested solely in the Tenant) within thirty (30) days after notice, or

            (g) when and to the extent permitted by law, if a petition in bankruptcy shall be filed by or against the Tenant and the same is not stayed or vacated within sixty (60) days (or if stayed but not ultimately vacated after lifting of such stay), or if the Tenant shall make a general assignment for the benefit of its creditors, or the Tenant shall receive the benefit of any insolvency or reorganization act, or if a receiver or trustee is appointed for any portion of the Tenant's property and such appointment is not vacated within sixty (60) days, or if an execution or attachment shall be issued under which the Premises shall be taken or occupied by anyone other than the Tenant, then in any of said cases the Landlord may give to the Tenant a notice of intention to end the term of this Lease, and, if such notice is given, this Lease and the term and estate hereby granted (whether or not the term shall theretofore have commenced) shall terminate upon the expiration of three (3) days from the date the notice is deemed given with the same effect as if the last of said three (3) days were the date originally specified as the expiration of the full term of this Lease, but the Tenant shall remain liable for damages as provided in this Lease or pursuant to law. If this Lease shall have been assigned, the term "Tenant", as used in subsections (a) to (g), inclusive, of this Section 15.1, shall be deemed to include the assignee and the assignor or either of them under any such assignment unless the Landlord shall, in connection with such assignment, release the assignor from any further liability under this Lease, in which event the term "Tenant", as used in said subsections, shall not include the assignor so released.

                                 ARTICLE SIXTEEN
                            (16.)Re-entry by Landlord

      16.1. If this Lease shall terminate under Article Fifteen, the Landlord or the Landlord's agents and servants may immediately or at any time thereafter re-enter the Premises, or any part thereof in the name of the whole, either by summary dispossess proceedings or by any suitable action or proceeding at law or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that the Landlord may have, hold and enjoy the Premises again as and of its first estate and interest therein. The words "re-enter", "re-entry", and "re-entering" as used in this Lease are not restricted to their technical legal meanings.

      16.2. If this Lease shall terminate under the provisions of Article Fifteen or if the Landlord undertakes any summary dispossess or other proceeding or action or other measure for the enforcement of its right of re-entry (any such termination of this Lease or undertaking by the Landlord being a "Default Termination"), the Tenant shall thereupon pay to the Landlord the Rent up to the time of such Default Termination, and shall likewise pay to the Landlord all such damages which, by reason of such Default Termination, shall be payable by the Tenant as provided in this Lease or pursuant to law. Also in the event of a Default Termination the Landlord shall be entitled to retain all moneys, if any, paid by the Tenant to the Landlord, whether as advance rent or as security for rent, but such moneys shall be credited by the Landlord against any Rent due from the Tenant at the time of such Default Termination or, at the Landlord's option, against any damages payable by the Tenant as provided in this Lease or pursuant to law.

      16.3. In the event of a breach or threatened breach on the part of either party to this Lease of any of its obligations hereunder, the other party shall also have the right of injunction. The specified remedies to which the Landlord may resort under this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which the Landlord may lawfully be entitled at any time, and the Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for in this Lease.

                                ARTICLE SEVENTEEN
                                  (17.)Damages

      17.1. If there is a Default Termination of this Lease, the Tenant will pay to the Landlord as damages, at the election of the Landlord, either:

            (a) a sum which, at the time of such Default Termination, represents the then present value (such computation to be made by using the then prevailing rate of most recently issued bonds or notes issued by the United States Treasury having a maturity closest to but not exceeding the period commencing with the day following the date of such Default Termination and ending with the date originally specified as the expiration date of this Lease (the "Remaining Period")) of the excess, if any, of (1) the aggregate of the fixed rent and the additional rent under Article Twenty-four (if any) which, had this Lease not so terminated, would have been payable under this Lease by the Tenant for the Remaining Period over (2) the aggregate fair market rental value of the Premises for the same period, or

            (b) sums equal to the aggregate of the fixed rent and the additional rent under Article Twenty-four (if any) which would have been payable by the Tenant had this Lease not terminated by such Default Termination, payable upon the due dates therefor specified in this Lease following such Default Termination and until the date originally specified as the expiration of this Lease; provided, that if the Landlord shall relet all or any part of the Premises for all or any part of the Remaining Period (the Landlord having no obligation to so relet the Premises), the Landlord shall credit the Tenant with the net rents received by the Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by the Landlord from such reletting the expenses incurred by the Landlord in terminating this Lease and re-entering the Premises and of securing possession thereof, as well as the expenses of reletting, including altering and preparing the Premises for new tenants, brokers' commissions, and all other expenses properly chargeable against the Premises and the rental therefrom in connection with such reletting, it being understood that any such reletting may be for a period equal to or shorter or longer than said period; provided, further, that (i) in no event shall the Tenant be entitled to receive any excess of such net rents over the sums payable by the Tenant to the Landlord, (ii) in no event shall the Tenant be entitled, in any suit for the collection of damages pursuant to this subsubsection (b), to a credit in respect of any net rents from a reletting except to the extent that such net rents are actually received by the Landlord prior to the commencement of such suit, and (iii) if the Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot rentable area basis shall be made of the rent received from such reletting and of the expenses of reletting.

      17.2. For the purposes of this Article, the amount of additional rent which would have been payable by the Tenant under Article Twenty-four shall, for each Computation Year (as defined in Article Twenty-four) ending after such Default Termination, be deemed to be an amount equal to the amount of additional rent payable by the Tenant for the Computation Year immediately preceding the Computation Year in which such Default Termination occurs or if the Default Termination occurs prior to the end of the first Computation Year, then the Landlord's reasonable estimate of what additional rent would have been had the Lease commenced one year earlier, and in either case deemed increased each year by the percentage increase in additional rent for the immediately preceding Computation Year over the additional rent for the twelve-month period prior thereto or, if the Lease term did not occur throughout such prior years, Landlord's reasonable estimate of what such increase would have been had the term occurred during such years. Suit or suits for the recovery of any damages payable by the Tenant, or any installments thereof, may be brought by the Landlord from time to time at its election, and nothing in this Lease shall be deemed to require the Landlord to postpone suit until the date when the term of this Lease would have expired but for such Default Termination.

      17.3. Subject to Section 25.12, nothing in this Lease shall be construed as limiting or precluding the recovery by the Landlord against the Tenant of any sums or damages to which, in addition to the damages specified above, the Landlord may lawfully be entitled by reason of any default under this Lease on the part of the Tenant.

                                ARTICLE EIGHTEEN
                             (18.)Waivers by Tenant

      18.1. The Tenant, for itself and all other Tenant Parties, and on behalf of any and all persons, firms, entities and corporations claiming through or under any Tenant Party, including, without limitation, creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law to redeem the Premises or to have a continuance of this Lease for the full term hereby demised after the Tenant is dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the expiration or termination of this Lease as provided in this Lease or pursuant to law. The Tenant also waives (a) the right of the Tenant to trial by jury in any summary dispossess or other proceeding that may hereafter be instituted by the Landlord against the Tenant with respect to the Premises or in any action that may be brought to recover rent, damages or other sums payable under this Lease, and (b) the provisions of any law relating to notice and/or delay in levy of execution in case of an eviction or dispossess of a tenant for nonpayment of rent, and of any other law of like import now or hereafter in effect. If the Landlord commences any such summary dispossess proceeding, the Tenant will not interpose any counterclaim of whatever nature or description in such proceeding, other than a compulsory counterclaim.

                                ARTICLE NINETEEN
                              (19.)Tenant's Removal

      19.1. Any personal property which shall remain in any part of the Premises or any of the Licensed Spaces after the expiration or termination of the term of this Lease with respect to such part shall be deemed to have been abandoned, and either may be retained by the Landlord as its property or may be disposed of in such manner as the Landlord may see fit at the Tenant's cost; provided, that the Tenant will, upon request of the Landlord, remove from the Building any such personal property by the later of the expiration or termination of this Lease or thirty (30) days after the Landlord's request.

                                 ARTICLE TWENTY

                    (20.)Elevators, Cleaning, Services, etc.

      20.1. The Landlord will (a) supply passenger elevator service to each floor, above the street floor of the Building, which is served by the Building's passenger elevators and on which the Office Space, or any portion thereof, is located, utilizing (i) all of the passenger elevators serving the floors on which the Office Space is located during Business Hours (as hereinafter defined), subject to Section 8.1 above, provided, however, that, unless the Landlord shall reasonably determine that it is commercially reasonable to do otherwise, during Business Hours (A) the Landlord shall use reasonable efforts to avoid taking more than one (1) passenger elevator in each elevator bank serving the Office Space out of service at any one time to perform upgrades, repairs and/or maintenance of such elevators and (B) if the Landlord shall take more than one (1) such passenger elevator out of service at any one time to perform such upgrades, repairs and/or maintenance, the Landlord shall not do so during peak hours (i.e., 8:00 a.m. to 10:00 a.m., noon to 2:00 p.m. and 5:00 p.m. to 6:00 p.m.), and (ii) not less than two (2) of said elevators during hours other than Business Hours, (b) supply an elevator for the transmission of freight to said floor or floors during Business Hours, (c) supply a freight elevator for access to the C-4 level of the Building and the 50th Floor of the Building (the Tenant acknowledging that access to the roof of the Building is not available from any elevator, but only by stairs from the 50th floor) during Business Hours, subject to such reasonable regulations and restrictions as the Landlord may, from time to time, deem necessary to establish, including, but not limited to, the requirements that (i) only the Tenant's contractors who have been consented to by the Landlord, and the Tenant's properly identified employees, agents and representatives shall be permitted access to the C-4 level of the Building or the 50th Floor of the Building and (ii) except in the case of emergency, such contractors, employees, agents and representatives shall, at the Landlord's option, be accompanied by employees of the Landlord, provided that such requirement shall not interfere with or delay such access to the C-4 level of the Building or the 50th Floor of the Building (except to a de minimis extent), (d) subject to any applicable policies or regulations adopted by any utility or governmental authority, supply during Business Hours in the heating season heat for the warming of the Office Space and the public portions of the Building, (e) subject to any applicable policies or regulations adopted by any utility or governmental authority, supply during Business Hours air conditioning (including cooling during the cooling season in accordance with the provisions of Section 20.2.1 below) and ventilation to all portions of the Office Space, if any, which are served by the Building's air conditioning and ventilation systems, and (f) clean the Office Space in accordance with the specification attached as Exhibit G hereto, except any such portion of the Office Space primarily used for preparing, dispensing or consumption of food or beverages or as an exhibition area or classroom or for storage, shipping room, mail room or similar purposes, or which is a private toilet (it being agreed that any unisex bathrooms installed as part of the Bathroom Work pursuant to Section 11.1 above are not private toilets) or shower, or which is a shop or is used for a trading floor or for operation of computer, data processing, reproduction, duplicating or similar equipment (unless, in the case of any of the foregoing such use does not require cleaning that is in excess of, or of a nature that is different from, that which would be required by ordinary office use), or which is designated as a "secured area" by the Tenant, or (subject to Section 6.1(c)) which is designated as a "live broadcasting area" by the Tenant. Unless otherwise provided in this Lease, the following terms shall have the meanings indicated: "Business Hours" shall mean the hours of 8:00 A.M. to 6:00 P.M. of days other than

Saturdays, Sundays and Holidays (as hereinafter defined); and "Holidays" shall mean (y) New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day and (z) any other days which are hereafter designated as federal holidays, provided the same are adopted as building holidays in other similar first-class office buildings located in midtown Manhattan.

      20.2.1. Notwithstanding anything to the contrary contained in this Lease, the air conditioning to be provided to the Office Space from the Building's interior shaft and perimeter system shall be such as to provide, in the aggregate, the number of cubic feet per minute per floor as set forth opposite such floor on Exhibit F-1 and (a) with respect to the air conditioning provided from the Building's interior shaft, at a supply air temperature of 58 degrees Fahrenheit (plus or minus 2 degrees Fahrenheit) measured at the shaft on each floor in the Office Space when the inside dry bulb temperature is 76 degrees Fahrenheit or higher and such as to maintain during the summer season a relative humidity of 50% (plus or minus 5%) and (b) with respect to the air conditioning to be provided to the Office Space from the Building's perimeter system, substantially in accordance with the specification attached hereto as Exhibit F2. No representation is made by the Landlord with respect to the supply air temperature measured at the perimeter of the Office Space, or the adequacy or fitness of such air conditioning or ventilation to achieve or maintain temperatures that may be required for the comfortable occupancy of the Office Space, or that may be required for, or because of, the operation of any computer, data processing, radio broadcasting or other equipment of the Tenant, or otherwise; and where air conditioning or ventilation is required for any such purpose, the Landlord assumes no responsibility, and shall have no liability, for any loss or damage however sustained in connection therewith.

      20.2.2. The Tenant acknowledges that the supply air temperature at the Building's interior shaft, as set forth in Section 20.2.1. above, may rise or fall from the 58 degrees Fahrenheit (plus or minus 2 degrees Fahrenheit) temperature set forth above. Accordingly, such supply air temperature may, at the Landlord's option and typically preceding or following Business Hours, be increased during period of warm-up and reduced during periods of cool-down.

      20.2.3. The air circulated through the ducts of the air conditioning system of the Building serving the Office Space (including the perimeter system of the Office Space) shall consist of an average amount of fresh air equal to 20 cubic feet per minute per person based on an occupancy level of one person per 100 square feet of usable area. Duct traverse readings shall be taken before or after construction in the presence of the Tenant's representative to verify the delivery of the proper air quality and temperature. If conditions warrant, the readings taken before construction shall include the insertion of an appropriate external resistance so that the static pressure delivered to the Office Space is measured at 1.0 inches.

      20.2.4.(a) The Landlord agrees that, subject to the terms and conditions of this Lease (including, but not limited to, the provisions of Section 6.1(e)) and all applicable Requirements, the Tenant, at the Tenant's sole cost and expense, may install in the Office Space a supplemental air conditioning system or systems having, in the aggregate, a maximum cooling capacity of one hundred twenty

            (120) tons, and, in connection therewith, one (1) valved chilled water tap (supply and return) on each floor of the Office Space on which any such system is located, at a location approved by the Landlord. If the Tenant shall install such a supplemental air conditioning system or systems, the Landlord shall, subject to the provisions of Section 36.6, Section 20.2.4(b) and Section 20.2.4(c) below, provide to the Tenant up to one hundred twenty (120) tons of chilled water for the operation of the Tenant's supplemental air conditioning system or systems.

            (b) The Tenant shall pay for all chilled water used by and/or reserved and available for use by the Tenant, at the Landlord's standard published charges for the supply of chilled water, which charge is currently Eight Hundred Fifty and 00/100 Dollars ($850.00) per ton per annum. Such charge is subject to increases prior to the commencement date and during the term of this Lease to reflect increases in the costs incurred by the Landlord in the production of chilled water, as reasonably determined by Landlord. The Tenant shall pay the charge for chilled water in equal monthly installments in advance, on the first day of each and every calendar month during the term of this Lease. The chilled water required to be supplied by the Landlord pursuant to this Section 20.2.4 shall be available at all times (24 hours per day, 7 days per week) and shall have a supply temperature of 48 degrees Fahrenheit (plus or minus 2 degrees). The "( T" resulting from the operation of the Tenant's supplemental air conditioning system(s) shall not be more than 10 degrees Fahrenheit.

            (c) Anything in Section 20.2.4(a) or Section 20.2.4(b) to the contrary notwithstanding, if, as of the date which is six (6) months following the date upon which the Tenant first occupies the Premises for the normal conduct of its business, the Tenant has not installed a supplemental air conditioning system or systems in the Premises, or if the supplemental air conditioning system or systems then installed require less than one hundred twenty (120) tons of chilled water, the Tenant shall be deemed to have waived its rights to receive any chilled water in excess of the amounts then being used by the Tenant and such additional amounts that the Tenant, as of such date, can demonstrate to the Landlord's reasonable satisfaction that the Tenant will require for its use during the remaining term of this Lease, and the Landlord, shall have no further obligation to reserve and/or to make available to the Tenant any chilled water in excess of such amounts.

            (d) Subject to Section 5.6 above, the Landlord shall provide to the Tenant a supply of water which is reasonably required for humidification of the Tenant's supplemental air conditioning system(s), provided, and on the express conditions that (i) the Tenant shall have given the Landlord written notice requesting such humidification water together with the Tenant's Preliminary Plans for the Initial Tenant Alterations (it being expressly agreed by the Tenant that if the Tenant fails to deliver such notice together with the Tenant's Preliminary Drawings for the Initial Tenant Alterations, the Landlord shall have no obligation to furnish such humidification water pursuant to this
            Section 20.2.4(d)), (ii) if the Tenant timely delivers the Landlord the notice referenced in subclause (i) above, the Landlord's obligation to provide such humidification water shall continue if, and for so long as, the Tenant installs and operates such supplemental air conditioning system(s) and (iii) the Tenant, at the Tenant's sole cost and expense, shall, subject to Section 6.1(e) and all other applicable provisions of this Lease, provide and install all pipes, risers, connections and/or appurtenances which are necessary to bring such humidification water to such supplemental air conditioning system(s) from the Building's cold water riser on the 37th Floor of the Building. The Tenant shall pay for such humidification water, as additional rent hereunder in twelve (12) equal monthly installments together with payments of fixed rent due hereunder, an annual flat rate, as is reasonably determined by the Landlord and of which the Landlord gives written notice to the Tenant within a reasonable period of time after timely receipt by the Landlord of the Tenant's request for such humidification water.

      20.3. The Landlord shall, when and to the extent reasonably requested by the Tenant, furnish additional passenger and freight elevators, heating, air conditioning, ventilating and/or cleaning services (including cleaning services to (Y) any "secured area" (subject to being granted access thereto) or "live broadcasting area" on an after-hours, overtime basis and (Z) any other portion of the Premises in addition to the Office Space) upon such reasonable terms and conditions as shall be determined by the Landlord, including the payment by the Tenant of the Landlord's reasonable charge therefor; provided, however, that, upon the Tenant's request therefor made at least three (3) business days in advance (but subject to any prior reservations made by other tenants and occupants of the Building), the Landlord will furnish to the Tenant, at no charge to the Tenant, (a) the exclusive use of one (1) freight elevator for the Tenant's initial move-in to each of the 36th Floor Space and the 37th Floor Space on two (2) consecutive weekends for each floor (during the period from 8:00 a.m. to 11:59 p.m. on both Saturday and Sunday) and (b) the exclusive use of one (1) freight elevator for the Tenant's move-out from each of the 36th Floor Space and the 37th Floor Space on one (1) weekend for each floor (during the period from 8:00 a.m. to 11:59 p.m. on both Saturday and Sunday), provided, however, that nothing in this Section 20.3 shall be construed to grant to the Tenant the right to the exclusive use, or the use at no charge to the Tenant, of more than one (1) freight elevator on any given day. The Tenant will also pay the Landlord's reasonable charge for (y) any additional cleaning of the Office Space required because of the carelessness or indifference of any Tenant Party or because of the particular nature of any Tenant Party business (as distinguished from customary office use), and (z) the removal of any refuse and rubbish of any Tenant Party from the Premises and the Building, except the removal from the Office Space of wastepaper and similar discarded material placed by the Tenant in wastepaper baskets and left for emptying as an incident to the Landlord's normal cleaning of the Office Space. If the cost to the Landlord for cleaning the Office Space shall be increased due to the use of any part of the Office Space during hours other than Business Hours or due to there being installed in the Office Space, at the request of or by any Tenant Party, any materials or finish other than those which are of the standard adopted by the Landlord for the Building, the Tenant shall pay to the Landlord an amount equal to such reasonable increase in cost; provided, however, that the Tenant, upon not less than three (3) business days prior written notice to the Landlord, shall be permitted to use its own contractors or employees to clean such non-standard items, and the Landlord shall provide such contractors with necessary access to the Office Space, provided, and upon the express conditions that (a) such use shall be in compliance with and shall not violate any Requirements, (b) the Tenant shall have obtained the Landlord's prior consent to such contractors or employees, provided that such consent not to be unreasonably withheld or delayed, and (c) the same will not in the Landlord's reasonable determination, cause any disruption of labor harmony in the Building. The Tenant may participate in any paper recycling plan available to it and nothing contained herein shall require that the Tenant use or participate in any recycling plan sponsored or approved by the Landlord unless dictated by any Requirement and provided that such recycling plan does not impose any material additional burden upon the Landlord or the Building or the Land. As used in this Section 20.3, the Landlord's "reasonable charges" shall be the charges set forth in the Landlord's "1998 Tenant Sales Rate Schedule" (a copy of which has previously been furnished to the Tenant), as the same may be increased from time to time by the Landlord, provided that such increases shall be reasonably related to increases in the Landlord's actual cost of providing such services to tenants in the Building.

      20.4. All or any of the elevators in the Building may, at the option of the Landlord, be manual or automatic elevators, and the Landlord shall be under no obligation to furnish an elevator operator or starter for any automatic elevator, but if the Landlord shall furnish any elevator operator or starter for any automatic elevator, the Landlord may discontinue furnishing such elevator operator or starter.

      20.5. The Landlord reserves the right, without liability to the Tenant (subject to the provisions of Section 20.6 below) and without constituting any claim of constructive eviction, to stop or interrupt any heating, elevator, escalator, lighting, ventilating, air conditioning, power, water, cleaning or other service and to interrupt the use of any Building facilities, at such times as may be necessary and for as long as may reasonably be required by reason of accidents, strikes, the making of repairs, alterations or improvements, inability to secure a proper supply of fuel, steam, water, electricity, labor or supplies, or by reason of any other cause beyond the reasonable control of the Landlord; provided, that the Landlord shall use reasonable efforts to coordinate with the Tenant regarding the scheduling of any such stoppage or interruption for the purpose of making any discretionary or non-emergency repairs, alterations or improvements and make the same at such times and in such manner as shall not unreasonably interfere with the Tenant's use of the Premises.

      20.6. Anything in Section 20.5 above or elsewhere in this Lease to the contrary notwithstanding, if any Essential Service (as hereinafter defined) which the Landlord is required to provide to the Tenant under this Lease is interrupted for a period of ten (10) consecutive business days, other than any interruption caused by any act or omission of any Tenant Party (in which event there shall be no abatement of fixed rent as provided for in this Section 20.6), and if, as a result thereof (a) all or substantially all of the Premises is rendered untenantable or otherwise cannot be used for the reasonable conduct of the Tenant's business, the Tenant shall be entitled to an abatement of the fixed rent for each day after the expiration of such ten (10) business day period that all or substantially all of the Premises shall remain untenantable or otherwise cannot be used for the reasonable conduct of the Tenant's business, or (b) (i) at least

5,000 rentable square feet of the Office Space (but less than all or substantially all of the Office Space) or (ii) any part of the Premises that is essential for the normal conduct of the Tenant's business in the Office Space, (without regard to the size of such part of the Premises), is rendered untenantable or otherwise cannot be used for the reasonable conduct of the Tenant's business for ten (10) consecutive business days by reason of any interruption of an Essential Service, other than any interruption caused by an act or omission of any Tenant Party (in which event there shall be no abatement of fixed rent as provided for in this Section 20.6), the Tenant shall be entitled to a partial abatement of fixed per square foot rent for each day after the expiration of such ten (10) business day period that such portion of the Premises shall remain untenantable or otherwise cannot be used for the reasonable conduct of the Tenant's business, such abatement to be an amount equal to the product of the fixed rental rate applicable with respect to such portion of the Premises, the number of rentable square feet in such portion of the Premises and a fraction, the numerator of which is one (1) and the denominator of which is three hundred sixty-five (365). The abatements provided for in this Section 20.6 shall be the Tenant's sole remedy in the event of any interruption of any Essential Service which the Landlord is required to provide to the Tenant under this Lease. The term "Essential Service" as used in this Lease shall mean electric current, heat, air conditioning and ventilation, water for lavatory purposes and any fire suppression sprinkler system and at least two (2) elevators serving the Office Space and elevator access to the 50th Floor of the Building.

      20.7. Anything in this Lease to the contrary notwithstanding, the Landlord agrees that the Tenant shall have access to the Building and the Premises, and that the Landlord will provide staffing in the Building's lobby, 24 hours per day, 7 days per week, subject to events of Force Majeure and applicable Requirements.

      20.8. The Building's toilet exhaust system shall be such as to provide during Business Hours exhaust capacity of at least 2 cubic feet per minute per square foot of the existing toilet facilities in the Office Space, and such toilet facilities in the Office Space as the same may be renovated and/or installed in accordance with Section 11.1 above.

      20.9. Anything in this Lease to the contrary notwithstanding, the Landlord shall not be required to provide any services to the Basement Space, the Penthouse Space or the Licensed Spaces, except as specifically provided for such spaces in Section 5.1(b) and Article Thirty-four, Article Thirty-five and Article Thirty-six of this Lease.

      20.10. Provided, and for so long as, the Tenant uses at least one hundred
(100) tons of chilled water pursuant to Section 20.2.4 above, the Landlord, at no additional charge to the Tenant, shall make the Building's licensed operating engineer available, on a non-exclusive basis, for consultation in connection with the operation and maintenance of the Auxiliary Chiller System and the Emergency Generator System. Anything in this Lease to the contrary notwithstanding, in no event shall the Landlord, such engineer or any of the other Indemnitees be responsible for (a) complying with, nor shall the Landlord, such engineer or any of the other Indemnitees be subject to any liability for the Tenant's failure to comply with, any Requirement applicable to the Auxiliary Chiller System or the Emergency Generator System or the installation, operation or maintenance (or, upon the expiration or sooner termination of this Lease, the removal) of the Auxiliary Chiller System or the Emergency Generator System, or
(b)
the installation, operation or maintenance of the Auxiliary Chiller System or the Emergency Generator System, or for any liability or damage incurred or suffered by the Tenant in connection with or arising out of the Tenant's installation, operation or maintenance (or, upon the expiration or sooner termination of this Lease, the removal) of the Auxiliary Chiller System or the Emergency Generator System; and the Tenant shall make no claim against the Landlord or any Landlord Party (including, without limitation, such engineer) for any direct, consequential or other loss or damage suffered or incurred by the Tenant in connection with the installation operation or maintenance (or, upon the expiration or sooner termination of this Lease, the removal) of the Auxiliary Chiller System or the Emergency Generator System, however caused, provided, however, that the foregoing is not intended to relieve such engineer from any liability for his or her willful misconduct in connection with the operation and maintenance of the Auxiliary Chiller System or the Emergency Generator System. The Tenant shall indemnify and save harmless the Indemnitees (including, without limitation, such engineer), and defend the Indemnitees (with counsel reasonably acceptable to the Indemnitees), from and against any and all liability (including, but not limited to, statutory liability), loss, damage interest, judgments and liens, and any and all costs and expenses (including, but not limited to, counsel fees and disbursements), in any way arising out of or incurred in connection with, any and all claims, demands, suits, actions and/or proceedings which shall be made or brought against the Indemnitees in connection with or arising out of, anything done or omitted to be done with respect to the Auxiliary Chiller System or the Emergency Generator System, except to the extent caused by the willful misconduct of such engineer. The Indemnitees agree to give the Tenant prompt written notice of all claims, demands, suits, actions and/or proceedings for which the Indemnitees are indemnified hereunder brought or threatened against the Indemnitees, but any failure or delay in giving any such notice shall not affect the Tenant's indemnification obligation hereunder unless the Tenant's ability to defend against such claim is materially adversely affected by such failure or delay. The provisions of this Section 20.10 shall survive the expiration or earlier termination of this Lease. The foregoing provisions of this Section 20.10 are subject to the provisions of Section 9.3 and Section 25.12 of this Lease.

                               ARTICLE TWENTY-ONE
                  (21.)Lease Contains All Agreements-No Waivers

      21.1. This Lease contains all of the understandings relating to the leasing of the Premises and the Landlord's obligations in connection therewith and neither the Landlord nor any agent or representative of the Landlord has made or is making, and the Tenant in executing and delivering this Lease is not relying upon, any warranties, representations, promises or statements whatsoever, except to the extent expressly set forth in this Lease. All understandings and agreements, if any, heretofore had between the parties are merged in this Lease, which alone fully and completely expresses the agreement of the parties.

      21.2. The failure of either party to insist in any instance upon the strict keeping, observance or performance of any provision of this Lease or to exercise any election in this Lease shall not be construed as a waiver or relinquishment for the future of such provision, but the same shall continue and remain in full force and effect. No waiver or modification by either party of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by the party to be charged. No surrender of possession of the Premises or of any part thereof or of any remainder of the term of this Lease shall release the Tenant from any of its obligations under this Lease unless accepted by the Landlord in writing. The receipt and retention by the Landlord of Rent from anyone other than the Tenant shall not be deemed a waiver of the breach by the Tenant of any provision in this Lease, or the acceptance of such other person as a tenant, or a release of the Tenant from its further observance of the provisions of this Lease. The receipt and retention by the Landlord of Rent with knowledge of the breach of any provision of this Lease shall not be deemed a waiver of such breach.

                               ARTICLE TWENTY-TWO
                         (22.)Parties Bound; Exculpation

      22.1. The provisions of this Lease shall bind and benefit the respective successors, assigns and legal representatives of the parties to this Lease, except that (1) no violation of the provisions of Article Seven shall operate to vest any rights in any successor, assignee or legal representative of the Tenant and (2) the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article Fifteen. The obligations of the Landlord under this Lease shall not, however, be binding upon the Landlord herein named (or any subsequent transferor of its interest in the Building or the Premises) with respect to the period (i) subsequent to the transfer of its interest in the Building or the Premises (a lease of the entire interest being deemed such a transfer), except for obligations of the Landlord that accrued prior to the date of such transfer (provided that such obligations shall not be binding on the Landlord herein named (or any such subsequent transferor) if the transferee of the Landlord herein named (or the transferee of any such subsequent transferor) assumes such obligations in writing and a copy of such assumption agreement is delivered to the Tenant within a reasonable period of time thereafter), or (ii) subsequent to the expiration or earlier termination of the term of any underlying lease to which this Lease and the term and estate hereby granted may be subject and subordinate and wherein the lessor thereunder has agreed to recognize this Lease in case the term of said underlying lease expires or terminates prior to the expiration or termination of the term of this Lease if the Landlord would not then be entitled to terminate this Lease pursuant to said Article Fifteen or to exercise any dispossess remedy provided for in this Lease or by law; and in any such event those covenants shall, subject to Article Thirteen, thereafter be binding upon the transferee of such interest in the Building or the Premises or the lessor under said underlying lease, as the case may be, until the next such transfer of such interest.

      22.2. The Tenant shall look solely to the Landlord's interest in the Land and the Building (and the proceeds thereof, including, without limitation, sale proceeds thereof and any undistributed proceeds thereof resulting from any financing or refinancing of the Building (it being expressly agreed by the Tenant that the Tenant shall have no recourse to any financing or refinancing proceeds paid to the shareholders, partners, members or other owners of any equity interests in the Landlord, whether by distribution, dividend or otherwise) or any proceeds thereof resulting from any casualty to or condemnation of the Building) for the satisfaction of any monetary claim under this Lease, or for the collection of any judgment (or other judicial process) based thereon, and no other property or assets of the Landlord (or any affiliate, shareholder, director, officer, employee, partner, agent, representative, or beneficiary of the Landlord, disclosed or undisclosed) shall be subject to levy, execution or other enforcement procedure for the satisfaction of such claim or judgment (or other judicial process). If a final, non-appealable judgment is entered in favor of the Tenant against the Landlord based on any monetary claim under this Lease, and if such judgment is not paid to the Tenant within thirty
(30) days after demand therefor, the Tenant shall be entitled to offset the amount of such judgment against the next accruing fixed rent.

                              ARTICLE TWENTY-THREE
                 (23.)Curing Tenant's Defaults-Additional Rents

      23.1. If the Tenant shall default in the observance of any provision of this Lease, the Landlord, without thereby waiving such default, may perform the same for the account and at the expense (which shall be reasonable, taking into account the circumstances giving rise to the necessity to cure the Tenant's default) of the Tenant (a) immediately or at any time thereafter and without notice in the case of emergency (except that the Landlord shall provide notice of such emergency to the Tenant as soon as reasonably practicable under the circumstances but in no event shall the Landlord's failure to do so affect its right to effect a cure of the Tenant's default) or in case such default unreasonably interferes with the use by any other tenant of any space in the Building or with the efficient operation of the Building or will result in a violation of any Requirement applicable to the Land, the Building or the Premises or any part thereof, to the Tenant's use thereof or to the Tenant's observance of any provision of this Lease, or in a cancellation of an insurance policy maintained by the Landlord, and (b) in any other case if such default continues after thirty (30) days from the date of the giving by the Landlord of notice of the Landlord's intention so to perform the same, provided, however, that if the Tenant's default constitutes a default under any underlying lease or underlying mortgage and the lessor or mortgagee thereof notifies the Landlord of such default, then if the cure period afforded the Tenant extends beyond the tenth (10th) day preceding the end of the cure period permitted to the Landlord under the underlying lease or underlying mortgage, the Landlord may so notify the Tenant, in which event the Landlord's right to cure the Tenant's default will commence upon such tenth (10th) day. All costs and expenses incurred by the Landlord in connection with any such performance by it for the account of the Tenant and all costs and expenses, including reasonable counsel fees and disbursements incurred by the Landlor in any action or proceeding (including any summary dispossess proceeding) brought by the Landlord to enforce any obligation of the Tenant under this Lease and/or right of the Landlord in or to the Premises, shall be paid by the Tenant to the Landlord upon demand. Except as expressly provided to the contrary in this Lease, all costs and expenses which, pursuant to this Lease (including the rules and regulations referred to in this Lease) are incurred by the Landlord and payable to it by the Tenant and all charges, amounts and sums payable to the Landlord by the Tenant for any property, material, labor, utility or other services which, pursuant to this Lease or at the request and for the account of the Tenant, are provided, furnished or rendered by the Landlord shall become due and payable by the Tenant to the Landlord on the later of (i) thirty (30) days after receipt by the Tenant of a bill from the Landlord or (ii) three (3) business days prior to the date due to a third-party vendor. If any cost, expense, charge, amount or sum referred to in this Section or elsewhere in this Lease is not paid when due as provided in this Lease, the same shall become due by the Tenant as additional rent under this Lease. If any Rent or damages payable under this Lease is not paid within ten (10) days after the date (the "Due Date") when due, the same shall bear interest at the rate per annum (except as specifically set forth below in this Section 23.1) equal to the Prime Rate (as hereinafter defined) plus (x) two (2) percentage points, during the period from the Due Date until the earlier to occur of (i) the date that is thirty (30) days after the Due Date and (ii) the date that such amount is paid, (y) four (4) percentage points during the period from the thirty-first (31st) day after the Due Date until the earlier to occur of (i) the date that is sixty (60) days after the Due Date and (ii) the date that such amount is paid and (z) six (6) percentage points during the period from the sixty-first (61st) day after the Due Date until the date that such amount is paid (but in no event shall the interest payable under clause (x), (y) or (z) above be in excess of that permitted by law), and the amount of such interest shall be deemed additional rent under this Lease. If there is a nonpayment by the Tenant of any such additional rent and/or any other additional rent becoming due under this Lease, the Landlord, in addition to any other right or remedy, shall have the same rights and remedies as in the case of default by the Tenant in the payment of the fixed rent. If the Tenant is in arrears in payment of Rent beyond any applicable notice and grace period provided for under this Lease, the Tenant waives the Tenant's right, if any, to designate the items against which any payments made by the Tenant are to be credited, and the Landlord may apply any payments made by the Tenant to any items the Landlord sees fit, irrespective of and notwithstanding any designation or request by the Tenant as to the items against which any such payments shall be credited. The Landlord reserves the right, without liability to the Tenant and without constituting any claim of constructive eviction, to suspend furnishing or rendering to the Tenant any property, material, labor, utility or other service, wherever the Landlord is obligated to furnish or render the same at the expense of the Tenant, in the event that (but only so long as) the Tenant is in arrears in paying the Landlord therefor at the expiration of five (5) business days after the Landlord shall have given to the Tenant notice demanding the payment of such arrears; provided, however, that if (but only so long as) the Tenant is disputing in good faith Tenant's obligation to pay all of such arrears, has paid to the Landlord all amounts due for services which are not in dispute, and is diligently prosecuting the resolution of such dispute, then the Landlord shall not exercise such right to suspend services; provided further, however, that if it is determined that the Tenant owes the Landlord all or any portion of the amount in arrears, or if the Tenant ceases to dispute in good faith its obligation to pay all or any portion of the amount in arrears, the Tenant shall pay to the Landlord, upon demand (and with interest thereon a rate per annum equal to the Prime Rate plus two (2) percentage points (but in no event in excess of that permitted by law) from the date such amount was due to the date such amount (with interest) is paid to the Landlord) any amount that is so determined to be owed to the Landlord and any amount which the Tenant no longer disputes in good faith; provided further, however, that, if it is determined that the Landlord improperly billed the Tenant for a service and that the Tenant has remitted payment to the Landlord for all or any portion of such improperly billed amount, then the Landlord shall pay to the Tenant, upon demand, the amount that is so determined to have been overpaid by the Tenant. As used in this Lease, the term "Prime Rate" shall mean, for any period of time during the term of this Lease, the then published prime interest rate for unsecured loans charged by The Chase Manhattan Bank, (or Citibank if The Chase Manhattan Bank, shall not then have an announced prime rate) on loans of 90 days.

                               ARTICLE TWENTY-FOUR
          (24.)Adjustments for Changes in Landlord's Costs and Expenses

      24.1. If for any Computation Year, the R.E. Tax Share of the Real Estate Taxes shall be greater than Base Real Estate Taxes, or 108% of the O.E. Share of the Cost of Operation and Maintenance shall be greater than 108% of the Base COM, then the Tenant shall pay to the Landlord, as additional rent, an amount equal to the product obtained by multiplying such excess or excesses by the Tenant's Area. In no event shall any payment by the Tenant in respect of (a) Real Estate Taxes be due with respect to any period ending on or before June 30, 1999 and (b) the Cost of Operation and Maintenance be due with respect to any period ending on or before December 31, 1999.

      24.2. In order to provide for current payments on account of the additional rent which may be payable to the Landlord pursuant to Section 24.1 for any Computation Year, the Tenant agrees to make such payments on account of said additional rent for and during such Computation Year, as the case may be, as follows:

            (a) With respect to Real Estate Taxes, the Tenant shall pay its share thereof in two semiannual installments in advance on the twentieth (20th) day of June and December, each equal to the product of the Tenant's Area, multiplied by one-half of the excess of the R.E. Tax Share of the Real Estate Taxes for the Tax Year in which the Landlord's corresponding tax payment falls over the Base Real Estate Taxes, it being understood that if the tax bill for the following Tax Year is not received in time to bill the June 20 payment, the Landlord may reasonably estimate the payment due on June 20 based on the Landlord's reasonable estimate of the Real Estate Taxes for such following Tax Year. If, upon issuance of the tax bill for such following Tax Year (or upon such earlier date as the Landlord shall have knowledge of the actual amount of such Real Estate Taxes as finally determined by the applicable taxing authorities), such estimated amount results in an underpayment, the Tenant shall pay to the Landlord the amount of the underpayment. If, upon issuance of the tax bill for such following Tax Year (or upon such earlier date as the Landlord shall have knowledge of the actual amount of such Real Estate Taxes as finally determined by the applicable taxing authorities), such estimated amount results in an overpayment, the Landlord shall, at the Tenant's election, either pay to the Tenant an amount equal to the overpayment or permit the Tenant a credit for such amount against future rent payments. If there shall be any increase in Real Estate Taxes for any Tax Year, whether during or after such Tax Year, or if there shall be any decrease in the Real Estate Taxes for any Tax Year, whether during or after such Tax Year, the Tenant shall pay its share of any increase, or, to the extent the decrease does not reduce the R.E. Tax Share of Real Estate Taxes below the Base Real Estate Taxes, receive its share of any decrease, substantially in the same manner as provided in the preceding two sentences. If during the term of the Lease, eal Estate Taxes are required to be paid (to the appropriate taxing authorities), on any other date or dates than as presently required, then the Tenant's payments toward Real Estate Taxes shall be correspondingly accelerated or revised so that such payments are due at least ten (10) days prior to the date payments are due to the taxing authorities. Upon the receipt by the Landlord of a written request therefor from the Tenant within three (3) years after the end of the applicable Tax Year, the Landlord shall provide to the Tenant a copy of any tax bill for the Building requested by the Tenant and in the Landlord's possession.

            (b) With respect to Cost of Operation and Maintenance, the Tenant shall pay an amount each month equal to the product of the Tenant's Area multiplied by 1/12th of the excess of 108% of the O.E. Share of the Cost of Operation and Maintenance for such Computation Year as reasonably estimated by the Landlord (which estimate of the Cost of Operation and Maintenance for such Computation Year shall not exceed 105% (or such higher percentage which the Landlord can reasonably document) of the Cost of Operation and Maintenance for the immediately preceding Computation Year) over 108% of the Base COM, the installment for each calendar month to be due and payable upon the receipt from the Landlord of a bill for the same. If, as finally determined, the amount of additional rent payable by the Tenant to the Landlord pursuant to this Subsection for such Computation Year shall be greater than (resulting in an underpayment) or be less than (resulting in an overpayment) the aggregate of all the installments so paid on account to the Landlord by the Tenant for such Computation Year, then, promptly after the receipt of the bill for such Computation Year and, in performance of its obligations under
            Section 24.1, the Tenant shall, in case of such an underpayment, pay to the Landlord within thirty (30) days an amount equal to such underpayment, or the Landlord shall, in case of such an overpayment, at the Tenant's election, either pay to the Tenant within thirty
            (30) days an amount equal to such overpayment or permit the Tenant a credit for such amount against future rent payments.

      24.3. As used in this Article:

            (a) "Computation Year" shall mean each calendar year in which occurs any part of the term of this Lease and, in the case of a Default Termination of this Lease, in which would have occurred any part of the full term of this Lease except for such Default Termination.

            (b) "Tax Year" shall mean the twelve (12) month period commencing July 1 of each year, or such other twelve (12) month period as may be duly adopted as the fiscal year for real estate tax purposes in The City of New York.

            (c) "Tenant's Area" shall mean the number of square feet in the rentable area of the Office Space, the Basement Space and the Penthouse Space, as agreed upon by the parties and set forth in
            Section 1.6 hereof.

            (d) "R.E. Tax Share" shall mean a fraction whose numerator is one and whose denominator is the number of square feet of the rentable area of the Building.

            (e) "O.E. Share" shall mean a fraction whose numerator is one and whose denominator is the number of square feet in the rentable area of the Building. The parties agree that the Building currently contains 2,497,153 rentable square feet for purposes of this Article.

            (f) "Real Estate Taxes" shall mean the taxes and assessments imposed upon the Building, including without limitation assessments made as a result of the Building or part thereof being within a business improvement district, (other than any interest or penalties imposed in connection therewith) and all expenses, including fees and disbursements of counsel and experts, reasonably incurred by, or reimbursable by, the Landlord in connection with any application for a reduction in the assessed valuation for the Building or for a judicial review thereof. Except as hereinafter provided, Real Estate Taxes shall not be deemed to include (i) any taxes on the income of the holder of an underlying mortgage and any taxes on the income of the lessor under any underlying lease, (ii) any corporation, unincorporated business or franchise taxes, (iii) any estate gift, succession or inheritance taxes, (iv) any capital gains, mortgage recording or transfer taxes, (v) any taxes or assessments attributable to any sign attached to, or located on, the Building or the Land or (vi) any similar taxes imposed on the Landlord, the holder of any underlying mortgage or the lessor under any underlying lease; provided, however, that if, due to a future change in the method of taxation any tax of the type referred to in the foregoing clauses (i)-(vi), or any other tax, shall be levied against the Landlord in substitution in whole or in part for, or in lieu of, any tax assessment, lien, or imposition which would otherwise constitute a Real Estate Tax, such tax shall be deemed to be a Real Estate Tax for the purposes of this Lease. Where the Real Estate Taxes are not separately levied upon the Building and the Land but are included in a blanket levy imposed upon or with respect to the Building and or the Land as well as others or portions thereof, the amount of Real Estate Taxes for the purposes of this Lease shall be determined by allocation as follows: the amount of Real Estate Taxes for the Building shall be deemed to be that amount which, in relation to the total amount of said taxes for all buildings or portions thereof included in said blanket levy, is in the same proportion as the total rentable area of the Building bears to the total rentable area of all the included buildings or portions thereof, and the amount of Real Estate Taxes for the Land shall be deemed to be that amount which, in relation to the total amount of said taxes for all land included in said blanket levy, is in the same proportion as the rentable area of the Building bears to the aggregate rentable area of all buildings or portions thereof situated on said included lands.

            (g) "Cost of Operation and Maintenance" shall mean the actual cost incurred by the Landlord or its affiliates in accordance with sound management and accounting principles and practices generally accepted (consistently applied) with respect to the ownership, operation, maintenance and repair of the Building and the curbs and sidewalks adjoining the same, including, without limitation, the cost incurred for air conditioning; mechanical ventilation; heating; interior and exterior cleaning; rubbish removal; window washing (interior and exterior, including inside partitions); elevators; escalators; hand tools and other moveable equipment to the extent same are not required to be capitalized in accordance with good accounting practice; porter and matron service; electric current, steam, water and other utilities; association fees and dues; protection and security service; repairs; maintenance; compliance with any Preservation Agreement to the extent same are not required to be capitalized in accordance with good accounting practice; fire, extended coverage, boiler, sprinkler, apparatus, rental income, public liability and property damage insurance; supplies; wages, salaries, disability benefits, pensions, hospitalization, retirement plans and group insurance respecting service and maintenance employees, building superintendents, concierges, managers, their assistants and clerical staffs, and persons engaged in supervision of the foregoing; uniforms and working clothes for such employees and the cleaning thereof; expenses imposed pursuant to any collective bargaining agreement with respect to such employees; payroll, social security, unemployment and other similar taxes with respect to such employees; sales, use and other similar taxes; vault charges, except to the extent the related vault space is leased to a third party; franchise fees payable to New York City in connection with the concourse levels of Rockefeller Center; water rates; sewer rents; charges of any independent contractor who does any work with respect to the operation, maintenance and repai of the Building and the curbs and sidewalks adjoining the same; legal, accounting and other professional fees; decorations; and the annual depreciation or amortization over the useful life thereof of costs, including reasonable financing costs, incurred for any equipment, device or other capital improvement made or acquired which is either intended as a laborsaving measure or to effect other economies in the operation of the Building and said curbs and sidewalks (but only to the extent that the annual benefits anticipated to be realized therefrom are reasonably anticipated to exceed the annual amount to be amortized) or which is required by any Requirement enacted after the date hereof; provided, that the term "Cost of Operation and Maintenance" shall not include (1) Real Estate Taxes, special assessments, franchise, transfer, gains, inheritance, estate, succession, gift, corporation, unincorporated business or gross receipts taxes or taxes imposed upon or measured by the income or profits of the Landlord, (2) except for depreciation and amortization specifically provided for in this subsection, the cost of any item, including, without limitation, any improvement, repair, alteration, change, addition (including, without limitation, any additions to, or additional stories on, the Building or its plazas, or additional buildings or other structures adjoining the Building, or connecting the Building to other structures adjoining the Building), or replacement, which is, or should in accordance with good accounting practice be, capitalized on the books of the Landlord, including, without limitation, rental payments for any equipment which, in accordance with good accounting practice, is considered to be of a capital nature, (3) the cost of any electricity furnished to the Premises or any other space in the Building demised or available for lease to other tenants, (4) the cost of any work or service performed for any tenant of space in the Building (including the Tenant) at such tenant's cost and expense or in excess of Building Standard, or work done prior to initial occupancy, and any other contribution by the Landlord to the cost of tenant improvements, or the cost of any work or service performed for any tenant of space in the Building of a type which is not provided to the Tenant (or which is provided to the Tenant, but at a separate or additional charge), (5) any costs incurred with respect to any theater or garage located in the Building, (6) advertising, entertainment and promotional expenses, (7) all leasing commissions and expenses of procuring tenants, including, without limitation, lease concessions and take-over or take-back obligations, (8) depreciation and amortization (except as otherwise provided above),
            (9) interest on and amortization of det, (10) any ground rent or any other payments payable under any lease to which this Lease is subject, (11) any fines, late charges, interest and penalties on any taxes, debt service and ground rent, (12) wages, fringe benefits and salaries of employees over the rank of senior vice president-operating (provided that the Landlord shall reasonably apportion, if applicable, the wages, fringe benefits and salary of such senior vice president-operating among or between the buildings for which he or she is responsible and the amount apportioned to buildings other than the Building shall not be included in the Cost of Operation and Maintenance), (13) costs and expenses of lease enforcement, including legal fees, (14) intentionally omitted, (15) expenses resulting from any violation by the Landlord of the terms of any lease of space in the Building or of any ground or underlying lease or mortgage to which this Lease is subordinate, (16) amounts received by the Landlord (through proceeds of insurance or otherwise) to the extent they are compensation for sums previously included in operating expenses, (17) amounts paid to any affiliate of the Landlord for services and/or materials which is in excess of the fair market price (it being understood that, upon the request of the Tenant, the Landlord shall notify the Tenant of any contract for services and/or materials between the Landlord and any such affiliate), (18) costs incurred with respect to a sale or transfer of all or any portion of the Building or any interest therein or in any person or entity of whatever tier owning an interest therein,
            (19) financing and refinancing costs, (20) intentionally omitted,
            (21) costs for which the Landlord receives compensation through the proceeds of insurance or for which the Landlord would have been compensated by insurance had it carried the coverage required under the Lease or for which the Landlord receives compensation from any other source, (22) intentionally omitted, (23) legal fees, expenses and disbursements incurred in connecton with leasing, sales, financing or refinancing or disputes with tenants, (24) amounts otherwise includable in the Cost of Operation and Maintenance but reimbursed to the Landlord directly by the Tenant or other tenants (other than through provisions similar to this Article Twenty-four),
            (25) to the extent any costs includable in the Cost of Operation and Maintenance are incurred with respect to both the Building and other properties (including, without limitations, salaries, fringe benefits and other compensation of the Landlord's personnel who provide services to both the

            Building and other properties), there shall be excluded from the Cost of Operation and Maintenance a fair and reasonable percentage thereof which is properly allocable to such other properties, (26) the cost of any judgment, settlement, or arbitration award resulting from any liability of the Landlord (other than a liability for amounts otherwise includable in the Cost of Operation and Maintenance hereunder) and all expenses incurred in connection therewith, (27) the cost of acquiring or replacing any separate electrical meter the Landlord may provide to any of the tenants in the Building, (28) costs relating to withdrawal liability or unfunded pension liability under the Multi-Employer Pension Plan Act or similar law, (29) the cost of installing, operating and maintaining any specialty facility such as an observatory, broadcasting facilities, luncheon club, athletic or recreational club, child care or similar facility, cafeteria or dining facility or conference center, (30) any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord, (31) costs of acquiring, leasing, restoring, displaying, insuring or protecting (a) sculptures, (b) paintings and
            (c) other objects of art located within or outside the Building, except for the cost of routine maintenance of such objects in the public areas in the Building, (32) expenditures for repairing and/or replacing any defect in any work performed by the Landlord pursuant to the provisions of this Lease, (33) costs incurred to remedy violations of Requirements (including, without limitation, the Americans with Disabilities Act or New York City local law 58/87) that arise by reason of the Landlord's failure to construct, maintain or opeate the Building or any part thereof in compliance with such Requirements, other than such costs incurred in order to achieve compliance with new Requirements (including any changes in any Requirements) enacted after the date hereof which may be amortized as provided in the definition of Cost of Operation and Maintenance, (34) expenses allocable directly and solely to the retail space of the Building (including, without limitation, plate glass insurance), (35) intentionally omitted, (36) costs incurred in connection with the acquisition or sale of air rights, transferable development rights, easements or other real property interests, (37) any insurance costs that are not customary for first-class office buildings located in Manhattan and any increased insurance costs reimbursed directly to the Landlord by a tenant, including, without limitation, the Tenant, pursuant to their respective leases, (38) costs incurred by the Landlord which result from a tenant's (other than the Tenant) breach of a lease or the Landlord's tortious or negligent conduct, (39) the cost of repairs or replacements or restorations by reason of fire or other casualty or condemnation,
            (40) costs and expenses incurred by the Landlord in connection with any obligation of the Landlord to indemnify any tenant of the Building (including the Tenant) pursuant to its lease or otherwise,
            (41) the cost paid or incurred in connection with the removal, replacement, enclosure, enclosure, encapsulation or other treatment of any substances in the Building which constitute hazardous substances as of the date of this Lease, (42) all costs incurred by the Landlord in respect of modifications or upgrades to the Landlord's computer hardware or software systems required for the proper functioning of the Landlord's computer systems for, or with respect to, the year 2000 and thereafter, (43) the cost of electricity and overtime heating, ventilating and air conditioning furnished to any rentable space in the Building, whether or not leased to tenants, and (44) costs(including, without limitation, any taxes or assessments) incurred in connection with any sign attached to, or located on, the Land or the Building. If during any period for which the Cost of Operation and Maintenance is being computed, including the Computation Years used to calculate the Base COM, the Landlord is not for all or any part of such period furnishing any particular work or service (the cost of which if performed by the Landlord would constitute a Cost of Operation and Maintenance) to a portion of the Building due to the fact that such portion is not leased to a tenant or that the Landlord is not obligated to perform such work or service in such portion, then the amount of the Cost of Operation and Maintenance for such period shall be deemed, for the purposes of this Article, to be increased by an amount equal to the additional Cost of Operation and Maintenance which would reasonably have been incurred during such period by the Landlord if it had furnished such work or service. The Landlord, upon request by the Tenant, shall specifically identify all amounts which are "grossed up" in each Computation Year pursuant to the immediately preceding sentence and, upon request, provide the Tenant with reasonable back-up for such gross-up.

            (h) "Base Real Estate Taxes" shall mean the R.E. Tax Share of the Real Estate Taxes for the Tax Year commencing on July 1, 1998 and ending on June 30, 1999.

            (i) "Base COM" shall mean the O.E. Share of the Cost of Operation and Maintenance for the Computation Year commencing on January 1, 1999 and ending on December 31, 1999.

      24.4. If the term commencement date shall be a day other than a January 1 or the date fixed for the expiration of the full term of this Lease shall be a day other than December 31, or if there is any abatement of the fixed rent payable under this Lease or any termination of this Lease (other than a Default Termination), or if there is any increase or decrease in the Tenant's Area, then in each such event in applying the provisions of this Article Twenty-four with respect to any Tax Year or Computation Year in which such event occurred, appropriate adjustments shall be made (which, in the case of any such abatement of fixed rent, shall include an abatement of additional rent payable pursuant to this Article Twenty-four) to reflect the result of such event on a basis consistent with the principles underlying the provisions of this Article, taking into consideration (a) the portion of such Tax Year or Computation Year, as the case may be, which shall have elapsed prior to or after such event, (b) the rentable area of the Office Space affected thereby, and (c) the duration of such event.

      24.5. The Tenant shall not (and hereby waives any and all rights it may now or hereafter have to) institute or maintain any action, proceeding or application in any court or other body having the power to fix or review assessed valuations, for the purpose of reducing the Real Estate Taxes.

      24.6. In the event the Landlord fails to bill the Tenant for Tenant's share of Real Estate Taxes or Cost of Operation and Maintenance by the time such amounts would otherwise be due and payable hereunder, the Tenant shall pay the amount most recently billed for the item in question, subject to subsequent adjustment to reflect the correct amount due.

      24.7. When requested by the Tenant within nine (9) months following the receipt by it of any Escalation Statement, the Landlord, in substantiation of its determination of the amounts set forth in said Escalation Statement, will furnish to the Tenant such additional information as reasonably may be required by the Tenant for such purpose, and, as may be reasonably necessary for the verification of such information, will permit the pertinent records of the Landlord (i.e., the records relating to the particular items of Cost of Operation and Maintenance under review by the Tenant the year in question and the two (2) prior years (including, if applicable, the two (2) prior years preceding the earliest year being utilized to determine the Base COM)) to be examined and copied by an officer of the Tenant or by the Tenant's Audit Representative (as hereinafter defined), as the Tenant may designate (subject however, to the execution of a confidentiality agreement by the Tenant and its Audit Representative in form reasonably acceptable to the Landlord); it being expressly understood that the Landlord shall be under no duty to preserve any such records, or any data or material related thereto, beyond such time as shall be its customary practice with respect thereto (which at the present time is three (3) years). For purposes of this Article Twenty-four: (a) "Escalation Statement" shall mean a final statement setting forth the amount payable by the Tenant or the Landlord, as the case may be, for a specified Computation Year pursuant to this Article Twenty-four; and (b) "Audit Representative" shall mean an independent and reputable, certified public accounting firm, which firm is not being compensated by the Tenant for its services on a contingency or success fee basis, and which shall employ only certified public accountants who are full-time, regular employees of such firm in connection with such verification.

                               ARTICLE TWENTY-FIVE
                               (25.)Miscellaneous

      25.1. If upon the request of the Tenant the Landlord shall consent to the omission or removal of any part of, or the insertion of any door (other than to a public corridor) or other opening in, any wall separating the Premises from other space adjoining the Premises, then (a) the Tenant shall be deemed to have assumed responsibility for all risks (including, without limitation, damage to, or loss or theft of, property) incident to the use of said door or other opening or the existence thereof, and shall indemnify and save the Indemnitees harmless from and against any claim, demand or action for, or on account of, any such loss, theft or damage, and (b) upon the expiration or termination of this Lease or any lease of said adjoining space, the Landlord may enter the Premises and close up such door or other opening by erecting a wall to match the wall separating the Premises from said adjoining space, and the Tenant shall pay the reasonable cost thereof and, subject to Section 6.1(c) above, such work may be done during Business Hours and while the Tenant is in occupancy of the Premises and the Tenant shall not be entitled to any abatement of fixed rent or other compensation on account thereof; provided, that nothing shall be deemed to vest the Tenant with any right or interest in, or with respect to, said adjoining space, or the use thereof, and the Tenant hereby expressly waives any right to be made a party to, or to be served with process or other notice under or in connection with, any proceeding which may hereafter be instituted by the Landlord for the recovery of the possession of said adjoining space.

      25.2. Without incurring any liability to the Tenant and upon notice to the Tenant as soon as may be reasonably practicable under the circumstances (whether prior to or thereafter), the Landlord may permit access to the Premises or any of the Licensed Spaces and open the same, whether or not the Tenant shall be present, upon demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, the Tenant's property or for any other purpose (but this provision and any action by the Landlord hereunder shall not be deemed a recognition by the Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the Premises or any of the Licensed Spaces), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal government.

      25.3. If an excavation shall be made upon any land adjacent to the Building, or shall be authorized to be made, the Tenant shall afford to the person causing or authorized to cause such excavation a license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the Building from injury or damage, all without any claim for damages or indemnity against the Landlord or diminution or abatement of rent.

      25.4. The headings of the Articles of this Lease are for convenience only and are not to be considered in construing said Articles.

      25.5. As used in this Section, the term "facility" means stores, restaurants, cafeterias, rest rooms, and any other facility of a public nature in the Building. The Tenant will not discriminate by segregation or otherwise against any person or persons because of race, creed, color, sex (except as appropriate in the case of rest rooms) or national origin in furnishing, or by refusing to furnish, to such person or persons the use of any facility in the Premises, including any and all services, privileges, accommodations, and activities provided thereby. The Tenant's noncompliance with the provisions of this Section shall constitute a material breach of this Lease. In the event of such noncompliance, the Landlord may take appropriate action to enforce compliance, may terminate this Lease in accordance with the provisions of this Lease, or may pursue such other remedies as may be provided by law. In the event of termination, the Tenant shall be liable to the Landlord for damages in accordance with the provisions of this Lease.

      25.6. If the Tenant holds-over in the Premises after the expiration or termination of this Lease without the consent of the Landlord, the Tenant shall pay as hold-over rental (a) for each of the first three (3) months of the hold-over tenancy, an amount equal to 125% of the Rent which Tenant was obligated to pay for the month immediately preceding the expiration or termination of this Lease and (b) for each month after the first three (3) months of the hold-over tenancy, an amount equal to the greater of (i) 150% of the fair market rental value of the Premises for such month and (ii) 150% of the Rent which Tenant was obligated to pay for the month immediately preceding the expiration or termination of this Lease; provided, however, that, subject to the provisions of
Section 25.12 below, nothing in the foregoing provisions of this Section 25.6 shall be construed to limit or preclude any other rights or remedies available to the Landlord at law or in equity by reason of such holding-over by the Tenant, including, without limitation, the recovery by the Landlord against the Tenant of any sums or damages to which, in addition to the damages specified above, the Landlord may lawfully be entitled. No holding-over by the Tenant, nor the payment to the Landlord of the amounts specified above, shall operate to extend the term of this Lease.

      25.7. Any obligation of the Landlord or the Tenant which by its nature or under the circumstances can only be, or by the provisions of this Lease may be, performed after the expiration or earlier termination of this Lease, and any liability for a payment which shall have accrued to or with respect to any period ending at the time of such expiration or termination, unless expressly otherwise provided in this Lease, shall survive the expiration or earlier termination of this Lease.

      25.8. If any provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

      25.9. It is the intention of the Landlord and the Tenant to create the relationship of landlord and tenant, and no other relationship whatsoever, and nothing herein shall be construed to make the Landlord and the Tenant partners or joint venturers, or to render either party hereto liable for any of the debts or obligations of the other party.

      25.10. The Landlord and the Tenant acknowledge that (i) improvements (including Fixtures) made or installed by the Tenant in the Premises do not constitute consideration for the granting of this Lease to the Tenant and (ii) there has been no adjustment in the fixed or additional rent payable under this Lease on account of such improvements (including Fixtures).

      25.11. If there is any payment required to be made by the Tenant under this Lease for which no time period is stated within which the payment must be made, or where this Lease requires any payment to be made "upon demand", such payment shall be made within thirty (30) days after demand by the Landlord.

      25.12. Notwithstanding anything contained in this Lease to the contrary, in no event shall either the Landlord or the Tenant be liable to the other for consequential damages.

      25.13. Wherever this Lease specifically provides for a dispute to be resolved in accordance with the expedited dispute resolution procedure set forth in this Section 25.13, such dispute shall, at either party's option, be resolved and finally determined by arbitration conducted in the City and County of New York in accordance with the rules of the AAA (as defined in Section 33.4.1) and the following provisions of this Section 25.13:

            (a) Within five (5) business days following the giving of any notice by the Landlord or the Tenant stating that it wishes such dispute to be so resolved, the parties shall attempt to agree on a single arbitrator (the "Single Arbitrator"). The Single Arbitrator shall be a qualified, disinterested and impartial person who shall have had at least 10 years experience in New York City in a calling related to the subject matter of the dispute. If the parties are unable to agree on the Single Arbitrator within such five (5) business day period, either party, upon notice to the other party, may request the AAA to appoint the Single Arbitrator meeting the foregoing requirements. If the AAA shall refuse to appoint the Single Arbitrator or fail to do so within five (5) after the request, or if there shall be no AAA in existence, either party hereto, on behalf of both, may apply for the appointment of the Single Arbitrator to the President of the Bar Association of the City of New York or, if said President does not appoint the Single Arbitrator within ten (10) days of such application, to the Supreme Court in the County of New York, and the other party shall not raise any objection as to said President's or the Court's full power and jurisdiction to entertain the application and make such appointment.

            (b) The Single Arbitrator shall be directed to reach a written decision within ten (10) business days following his or her appointment. The Landlord and the Tenant shall each have the right to appear and be represented by counsel before the Single Arbitrator and to submit such data and memoranda in support of their respective positions in the matter in dispute as they may deem necessary or appropriate in the circumstances. The Single Arbitrator, in rendering his or her decision, shall not add to, subtract from or otherwise modify the provisions of this Lease. The Single Arbitrator's decision, determined as provided in this Section 25.13, shall be conclusive and binding on the parties, shall constitute an "award" by the Single Arbitrator within the meaning of AAA rules and judgment may be entered thereon in any court of competent jurisdiction.

            (c) Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Section 25.13 (unless the Single Arbitrator shall have awarded counsel fees and expenses to the prevailing party upon a finding of bad faith by the other party), and the parties shall share all other expenses and fees of any such arbitration (unless the Single Arbitrator shall have directed that one party pay such expenses and fees upon a finding of bad faith by such party).

25.14. Whenever this Lease shall provide that Landlord or Tenant shall pay the out-of-pocket costs of the other party, such out-of-pocket costs shall be reasonable.

25.15. Anything in this Lease to the contrary notwithstanding, CD Radio, the Tenant named herein, shall be permitted to install signage in the elevator lobbies on each floor of the Office Space without the Landlord's prior written consent, provided that such signage shall be consistent with the quality of the signage installed by multi-floor tenants in the elevator lobbies on floors in the Building on which such tenants are the sole occupants.

25.16. In the case of any conflict between the provisions of this Lease and the exhibits attached hereto, the provisions of this Lease shall control.

                               ARTICLE TWENTY-SIX
                                  (26.)Security

      26.1. The Tenant has deposited, and shall maintain on deposit with Landlord at all times during the term of this Lease, one or more clean, unconditional, irrevocable letter(s) of credit (each a "Deposit L/C" and collectively, the "Deposit L/Cs") having an aggregate value at all times equal to or greater than the Required Amount (as defined in Section 26.3 below) as security for the full and faithful keeping, observance and performance of all of the covenants, agreements, terms, provisions and conditions of this Lease required to be kept, observed or performed by the Tenant (expressly including, without being limited to, the payment as and when due of the fixed rent, additional rent, percentage rent, if any, and any other sums or damages payable by the Tenant under this Lease) and the payment of any and all other damages for which the Tenant shall be liable by reason of any act or omission contrary to any of said covenants, agreements, terms, provisions or conditions. Every Deposit L/C shall be issued by a bank which is a member of the New York Clearing House Association with offices for banking purposes in the City of New York, having a net equity or combined capital and surplus of not less than One Billion and 00/100 Dollars ($1,000,000,000.00), and which bank is reasonably acceptable to the Landlord and every Deposit L/C shall be substantially in the form of the letter of credit attached hereto as Exhibit D and made a part hereof. If any Deposit L/C provides that the amount drawable thereunder shall cease to be available on a date prior to the date which is six (6) months after the expiration of the Term of this Lease, or if the issuing bank shall give written notice to the Landlord that it will not extend such Deposit L/C for an additional twelve (12) months beyond the then current expiry date, the Tenant shall, at least thirty (30) days prior to the date specified in such Deposit L/C as being the date on which such drawable amount will cease to be available, or the then current expiry date, as the case may be, either furnish to the Landlord a renewal or extension of such Deposit L/C or a new Deposit L/C. Failure to comply with the provisions of the preceding sentence prior to the commencement of any such thirty (30) day period, shall constitute a default under this Lease and the Landlord may, at any time during such thirty (30) day period, draw upon such Deposit L/Cs and retain as a cash deposit hereunder the amount so drawn. If at any time the Tenant shall be in default in the payment as aforesaid of any fixed rent, additional rent and/or any other sums or damages or shall otherwise be in default in the keeping, observance or performance of any of the covenants, agreements, terms, provisions or conditions of this Lease beyond the applicable notice and grace periods set forth in this Lease, then the Landlord, at the Landlord's election, may draw upon the Deposit L/Cs to the extent required for the payment of the fixed rent, additional rent, other sums or damages in respect of which the Tenant is so in default and/or, if the Tenant is otherwise in default in the keeping, observing or performing as aforesaid of any of the covenants, agreements, terms, provisions or conditions of this Lease, the Landlord may draw upon the Deposit L/Cs to the extent required for the payment of such costs and expenses as the Landlord shall incur in curing any such default without relieving the Tenant of its obligation to the extentthe funds available under the Deposit L/Cs are inadequate. If the Landlord shall so draw upon any Deposit L/C, the Tenant shall, upon demand, immediately deposit with the Landlord a new Deposit L/C in an amount equal to the amount so drawn. If, at any time after the payment by the Tenant to the Landlord of any amounts required to be paid by the Tenant under this Lease, the Landlord is required to return or repay to the Tenant, for any reason in connection with the bankruptcy or insolvency of the Tenant, any fixed rent or additional rent, or any other sums paid by the Tenant to the Landlord under this Lease, then, at the Landlord's election, the Deposit L/Cs may be drawn upon and the proceeds thereof applied by the Landlord to offset all or any portion of the amounts so returned or repaid. If the Tenant shall fully and faithfully pay, perform and observe all of the covenants and obligations to be paid, performed and/or observed on the part of the Tenant under this Lease, all of the Deposit L/Cs shall be returned to the Tenant in accordance with the provisions of Section 26.2(d) below after the expiration of the term of this Lease and delivery to the Landlord of possession of the Premises and the Licensed Spaces in accordance with the provisions of Section 6.1(h) of this Lease and payment by the Tenant of its obligations under Section 4.1 above, if any, to remove the Salvageable Fixtures designated by the Landlord from the Premises and/or the Licensed Spaces. The provisions of this Article Twenty-six relating to periods after the expiration or earlier termination of this Lease shall survive the expiration or earlier termination of this Lease.

      26.2. (a) The term "Required Amount" as used in this Article Twenty-six shall mean $6,250,000, for the period from the date hereof until the third (3rd) anniversary of the term commencement date, thereafter, reducing as follows:

                  (i) In each year during the term of this Lease, from and after the third (3rd) anniversary of the term commencement date, that the Tenant's Gross Revenues (as hereinafter defined) equal or exceed $200,000,000 but are less than $350,000,000, the Required Amount shall be reduced by $1,000,000, but in no event shall the Required Amount ever be less than $2,000,000.

                  (ii) If, in any year during the term of this Lease from and after the third (3rd) anniversary of the term commencement date, the Tenant's Gross Revenues equal or exceed $350,000,000, the Required Amount shall be reduced to $2,000,000.

                  (iii) From and after the date which is thirty (30) days after the later to occur of the expiration of the term of this Lease and the date upon which the Tenant shall have delivered to the Landlord possession of the Premises and the Licensed Spaces in accordance with the provisions of
                        Section 6.1(h) of this Lease, the Required Amount shall be reduced to $250,000.

            (b) Anything in this Section 26.2 or elsewhere in this Lease to the contrary notwithstanding, if, at any time during the term of this Lease (i) the Tenant shall default in observing any provision of that certain indenture agreement for 15% senior secured discount notes due December 1, 2007, dated as of November 26, 1997 and issued by CD Radio Inc. to IBJ Schroder Bank and Trust Company (the "Indenture") or (ii) the satellite radio broadcast license granted to the Tenant by the Federal Communications Commission ("FCC") on October 10, 1997 is transferred by the Tenant (other than to an Assignee), revoked by the FCC or otherwise limited or invalidated, the reductions in the Required Amount provided for in Section 26.2(a) above shall cease until such time as the default under the Indenture is cured and/or such license is fully reinstated or replaced by the FCC with another satellite radio broadcast license of at least equal scope and utility .

            (c) As used in this Article Twenty-six: (i) "Gross Revenues" shall mean for any period, all revenues from the operations of the Tenant during such period, determined in accordance GAAP, as verified in a sworn statement of the chief financial officer of the Tenant, or as certified by an independent certified public accountant reasonably acceptable to the Landlord, delivered to the Landlord together with all supporting documentation reasonably requested by the Landlord, provided, however, that in no event shall Gross Revenues include
(i) any gain arising from any writeup of assets, (ii) any loan proceeds,
(iii) proceeds or payments under insurance policies (other than proceeds or payments for business interruption), (iv) gross receipts earned by licensees, concessionaires or similar third parties except for any portion of such receipts which are shared by the Tenant, (v) condemnation proceeds or sales proceeds in lieu of and/or under threat of condemnation, (vi) refunds, rebates, discounts, credits, etc. which are paid, retained or received by the Tenant, or (vii) any other extraordinary items which are received by the Tenant other than in the ordinary course of the Tenant's business; and (ii) "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time, applied on a consistent basis both as to classification of items and amounts.

            (d) If, as a result of any reduction in the Required Amount, the Landlord is holding Deposit L/Cs in an aggregate amount that exceeds the Required Amount, the Landlord shall return to the Tenant the Deposit L/Cs then held by the Landlord in exchange for new Deposit L/Cs, so that thereafter the Landlord shall hold Deposit L/Cs in an aggregate amount equal to the Required Amount. If at any time the aggregate amount of the Deposit L/Cs then held by the Landlord shall be less than the Required Amount, the Tenant shall forthwith deposit with the Landlord one or more additional Deposit L/Cs in an aggregate amount equal to the deficiency.

                              ARTICLE TWENTY-SEVEN
                            (27.)Brokerage Commission

      27.1. Each party represents to the other that the only brokers with which it has dealt in connection with this Lease are Rockefeller Center Management Corporation and The Staubach Company of New York, LLC (collectively, the "Brokers"). Each party shall indemnify and save harmless their respective Indemnitees from and against all liability, claims, suits, demands, judgments, costs, interest and expenses (including reasonable counsel fees and disbursements incurred in the defense thereof) arising out of any claim for commission or other compensation made by a broker claiming through the indemnifying party (except, that Tenant shall not be liable for any claim made by the Brokers). The Landlord shall be obligated to pay any commissions owing to the Brokers pursuant to a separate agreement between Landlord and each of the Brokers.

                              ARTICLE TWENTY-EIGHT
                              (28.)Quiet Enjoyment

      28.1. Provided that the Tenant is not in default under this Lease beyond any applicable notice and grace period, the Landlord covenants that the Tenant shall quietly enjoy the Premises without hindrance or molestation by the Landlord or by any other person lawfully claiming the same, subject, however, to the provisions of this Lease.

                               ARTICLE TWENTY-NINE
                            (29.)Hazardous Substances

      29.1. The Tenant shall not (a) cause or permit to be brought onto the Land or into the Building or the Premises any hazardous substances, (b) cause or permit the storage or use of any hazardous substances in or about the Premises or any part thereof, or (c) cause or permit the escape, disposal or release of any hazardous substances in, on or in the vicinity of the Building or the Land; provided, that nothing herein shall prohibit the Tenant's use of small quantities of hazardous substances customarily used by tenants of office space similar to the Premises in the ordinary course of office operations if such use is in fact for such ordinary course of office operations and is in compliance with all Requirements and the provisions of this Lease and otherwise in a safe and secure manner.

      29.2. "Hazardous substances" are (i) any "hazardous wastes" as defined by the Resource, Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), as amended, and regulations promulgated thereunder; (ii) any "hazardous, toxic or dangerous waste, substance or material" specifically defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), as amended, and regulations promulgated thereunder; and (iii) any hazardous, toxic or dangerous chemical, biological or other waste, substance or material as defined in any so-called "superfund" or "superlien" law or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning such waste, substance or material; including, without limiting the generality of the foregoing, asbestos, radon, urea formaldehyde, polychlorinated biphenyls, and petroleum products including gasoline, fuel oil, crude oil and various constituents of such products. Without limiting the generality of Section 6.1(j) hereof, the Tenant agrees that the covenants and warranties contained in this Article are included within the matters as to which the Indemnities shall be indemnified pursuant to said Section 6.1(j).

      29.3. The covenants contained in this Article shall survive the expiration or earlier termination of this Lease.

                                 ARTICLE THIRTY
                      (30.)Asbestos: Inspection and Removal

      30.1. With respect to the Initial Tenant Alterations of each floor of the Premises constituting a part of the Office Space (if the Landlord shall not theretofore have delivered the same to the Tenant in satisfaction of the Term Commencement Conditions), the Landlord shall, within one (1) business day after the later to occur of (a) the date on which the Landlord shall have consented to the final Working Drawings for the Initial Tenant Alterations of the Office Space and (b) the date on which the Landlord satisfies the asbestos removal Term Commencement Condition set forth in Paragraph 3 of Exhibit B attached hereto, furnish to the Tenant an ACP-5 Form with respect to such Initial Alterations sufficient to permit the Tenant to prosecute such Initial Tenant Alterations in the Office Space as an "asbestos-free" project, provided that such final Working Drawings shall not provide for any work to be performed behind any perimeter induction units, within any perimeter walls or within any columns or shafts in any part of the Premises or the core of the Building, including, without limitation, pipe and conveyor shafts and minor areas of non-friable asbestos-containing fireproofing at certain points on inaccessible structural members. If the Landlord is unable to deliver an ACP-5 Form for the Initial Tenant Alterations to the Office Space because such final Working Drawings affect asbestos-containing areas outside of the Office Space, then the provisions of Section 30.2.1 et seq. shall apply. The Tenant's submission of such final Working Drawings in accordance with Section 31.1 and Section 6.2 shall prominently include in bold type the following notice:

                  "IF THE LANDLORD SHALL FAIL TO DELIVER THE
                  REQUIRED ACP5 FORM WITHIN THE TIME PERIOD
                  PROVIDED IN SECTION 30.1 OF THE LEASE, THE
                  TENANT MAY BE ENTITLED TO AN ABATEMENT OF
                  FIXED RENT"

If the Tenant's submission of such final Working Drawings shall include such a notice and if the Landlord shall fail to deliver an ACP-5 Form with respect to any such initial Alterations within the required time period, then, in addition to any other abatements of fixed rent provided in this Lease, the fixed rent payable hereunder with respect to the Office Space shall be abated in an amount equal to one (1) day's fixed rent for each day after the expiration of such time period that the Landlord fails to deliver the required ACP-5 Form. If the Tenant's submission shall not include such a notice, then the Tenant shall not be entitled to such abatement for any period prior to the day which is one (1) business day after the date on which the Tenant shall subsequently give such a notice.

30.2.1. Prior to the commencement of any demolition work or construction work (other than construction of the Initial Tenant Alterations of the Office Space) in any portion of the Premises or any of the Licensed Spaces, the Tenant, at its sole cost and expense, shall cause a reputable New York City certified asbestos investigator, selected by the Tenant and reasonably acceptable to the Landlord, to conduct an inspection of the affected portion of the Premises (other than behind any perimeter induction units, within any perimeter walls, or within any columns or shafts) for the purpose of detecting the presence of asbestos therein and determining whether any such asbestos is required to be removed therefrom or remediated therein in connection with the demolition of any existing improvements and/or the construction of any Alterations.

30.2.2. If the report with respect to any asbestos inspection conducted in accordance with Section 30.2.1 above indicates no presence of asbestos, or that no removal or remediation is required to be performed in connection with such demolition and with the construction of the Tenant's proposed Alterations, the Tenant, at its sole cost and expense (subject to the provisions of Section 30.5(a) below), shall obtain and furnish to the Landlord a properly executed ACP-5 Form for the affected portion of the Premises to the effect that no asbestos removal or remediation is required to be performed in a such space in connection with such demolition or with the construction of the proposed Alterations. If the report with respect to any asbestos inspection conducted in accordance with Section 30.2.1 above indicates that asbestos removal or remediation is required to be performed in such space, the Landlord, at the Landlord's sole cost and expense with respect to any asbestos (other than asbestos introduced into the Premises by any Tenant Party), in the Office Space (other than behind any perimeter induction units, within any perimeter walls, or within any columns or shafts), and at the Tenant's sole cost and expense with respect to any asbestos in any other portion of the Premises or in any of the Licensed Spaces indicated in such report, shall initiate an ACP-7 Form and shall perform all required asbestos removal and/or remediation in compliance with all Requirements. Except as mandated by Requirements, the Landlord shall not be required to remove or remediate any asbestos located behind perimeter induction units, within any perimeter walls, within any columns, or within any shaft area in the core, including, without limitation, pipe and conveyor shafts and minor areas of non-friable asbestos containing fireproofing at certain points on inaccessible structural members and, except as mandated by Requirements, any asbestos located in such areas may be encapsulated; provided, however, that all other asbestos shall be removed. Promptly upon completion of any required asbestos removal and/or remediation, the Landlord shall notify the Tenant and shall deliver to the Tenant (a) a clean air certification issued by a licensed independent testing laboratory (i.e., one that is not affiliated in any way with the entity performing the asbestos removal work) certifying that the level of airborne asbestos in the affected portion of the Premises and/or the Licensed Spaces is at or below the maximum level permitted by applicable Requirements, and (b) an ACP-5 Form sufficient to permit the Tenant to commence the proposed demolition and Alterations as an "asbestos free" project. Within ten (10) days after receipt of the Landlord's demand therefor, which shall state with reasonable specificity how the Landlord calculated the same, the Tenant shall pay to the Landlord, as additional rent, the Tenant's share of the cost of the asbestos removal and/or remediation.

      30.3. In connection with any required asbestos removal and/or remediation required to be performed by the Landlord, at the Landlord's cost and expense, in the Office Premises in accordance with the provisions of Section 30.2.1 and
Section 30.2.2 above, the fixed rent with respect to the portion of the Office Space in which such removal and/or remediation work is performed shall be abated one (1) day for each day during the period commencing on the earlier to occur of
(a) the date on which the Tenant reasonably determines that such portion of the Office Space is untenantable by reason of the health hazard created by the existence of such asbestos and the Tenant actually ceases to use and occupy such portion of the Office Space, and (b) the date on which the Landlord commences such removal and/or remediation work in the affected portion of the Office Space, and ending on the date on which the Landlord shall obtain (or with the exercise of reasonable diligence in the performance of such work would have obtained but for the occurrence of any delay in the performance of such work which shall be due to any act or omission of the Tenant or any Tenant Party) an ACP5 Form sufficient to permit the Tenant to commence the demolition and/or construction of the affected portion of the Office Space as an "asbestos free" project. The abatement provided for in this
Section 30.3 shall be the Tenant's sole remedy in the event that asbestos shall be required to be removed and/or remediated in the Office Space; provided, however, that the foregoing shall not limit the right of any person to assert a claim against the Landlord for any injury arising from exposure to asbestos in the Office Space, other than asbestos introduced into the Premises by any Tenant Party.

                               ARTICLE THIRTY-ONE
                               (31.)Work by Tenant

      31.1. Provided that the Tenant shall have obtained the Landlord's prior written consent thereto, and shall otherwise have complied with the provisions of this Lease (including, without limitation, Section 6.1(e) and Section 6.2), the Tenant may perform such Alterations in the Premises and to the Licensed Spaces as shall be desired by the Tenant (consistent with the design, construction and equipment of the Building and in conformity with its standards) to prepare the same for the Tenant's use and occupancy thereof and for the conduct of the Tenant's business therein (such Alterations being herein called the "Initial Tenant Alterations"). The Initial Tenant Alterations shall include, but shall not be limited to: (a) the installation of a sprinkler fire suppression system (including the main sprinkler loop and all branch work and other distribution required by all Requirements) on each floor (including all bathrooms and service areas) of the Premises constituting the Office Space, (b) the Bathroom Work and (c) the Call Button Work. The Working Drawings for the Initial Tenant Alterations shall be prepared by (i) HLW International LLP and Edwards and Zuck, P.C., each of whom the Landlord hereby confirms is acceptable to the Landlord, or (ii) another Acceptable Architect.

      31.2. The workmen and the contractors performing the Initial Tenant Alterations and the manner, terms and conditions upon which the same is performed shall be reasonably satisfactory to and consented to by the Landlord. The work shall at all times comply with (a) all Requirements and (b) with the reasonable rules and regulations of the Landlord dated January, 1997 (a copy of which has been delivered to the Tenant) pertaining to the performance thereof.

      31.3. Within sixty (60) days after the substantial completion of the Initial Tenant Alterations, the Tenant shall deliver to the Landlord (a) general releases and waivers of lien from each contractor, subcontractor and materialman who shall have performed work and/or furnished the materials for a price in excess of $50,000 in the aggregate, (b) a certificate from the Tenant's architect certifying that the work has been substantially completed in accordance with all applicable rules and regulations, Requirements and the Working Drawings, and (c) either (i) a detailed list of completed work and copies of paid bills certified by an officer of the Tenant reasonably acceptable to the Landlord and a certificate signed by the Tenant's general contractor stating that all contractors, subcontractors and materialmen have been paid for all work and materials furnished through such date, or (ii) an AIA Form G-702/703 certified by the Tenant's general contractor and reasonably acceptable to the Landlord. Notwithstanding the foregoing, but in all events subject to the Tenant's obligation to keep the Premises and the Building free of liens, the Tenant shall not be required to deliver to the Landlord any general release or waiver of lien, as required by the preceding sentence, if the Tenant shall be disputing in good faith the payment which would otherwise entitle the Tenant to such release or waiver, provided that the Tenant shall keep the Landlord advised in a timely fashion of the status of any such dispute and the basis therefor and the Tenant shall deliver to the Landlord the general release or waiver of lien when any such dispute is settled.

      31.4. The Landlord shall, at such time as the applicable Building systems are operational, allow the Tenant (a) final connections to the Building Class "E" system for the Tenant's new strobe control panel and (b) reasonably sufficient capacity in the Building Class "E" system for connection of wiring from the Tenant's new systems, equipment and devices to be installed and maintained by the Tenant (such as a pre-action sprinkler system, area smoke detectors, door release controls, etc.) and which such systems, equipment and devices shall be monitored and/or controlled directly by the Building Class "E" system. Additionally, at such time as the Building systems are operational, the Landlord shall, at the Tenant's sole cost and expense, connect to such Building Class "E" system the Tenant's sprinkler system flow and tamper switches and shall thereafter maintain such switches, subject to ordinary wear and tear and any damage caused by any Tenant Party.

      31.5. Provided that the Tenant shall not have exercised its option pursuant to Article Thirty-nine to add the Additional Penthouse Space to the Premises prior to the Tenant's commencement of the Initial Tenant Alterations to the Penthouse Space, the Tenant, at the Tenant's sole cost and expense, shall provide and install a demising wall in the Penthouse Space as part of the Initial Tenant Alterations, in a location to be designated by the Landlord (a) reasonably in accordance with the diagram attached hereto as Exhibit A-3 and (b) in accordance with the applicable provisions of this Lease (including, without limitation, Section 6.1(e)).

                               ARTICLE THIRTY-TWO
                          (32.)[Intentionally Omitted]

                              ARTICLE THIRTY-THREE
                              (33.)Renewal Options

      33.1. Subject to the Tenant's compliance with the Renewal Conditions (as hereinafter defined), the Tenant may elect to extend and renew (a) the term of this Lease with respect to (i) all of the Premises, or (ii) (A) either the 36th Floor Space or the 37th Floor Space and (B) the Basement Space and the Penthouse Space (whichever the Tenant shall elect is herein called the "Renewal Premises"), and (b) the term of the licenses of the Licensed Spaces, in each case, for one five-year period, as hereinafter provided, by giving written notice thereof (the "Renewal Notice") to the Landlord not later than fifteen
(15) months prior to the expiration of the initial term of this Lease, as to which date time is of the essence. The Renewal Notice shall include the Tenant's election of the space that will constitute the Renewal Premises and a request that the Landlord deliver to the Tenant the Landlord's binding estimate of the Fair Market Rental Value for the Renewal Premises for the Renewal Term (as hereinafter defined) by the date which is twelve (12) months prior to the expiration of the initial term of this Lease. Upon and in the event of the giving of the Renewal Notice in a timely manner, the term of this Lease and such licenses shall (unless (1) such term shall sooner have expired or terminated pursuant to any of the conditions of limitation or other provisions of this Lease or pursuant to law, (2) the Renewal Conditions shall not have been complied with in all material respects and the Landlord shall not have waived such non-compliance in writing or (3) the Tenant delivers a Rescission Notice (as hereinafter defined) to the Landlord in a timely manner in accordance with Section 33.3 below) be deemed extended and renewed for a period of five (5) years (the "Renewal Term"), namely, the five year period commencing on the day immediately following the Expiration Date and ending on the fifth (5th) anniversary of the Expiration Date (subject to earlier termination pursuant to any of the conditions of limitation or other provisions of this Lease or pursuant to law), such extension and renewal to be subject to and upon all of the terms and conditions of this Lease (including, without limitation, Article Twentyfour hereof) and such licenses, except that during the Renewal Term (u) the Premises shall be the Renewal Premises, (v) reference in this Lease to the term hereof shall be deemed to include the Renewal Term,
(w) the annual fixed rent payable hereunder shall be the Fair Market Rental Value (as hereinafter defined) for a lease commencing on the day immediately following the Expiration Date and having a term of five (5) years, determined in accordance with the provisions of this Article Thirty-three, (x) in applying the provisions of Article Twentyfour of this Lease on and after the first day of the Renewal Term, subparagraphs (h) and (i) of Section 24.3 shall be deemed to read, respectively, (i) "`Base Real Estate Taxes' shall mean the R.E. Tax Share of the Real Estate Taxes for the Tax Year (A) in which shall occur the Expiration Date, if the Expiration Date occurs within the first six (6) months of such Tax Year, or (B) immediately following the Tax Year in which shall occur the Expiration Date, if the Expiration Date occurs within the last six (6) months of such Tax Year", and (ii) "`Base COM' shall mean the O.E. Share of the Cost of Operation and Maintenance for the Computation Year (A) in which shall occur the Expiration Date, if the Expiration Date occurs within the first six (6) months of such Computation Year or (B) immediately following the Computation Year in which shall occur the Expiration Date, if the Expiration Date occurs within the last six (6) months of such Computation Year", (y) the provisions of Section 30.1 shall not be applicable to the Renewal Term and (z) the Tenant shall have no further right to extend or renew the term of this Lease or the licenses.

      33.2. As used in this Article Thirty-three, the following terms shall have the meanings indicated: (a) "Renewal Conditions" shall mean that, immediately prior to (i) the date the Tenant delivers the Renewal Notice to the Landlord and
(ii) the commencement of the Renewal Term, (A) the Tenant shall not be in default in the payment of any monetary obligation(s) under this Lease which, individually or in the aggregate, exceed $50,000 ("Material Default"), for more than five (5) days after notice, provided, however, that if a Material Default is continuing at the time the Tenant would otherwise have been permitted to exercise its option to renew and extend the term of this Lease for the Renewal Term, and if such Material Default shall be fully cured prior to the Expiration Date and within the five (5) day cure period provided above in this Section 33.2 and no other Material Default shall occur and continue beyond the Expiration Date or beyond such five (5) day cure period, then the time by which such option to renew and extend the term of this Lease for the Renewal Term must be exercised shall be extended to a date which is three (3) business days after the date on which cure of such continuing Material Default(s) is effected and, with respect to any such exercise, time shall be of the essence, and (B) the Tenant named herein (i.e., CD Radio Inc. or any permitted Assignee) shall itself be in direct occupancy (i.e., exclusive of any subtenants other than Tenant's affiliates or subsidiaries) of not less than (I) in the case of a renewal of the term of this Lease with respect to all of the Premises, one (1) full floor of the Office Space and using the same for the normal conduct of its business or (II) in the case of a renewal of the term of this Lease with respect to either the 36th Floor Space or the 37th Floor Space, fifty percent (50%) of either the 36th Floor Space or the 37th Floor Space and using the same for the normal conduct of its business as primarily a satellite radio broadcaster; and
(b) "Fair Market Rental Value" as used herein shall mean, for the Renewal Term, the reasonable annual market fixed rental value for comparable office space lease renewals (including comparable license arrangements) for comparable buildings in midtown Manhattan for a lease renewal term of five (5) years, taking into account all appropriate factors; provided, however, that the current value of any Alterations in the Premises shall be taken into account only if such Alterations were originally performed at the Landlord's expense or were originally performed at the Tenant's expense and constituted part of the Initial Tenant Alterations and, in the latter case, in an amount equal to the product of the current value of all improvements that constituted the Initial Tenant Improvements and a fraction, the numerator of which is $3,138,030.00 and the denominator is the original cost of all of the Initial Tenant Alterations.

      33.3. If the Tenant shall have duly delivered the Renewal Notice to the Landlord, the Landlord shall, by no later than the date which is twelve (12) months prior to the Expiration Date, notify the Tenant of the Landlord's binding estimate of the Fair Market Rental Value for the Renewal Term. Thereafter, if the Tenant desires to rescind its election to renew and extend the term of this Lease, the Tenant must give written notice thereof (the "Rescission Notice") to the Landlord within thirty (30) days after the Landlord gives notice of its binding estimate, as to which date time is of the essence, and, upon the giving of the Rescission Notice, the Tenant's election to renew and extend the term of this Lease and the licenses shall be void and of no further force or effect and the Tenant shall have no further right to extend or renew the term of this Lease or the licenses. If the Tenant does not rescind its election to renew as aforesaid, and does not dispute the amount of the Landlord's binding estimate within thirty (30) days after the Landlord gives notice of its binding estimate, the fixed rent for the Renewal Term shall be the amount of the Landlord's binding estimate. If the Tenant disputes such amount, the Tenant shall notify the Landlord of the Tenant's binding estimate of the Fair Market Rental Value (a "Tenant's Binding Notice") within such thirty (30) days after the Landlord gives notice of its binding estimate and, if the Landlord and the Tenant fail to reach agreement on the Fair Market Rental Value within ten (10) business days thereafter, the Fair Market Rental Value shall be determined by arbitration pursuant to Sections 33.4.1, 33.4.2 and 33.4.3 below. Anything in this Article Thirty-three to the contrary notwithstanding, if upon the giving of the Rescission Notice as aforesaid, there is less than fifteen (15) months remaining until the expiration of the term of this Lease, then the term of this Lease shall be automatically extended and renewed for the period commencing on the day immediately following the date which would otherwise have been the date of the expiration of the term of this Lease and ending on the last day of the calendar month in which shall occur the date which is fifteen (15) months after the date of the Tenant's giving of the Rescission Notice, such extension and renewal to be subject to and upon all of the terms and conditions of this Lease, except that (a) the Tenant shall have no further right to extend or renew the term of this Lease, (b) the fixed rent for such period shall be the amount of the Landlord's binding estimate, and (c) the modifications to the definitions of "Base Real Estate Taxes" and "Base COM" provided for in Section
33.1 above with respect to the Renewal Term shall be applicable with respect to such period.

      33.4.1. If the Fair Market Rental Value is to be determined by arbitration, the same shall be conducted in accordance with the rules of the American Arbitration Association, or if the American Arbitration Association shall no longer be in existence a successor or other organization selected by the Landlord issuing similar rules for the conduct of arbitrations (as the case may be, the "AAA"). The parties hereto shall attempt to agree on a single arbitrator (the "Referee"). The Referee must be a real estate broker licensed by the State of New York who is a member of the Real Estate Board of New York, Inc. and a Senior Commercial Appraiser of the Appraisal Institute, and, in any event, with at least ten (10) years of experience in appraising the fair market rental value of leases of office space in major office buildings in the Borough of Manhattan, in the City of New York. If the parties hereto cannot agree on the appointment of the Referee within fifteen (15) days after the Tenant gives a Tenant's Binding Notice, either party may request the AAA to appoint a Referee meeting the foregoing requirements. If the AAA shall refuse to appoint such Referee or fail to do so within ten (10) days after the request, or if there shall be no AAA in existence, either party hereto, on behalf of both, may apply for the appointment of the Referee to the President of the Bar Association of the City of New York or, if said President does not appoint a Referee within thirty (30) days of such application, to the Supreme Court in the County of New York, and the other party shall not raise any objection as to said President's or the Court's full power and jurisdiction to entertain the application and make such appointment. Within five (5) days after the selection of the Referee, each party shall submit to the Referee two copies of its binding estimate of the Fair Market Rental Value (each a "Determination"), which shall be identical to such party's binding estimate under Section 33.3 above. After submission of a Determination to the Referee, the submitting party may not change its Determination, but may, during the thirty (30) days following the expiration of such five (5) days referred to above, submit to the Referee such evidence as the submitting party may deem relevant. Within twenty (20) days following such thirty (30) day period, the Referee shall select one of the estimates to be the Fair Market Rental Value. The Referee, in rendering his or her decision, shall not add to, subtract from or otherwise modify the provisions of this Lease or either Determination. The Referee's decision, determined as provided in this Article Thirty-three, shall be conclusive and binding on the parties, shall constitute an "award" by the Referee within the meaning of AAA rules and judgment may be entered thereon in any court of competent jurisdiction.

      33.4.2. If either party fails to submit its Determination to the Referee within the time period for doing so permitted under Section 33.4.1, time being of the essence with respect thereto, such party shall be deemed to have irrevocably waived its right to deliver a Determination and the Referee, without holding a hearing, shall accept the Determination of the submitting party as the Fair Market Rental Value. If either party timely submits a

Determination, the Referee shall, promptly after its receipt of the second Determination, deliver a copy of each party's Determination to the other party.

      33.4.3. Each party shall pay its own fees and expenses relating to the arbitration (including, without limitation, the fees and expenses of its counsel and of experts and witnesses retained or called by it). Each party shall pay onehalf of the fees and expenses of the AAA and of the Referee, provided, that if either party fails to submit a Determination within the period provided therefor, such nonsubmitting party shall pay all of such AAA and Referee fees and expenses.

      33.5. If the annual fixed rent for the Renewal Term shall not be determined prior to the first day of the Renewal Term, the Tenant shall pay an interim fixed rent for the period commencing on the first day of the Renewal Term and ending on the last day of the month in which such annual fixed rent is determined at an annual rate (including fixed rent and additional rent under Article Twenty-four) equal to the annual rate that was in effect hereunder with respect to the Renewal Premises on the day immediately preceding the first day of the Renewal Term (without giving effect to any existing abatement of fixed rent other than any abatement under Article Ten hereof). When the annual fixed rent for the Renewal Term is finally determined, the fixed rent for such period shall be recomputed upon the basis of such annual fixed rent so determined, and if such recomputed fixed rent for such period is in excess of such interim fixed rent so paid for such period, the Tenant shall promptly pay to the Landlord an amount equal to such excess. Conversely, if such recomputed fixed rent for such period is less than such interim fixed rent so paid for such period, the Landlord shall, at the Tenant's election, either (i) apply such amount against the next installments of fixed rent coming due under this Lease or (ii) promptly refund to the Tenant the amount of such excess.

      33.6. When the Fair Market Rental Value shall be agreed upon or established as herein provided, the Landlord and the Tenant shall execute and deliver a supplemental indenture to this Lease specifying the fixed rent payable for the Renewal Term. The failure of either party to execute such an instrument shall not affect the binding nature of the Fair Market Rental Value so agreed upon or established.

                               ARTICLE THIRTY-FOUR
                         (34.)Emergency Generator System

      34.1. Subject to the provisions of this Article Thirty-four, the Tenant is hereby granted (a) (i) the right to install, operate and maintain in the Basement Space a 2,400 gallon diesel fuel "ready tank" and (ii) a non-exclusive license to install, operate and maintain in the Emergency Generator Space a 500 kilowatt, diesel powered, emergency electric power generator, together, in such case, with all ancillary equipment, mountings, piping, duct work, venting, conduit, wiring and support as shall reasonably be necessary for the installation and operation of such generator and fuel tank (the generator and the fuel tank, and all such ancillary equipment, mountings, piping, duct work, venting, conduit, wiring and support (including, without limitation, the Emergency Electric Riser and the Emergency Fuel Pipes) are herein collectively called the "Emergency Generator System"), and (b) a non-exclusive license to install, operate and maintain in a portion of the shaft space to be designated by the Landlord reasonably in accordance with the diagrams attached hereto as (i) Exhibit A-8 and Exhibit A-4 (the "Emergency Electric Riser Area") from the Emergency Generator Space to the electric closet serving the Office Space located on the 36th Floor of the Building and from such electric closet to the Penthouse Space and the Auxiliary Chiller Space, an electric riser to bring electric power from the Emergency Generator System to such electric closet and the Penthouse Space and Auxiliary Chiller Space (the "Emergency Electric Riser") and (ii) Exhibit A-9, Exhibit A-4 and Exhibit A-5 (the "Emergency Fuel Pipe Area") from the Basement Space (A) to the Emergency Generator Space, a fuel supply and return and a vent pipe as required to bring fuel from such fuel tank to such generator,
(B) to the Building's intake and discharge air shafts/plenums on the C-4 level of the Building, a ventilation pathway reasonably sufficient to meet the ventilation requirements of the Tenant's fuel tank, and (C) to a fuel oil fill pipe in the truck lift machine room on the street level of the Building, and vent, to bring fuel from the street to such fuel tank (collectively, the "Emergency Fuel Pipes"). The Tenant shall not use the Emergency Generator Space, the Basement Space or the Emergency Electric Riser Area for any other purpose.

      34.2. The licenses and rights herein granted to the Tenant to use the Basement Space, the Emergency Generator Space, the Emergency Electric Riser Area and the Emergency Fuel Pipe Area for the installation, operation and maintenance of the Emergency Generator System is subject to all of the provisions of this Lease including, without limitation, Section 3.4, Section 6.1(e) and
Section 11.1. Without limiting the generality of the immediately preceding sentence of this Section 34.2, the Tenant's use of the Basement Space, the Emergency Generator Space, the Emergency Electric Riser Area and the Emergency Fuel Pipe Area shall be subject to such additional reasonable rules and regulations as the Landlord may from time to time establish and the following additional conditions: (a) the Tenant shall be solely responsible for the installation, maintenance, repair, security, operation and replacement of the Emergency Generator System, (b) the Tenant shall not sell any electric power generated by the Emergency Generator System to, or otherwise permit the use of the Emergency Generator System by, any other person or entity (except for a subtenant of the Tenant), whether or not a tenant in the Building, (c) the Tenant shall provide noise and vibration abatement as required by the Landlord and (d) the Tenant shall provide screening for the generator in the Emergency Generator Space as reasonably required by Landlord.

      34.3. The Tenant shall (a) be solely responsible for any damage caused as a result of the use of the Emergency Generator System (except to the extent caused by the Landlord or any of its agents or employees acting within the scope of their employment), (b) promptly pay any tax, license, permit or other fees or charges imposed pursuant to any Requirements relating to the construction, installation, maintenance, repair, operation or use of the Emergency Generator System, (c) at its sole cost and expense, promptly comply with all precautions and safeguards required by Landlord's insurance company and all Requirements with respect to the Emergency Generator System and (d) at its sole cost and expense, make all necessary repairs or replacements to the Emergency Generator System.

      34.4. If necessary due to any Requirement, or otherwise if the same does not interfere (except to a de minimis extent) with the conduct of Tenant's business in the Office Space, then, at any time and from time to time following the Tenant's installation of the Emergency Generator System, the Landlord may direct the Tenant to relocate the Emergency Generator System, or any portion thereof, to a location designated by the Landlord, and the Tenant shall promptly relocate the Emergency Generator System. The cost and expense of such relocation of the Emergency Generator System shall be borne by the Tenant if such relocation shall be necessary due to any Requirement or due to any act or omission of the Tenant. If the relocation shall be required for any other reason, the cost and expense of such relocation shall be borne by the Landlord. In the event the Tenant shall fail to relocate the Emergency Generator System, the Landlord may do so, and, to the extent that the Tenant would have been obligated to bear the cost of such relocation, as set forth above, the Tenant shall reimburse the Landlord on demand for any reasonable costs and expenses incurred by the Landlord in connection therewith.

      34.5. The Tenant acknowledges and agrees that the licenses and related privileges granted the Tenant under this Article Thirty-four shall not, now or at any time before or after the installation of the Emergency Generator System, be deemed to grant the Tenant a leasehold or other real property interest in the Building or any portion thereof in connection with the Licensed Spaces relating to the Emergency Generator System. The licenses granted to the Tenant in this Article Thirty-four shall automatically terminate and expire upon the expiration or earlier termination of this Lease and the termination of such license shall be self-operative and no further instrument shall be required to effect such termination. The foregoing notwithstanding, upon request by the Landlord, the Tenant promptly shall execute and deliver to Landlord, in recordable form, any certificate or other document confirming the termination of the Tenant's right to use the Emergency Generator Space, the Emergency Fuel Pipe Area and/or the Emergency Electric Riser Area. The license granted to Tenant in this Article Thirty-four shall not be assignable by Tenant separate and apart from this Lease.

      34.6. Anything in this Article Thirty-four to the contrary notwithstanding, except as shall be required in the event of an electric power failure to the Premises, (a) the Emergency Generator System shall not be operated or tested during the hours of 6:00 a.m. to 11:59 p.m. on weekdays, (b) the Tenant shall give the Landlord at least three (3) business days' prior written notice of any proposed operation or testing of the Emergency Generator System and shall coordinate the timing of such operation or testing with the Landlord in order to minimize disturbance to other tenants of the Building and
(c) the Landlord, at its option, shall have the right to require that any such operation or testing be performed on non-business days.

                               ARTICLE THIRTY-FIVE
                       (35.)Satellite Transmission System

      35.1. Subject to the provisions of this Article Thirty-five, the Tenant is hereby granted (a) a non-exclusive license in and to the Penthouse Roof Space, and the right in the Penthouse Space, to install, operate and maintain up to three (3) 5-meter satellite dishes (capable of X band transmission and S band reception), together with all ancillary equipment (including, without limitation, automatic tracking systems and several C/KU band TVRO receive-only satellite dishes), mountings, steel dunnage, structural reinforcement, conduit, wiring and supports as shall be necessary for the installation and operation of such satellite dishes (such satellite dishes, together with such ancillary equipment, mountings, steel dunnage, structural reinforcement, conduit (including the Satellite Equipment Conduits), wiring and supports are herein collectively called the "Satellite Transmission System") and (b) a non-exclusive license to install, operate and maintain in a portion of the shaft space from the electric closet serving the Office Space located on the 37th Floor of the Building to the Penthouse Space, which shaft space is to be designated by the Landlord reasonably in accordance with the diagram attached hereto as Exhibit A-8 (the "Satellite Riser Area") two (2) 3-inch power conduits and two (2) 4-inch telecommunications conduits (the "Satellite Equipment Conduits"), for use in connection with the operation of the Satellite Transmission System. The Tenant shall not use the Penthouse Space, the Penthouse Roof Space or the Satellite Riser Area for any other purpose.

      35.2. The rights and licenses herein granted to the Tenant to use the Penthouse Space, the Penthouse Roof Space and the Satellite Riser Area for the installation, operation and maintenance of the Satellite Transmission System are subject to all of the provisions of this Lease, including, without limitation,
Section 3.4, Section 6.1(e), Section 6.1(j) and Section 11.1. Without limiting the generality of the immediately preceding sentence of this Section 35.2, the Tenant's use of the Penthouse Space, the Penthouse Roof Space and the Satellite Riser Area shall be subject to such reasonable rules and regulations as the Landlord may from time to time establish, and to the following additional conditions: (a) the Satellite Transmission System shall not cause any material interference with the operation of any equipment theretofore installed in or on the Building or on or in any other building that is not cured by the Tenant, at the Tenant's sole cost and expense, within two (2) business days; (b) the Satellite Transmission System and the appearance of the portion thereof that is located on the Penthouse Roof Space shall be consistent with the character of similar installations on and in other first-class office buildings in midtown Manhattan; (c) the Tenant shall be solely responsible for the installation, maintenance, repair, security, operation and replacement of the Satellite Transmission System (including, without limitation, the cost of utilities); (d) other than the sale of programming time on the Tenant's radio broadcasts the Tenant shall not sell, rent or transfer any portion of the Satellite Transmission System or any related services to, or otherwise permit (whether or not for a fee) the use of the Satellite Transmission System or any related services by, any other person or entity (except for a subtenant of the Tenant), whether or not a tenant in the Building and (e) the Tenant shall, to the extent permitted under applicable Requirements, provide roof top fencing or screening, reasonably acceptable to the Landlord, around the Satellite Transmission System. Without limiting the generality of the immediately preceding sentence, all work and actions in connection with Section 35.1 and this Section 35.2 shall be deemed an Alteration and shall be subject to the provisions of Section 6.1(e) above. The Tenant shall be responsible for all structural requirements, maintenance, repair and security for the Satellite Transmission System.

      35.3. (a) The Tenant shall not install the Satellite Transmission System, or make, or permit to be made, any additions or other changes in or to the Satellite Transmission System, the Penthouse Space, the Penthouse Roof Space or the Satellite Riser Area without, in each instance, first obtaining (i) the Landlord's prior written consent thereto (except that minor additions or changes in or to the Satellite Transmission System, the Satellite Riser Area, the Penthouse Space or the Penthouse Roof Space, which are incident to the normal operation or maintenance thereof shall not require the Landlord's prior written consent but may be performed only upon prior written notice to the Landlord) in accordance with the applicable provisions of this Lease, and (ii) when required by applicable Requirements, all required permits and approvals of any federal, state or local governmental or quasi-governmental authority with respect to any such additions or changes.

            (b) Throughout the term of this Lease, and at the Tenant's sole cost and expense, the Tenant shall (i) keep and maintain the Satellite Transmission System, the Satellite Riser Area and the Tenant's installation therein, the Penthouse Space and the Penthouse Roof Space in a safe condition and good order and state of repair, (ii) comply with all Requirements applicable to the installation, maintenance and operation of the Satellite Transmission System, the Tenant's installation in the Satellite Riser Area and to the use and maintenance of the Satellite Riser Area, the Penthouse Space and the Penthouse Roof Space and (iii) comply with all precautions and safeguards required by the Landlord's insurance company with respect to the Satellite Transmission System, the Tenant's installation in the Satellite Riser Area and the use and maintenance of the Satellite Riser Area, the Penthouse Space and the Penthouse Roof Space. Without limiting the generality of the foregoing provisions of this
Section 35.3(b), the Tenant, at the Tenant's sole cost and expense, shall (A) paint the antennae on the roof the Building white, or such other color as is customary in other first class buildings in mid-town Manhattan (provided that the Tenant shall be permitted to paint the Tenant's logo on such antennae) (B) install and maintain such lightening rods, air terminals and/or similar equipment as the Landlord may reasonably require, on or about the portion of the Satellite Transmission System which is located on the roof of the Building, (C) comply with all applicable Requirements (including those of the Federal Communication Commission, or any successor thereto) relating to the installation, operation and maintenance of the Satellite Transmission System, and (D) obtain all permits and licenses required by any governmental or quasi-governmental authority with respect to the installation, operation or maintenance (and, upon the expiration or sooner termination of this Lease, the removal) of the Satellite Transmission System, renew all such permits and licenses as and when required by applicable Requirements and pay promptly as and when due all taxes, license, permit and other fees or charges imposed in respect thereof.

            (c) Throughout the term of this Lease, the Tenant shall use and operate the Satellite Transmission System and the devices and equipment used in connection therewith in a manner that does not in any way constitute a health hazard or danger to property. If the Landlord shall determine that the Satellite Transmission System or any of the devices and equipment used in connection therewith may constitute a health hazard or a danger to property the Tenant, upon notice from the Landlord, shall immediately discontinue the use of the Satellite Transmission System and/or such other devices and equipment. Thereafter, the Tenant shall diligently undertake to determine, and shall correct, at the Tenant's sole cost and expense, the cause of such hazard or danger; and the Tenant shall not resume the use of the Satellite Transmission System and/or such other devices and equipment until the Tenant has been notified by the Landlord that adequate corrective steps have been taken to remedy or prevent such hazard or danger as the case may be.

      35.4. If necessary due to any Requirement (other than a Requirement of insurance bodies not having the force of law and subject to Section 6.1(f) above), then, at any time and from time to time following the Tenant's installation of the Satellite Transmission System, the Landlord, upon written notice to the Tenant, may direct the Tenant to relocate the Satellite Transmission System, or any portion thereof, to a location designated by the Landlord, and the Tenant shall relocate the Satellite Transmission System with reasonable promptness and, if necessary due to any such Requirements, cease operation of the Satellite Transmission System (or such applicable portion) until such relocation is completed. The cost and expense of such relocation of the Satellite Transmission System shall be borne by the Tenant. If the relocation shall be required for any other reason, the cost and expense of such relocation shall be borne by the Landlord. In the event the Tenant shall fail to relocate the Satellite Transmission System with reasonable promptness following receipt of such notice from the Landlord, the Landlord may do so, and the Tenant, as additional rent under this Lease, shall reimburse the Landlord on demand for any reasonable costs and expenses incurred by the Landlord in connection therewith.

      35.5. In no event shall the Landlord or any of the other Indemnitees be responsible for (a) complying with, nor shall the Landlord or any of the other Indemnitees be subject to any liability for the Tenant's failure to comply with, any Requirement applicable to the Satellite Transmission System, the Tenant's installation in the Satellite Riser Area, the Penthouse Space or the Penthouse Roof Space or the installation, operation or maintenance (or, upon the expiration or sooner termination of this Lease, the removal) of the Satellite Transmission System or the Tenant's installation in the Satellite Riser Area, or the use of the Penthouse Space or the Penthouse Roof Space, (b) or in connection with, the installation, operation or maintenance of the Satellite Transmission System or the Tenant's installation in the Satellite Riser Space, or for any liability or damage incurred or suffered by the Tenant in connection with or arising out of the Tenant's installation, operation or maintenance (or, upon the expiration or sooner termination of this Lease, the removal) of the Satellite Transmission System or the Tenant's installation in the Satellite Riser Area, or the use of the Penthouse Space or the Penthouse Roof Space or (c) any damage that may be caused to the Tenant or the Satellite Transmission System (or any other property of the Tenant) by any other tenant, occupant or licensee in the Building; and the Tenant shall make no claim against the Landlord or any Landlord Party for any direct, consequential or other loss or damage suffered or incurred by the Tenant in connection with the installation operation or maintenance (or, upon the expiration or sooner termination of this Lease, the removal) of the Satellite Transmission System or the Tenant's installation in the Satellite Riser Area, or the use of the Penthouse Space or the Penthouse Roof Space, however caused, except to the extent caused by the negligence or willful misconduct of the Landlord. The Tenant shall indemnify and save harmless the Indemnitees, and defend te Indemnitees (with counsel reasonably acceptable to the Indemnitees), from and against any and all liability (including, but not limited to, statutory liability), loss, damage interest, judgments and liens, and any and all costs and expenses (including, but not limited to, counsel fees and disbursements), in any way arising out of or incurred in connection with, any and all claims, demands, suits, actions and/or proceedings (including, but not limited to suits and claims against the Indemnitees for infringement or violation of any patent, trademark, copyright, trade secret, proprietary, or other tangible or intangible property rights of any kind whatsoever as a result of or arising out of the broadcast, rebroadcast, display or transmission of any images, programs, sports events, music or any other voice or data transmissions in, to, through or from the Satellite Transmission System) which shall be made or brought against the Indemnitees in connection with or arising out of, anything done or omitted to be done with respect to the Satellite Transmission System, the Satellite Riser Area and/or the Tenant's installation therein, the Penthouse Space and/or the Penthouse Roof Space, except to the extent caused by the negligence or willful misconduct of the Landlord. The Indemnitees agree to give the Tenant prompt written notice of all claims, demands, suits, actions and/or proceedings for which the Indemnitees are indemnified hereunder brought or threatened against the Indemnitees, but any failure or delay in giving any such notice shall not affect the Tenant's indemnification obligation hereunder unless the Tenant's ability to defend against such claim is materially adversely affected by such failure or delay. The provisions of this Section 35.5 shall survive the expiration or earlier termination of this Lease. The foregoing provisions of this Section 35.5 are subject to the provisions of Section 9.3 and Section 25.12 of this Lease.

      35.6. Anything in this Lease to the contrary notwithstanding, it is expressly acknowledged and agreed by the Tenant that the Landlord has made no representation or warranty to the Tenant (a) that the installation, operation or maintenance of the Satellite Transmission System is permitted by applicable Requirements or (b) that, once installed, the Satellite Transmission System will be able to receive or transmit communication and/or radio broadcast signals without interference or disturbance (whether or not by reason of the installation or use of other similar or dissimilar equipment by others on the roof of the Building or at or from any other location); and the Tenant agrees that the Landlord shall have no obligation or liability to the Tenant if such installation, operation and/or maintenance is now or hereafter prohibited by any applicable Requirement or as a result of the inability, for any reason, of the Satellite Transmission System to receive or transmit communication signals without interference or disturbance.

      35.7. The Landlord shall permit the Tenant's contractors who have been consented to by the Landlord in accordance with Section 6.1(e) above, and the Tenant's properly identified employees, agents and representatives, 24 hours a day, 7 days a week access to the portions of the Building in which the Satellite Transmission System is located, at and for such reasonable periods of time, in such manner and by such means, as shall reasonably be required by the Tenant, for the purpose of operating and maintaining the Satellite Transmission System, subject always to such reasonable regulations and restrictions as the Landlord may, from time to time, deem necessary to establish, including, but not limited to, the requirement that, except in an emergency, such contractors, agents and representatives be accompanied by employees of the Landlord, provided that such requirement shall not interfere with or delay such access (except to a de minimis extent).

      35.8. The Landlord shall have the right at any time, without any liability to the Tenant, to inspect and examine the Satellite Transmission System and all devices and equipment installed in connection therewith and to inspect and examine the Satellite Riser Area, the Penthouse Space and the Penthouse Roof Space, and the Tenant shall cooperate with the Landlord in demonstrating or testing the Satellite Transmission System and any such devices and equipment.

      35.9. The Tenant acknowledges and agrees that the licenses and related privileges granted the Tenant under this Article Thirty-five shall not, now or at any time before or after the installation of the Satellite Transmission System, be deemed to grant to the Tenant a leasehold or other real property interest in the Building or any portion thereof in connection with the Licensed Spaces relating to the Satellite Transmission System. The licenses granted to the Tenant in this Article Thirty-five shall automatically terminate and expire upon the expiration or earlier termination of this Lease and the termination of such license shall be self-operative and no further instrument shall be required to effect such termination. The foregoing notwithstanding, upon request by the Landlord, the Tenant promptly shall execute and deliver to Landlord, in recordable form, any certificate or other document confirming the termination of the Tenant's right to use the Penthouse Roof Space and/or the Satellite Riser Area. The license granted to Tenant in this Article Thirty-five shall not be assignable by Tenant separate and apart from this Lease.

                               ARTICLE THIRTY-SIX
                          (36.)Auxiliary Chiller System

      36.1. Subject to the provisions of this Article Thirty-six, specifically, including, without limitation, Section 36.6 below, the Tenant is hereby granted
(a) a non-exclusive license to install, operate and maintain in the Auxiliary Chiller Space two 100-ton, air-cooled supplemental air conditioning chillers, together with all ancillary equipment, mountings, piping, duct work, venting, conduit, wiring and support as shall reasonably be necessary for the installation and operation of such chillers (the chillers, and all such ancillary equipment, mountings, piping, duct work, venting, conduit, wiring and support (including, without limitation, the Chilled Water Lines) are herein collectively called the ("Auxiliary Chiller System"), and (b) a non-exclusive license to install, operate and maintain in a portion of the shaft space to be designated by the Landlord reasonably in accordance with the diagram attached hereto as Exhibit A-9 (the "Chilled Water Riser Area") from the Auxiliary Chiller Space to the pump closet located (or to be located) on the 37th Floor of the Building chilled water supply and return pipes (the "Chilled Water Lines") to bring chilled water from the Auxiliary Chiller System to the chilled water pumps.

      36.2. The license herein granted to the Tenant to use the Auxiliary Chiller Space and the Chilled Water Riser Area for the installation, operation and maintenance of the Auxiliary Chiller System is subject to all of the provisions of this Lease including, without limitation, Section 3.4,
Section 6.1(e) and Section 11.1. Without limiting the generality of the immediately preceding sentence of this Section 36.2, the Tenant's use of the Auxiliary Chiller Space and the Chilled Water Riser Area shall be subject to such additional reasonable rules and regulations as the Landlord may from time to time establish and the following additional conditions: (a) the Tenant shall be solely responsible for the installation, maintenance, repair, security, operation and replacement of the Auxiliary Chiller System, provided, however, that the Landlord shall assist the Tenant, at no cost to the Tenant, in instituting a regular program of repair and maintenance acceptable to the Landlord, (b) the Tenant shall not sell any, chilled water generated by the Auxiliary Chiller System to, or otherwise permit the use of the Auxiliary Chiller System by, any other person or entity (except for a subtenant of the Tenant), whether or not a tenant in the Building, (c) the Tenant shall provide noise and vibration abatement as reasonably required by the Landlord and (d) the Tenant shall provide screening for the Auxiliary Chiller Space as reasonably required by Landlord.

      36.3. The Tenant shall (a) be solely responsible for any damage caused as a result of the use of the Auxiliary Chiller System (except to the extent caused by the Landlord or any of its agents or employees acting within the scope of their employment), (b) promptly pay any tax, license, permit or other fees or charges imposed pursuant to any Requirements relating to the construction, installation, maintenance, repair, operation or use of the Auxiliary Chiller System, (c) at its sole cost and expense, promptly comply with all precautions and safeguards required by Landlord's insurance company and all Requirements with respect to the Auxiliary Chiller System and (d) at its sole cost and expense, make all necessary repairs or replacements to the Auxiliary Chiller System.

      36.4. If necessary due to any Requirement, or otherwise if the same does not interfere (except to a de minimis extent) with the conduct of the Tenant's business in the Office Space, then, at any time and from time to time following the Tenant's installation of the Auxiliary Chiller System, the Landlord may direct the Tenant to relocate the Auxiliary Chiller System, or any portion thereof, to a location designated by the Landlord, and the Tenant shall promptly relocate the Auxiliary Chiller System. The cost and expense of such relocation of the Auxiliary Chiller System shall be borne by the Tenant if such relocation shall be necessary due to any Requirement or due to any act or omission of the Tenant. If the relocation shall be required for any other reason, the cost and expense of such relocation shall be borne by the Landlord. In the event the Tenant shall fail to relocate the Chilled Water Riser System, the Landlord may do so, and, to the extent that the Tenant would have been obligated to bear the cost of such relocation, as set forth above, the Tenant shall reimburse the Landlord on demand for any reasonable costs and expenses incurred by the Landlord in connection therewith.

      36.5. The Tenant acknowledges and agrees that the licenses and related privileges granted the Tenant under this Article Thirty-six shall not, now or at any time before or after the installation of the Auxiliary Chiller System, be deemed to grant the Tenant a leasehold or other real property interest in the Building or any portion thereof in connection with the Licensed Spaces relating to the Auxiliary Chiller System. The licenses granted to the Tenant in this Article Thirty-six shall automatically terminate and expire upon the expiration or earlier termination of this Lease and the termination of such license shall be self-operative and no further instrument shall be required to effect such termination. The foregoing notwithstanding, upon request by the Landlord, the Tenant promptly shall execute and deliver to Landlord, in recordable form, any certificate or other document confirming the termination of the Tenant's right to use the Auxiliary Chiller Space and/or the Chilled Water Riser Area. The license granted to Tenant in this Article Thirty-six shall not be assignable by Tenant separate and apart from this Lease.

      36.6. Anything in this Article Thirty-six, in Section 20.2.4, or elsewhere in this Lease to the contrary notwithstanding, the Tenant's rights under this Article Thirty-six and Section 20.2.4 above are subject to the Tenant's exercising one (1) of the following options, which exercise shall be made by written notice delivered to the Landlord together with the Tenant's submission to the Landlord of the Preliminary Plans for the Initial Tenant Alterations, and time is of the essence with respect to the delivery of such notice:

            (a) to use the Auxiliary Chiller System, in acordance with this Article Thirty-six, to provide all necessary cooling to the Tenant's supplemental air conditioning system(s) serving the Office Space, in which event the Tenant shall have no further rights, and the Landlord shall have no further obligations, under Section 20.2.4 above with respect to the provision by the Landlord of chilled water or humidification water; or

            (b) to have the terms, conditions and limitations of Section 20.2.4 above apply with respect to all necessary cooling of the Tenant's supplemental air conditioning system(s) serving the Office Space, in which event the Tenant shall have no further rights, and the Landlord shall have no further obligations, under this Article Thirty-six with respect to the Auxiliary Chiller System; or

            (c) (i) to have the terms, conditions and limitations of Section
36.1 through Section 36.5 of this Lease, inclusive, apply only with respect to the necessary cooling of the Tenant's supplemental air conditioning system(s) in the event that, and only for so long as, the Landlord fails to provide chilled water to the Tenant's supplemental air conditioning system(s) serving the Office Space in accordance with the terms, conditions and limitations of Section 20.2.4 above, and (ii) to have the terms, conditions and limitations of Section 20.2.4 above apply with respect to all other necessary cooling of the Tenant's supplemental air conditioning system(s) serving the Office Space.

If the Tenant fails to exercise its option under this Section 36.6 at the time it submits the Preliminary Plans for the Initial Tenant Alterations to the Landlord, then the Tenant shall be deemed to have exercised the provisions of
Section 36.6(c) hereof.

                              ARTICLE THIRTY-SEVEN
                              (37.)IDA Transaction

      37.1. The Tenant has advised the Landlord that The City of New York (the "City"), acting through the New York City Industrial Development Agency (the "IDA"), has agreed, subject to finalizing definitive documentation (including the IDA Subleases), to provide the Tenant with certain discretionary economic development benefits (collectively, the "Benefits") as an inducement to the Tenant to relocate its operations to the City (the provision of such Benefits and the consummation of the transaction between the IDA and the Tenant being hereinafter collectively referred to as the "IDA Transaction").

      37.2. The Landlord hereby agrees that the Landlord shall, at the reasonable request of the Tenant and at Tenant's sole cost and expense, promptly execute and deliver such further or additional instruments (in form and substance reasonably acceptable to the Landlord) and take such further actions as are reasonably necessary or appropriate to effectuate the IDA Transaction; provided that no such instruments or actions shall operate to (a) release the Tenant from, or in any way decrease, any liability or obligation of the Tenant under this Lease, or (b) impose any additional or increased obligation or liability on the Landlord, for which the Landlord is not otherwise indemnified from or reimbursed for by the Tenant under this Lease.

                              ARTICLE THIRTY-EIGHT
                            (38.)Right of First Offer

      38.1. Subject to the provisions of the last sentence of Section 38.2 below, from and after the third (3rd) anniversary of the term commencement date (provided that this Lease shall then be in full force and effect and the term and estate hereby granted shall not have expired or been terminated), the Landlord will not enter into a lease with any other person, firm or corporation covering the demise of any single full floor in the Building which is served by the elevator bank that serves floors twenty-seven (27) through thirty-seven (37) in the Building (any such space being herein called the "Extra Space") until a period of ten (10) business days shall have elapsed after the Landlord shall have notified the Tenant that the Extra Space is or will be (on a date not less than sixty (60), or more than four hundred fifty-five (455), days after the date of such notice) available for leasing. The Landlord's notice shall (a) include an outline floor plan of the Extra Space, (b) specify the rentable area thereof,
(c) specify the date on which Landlord proposes that the Extra Space be added to the Premises and (d) include the Landlord's binding estimate of the Fair Market Rental Value (as hereinafter defined) for the Extra Space. Anything in this Article Thirty-eight to the contrary notwithstanding, (y) the Tenant shall not have any right to exercise the right of first offer provided for herein more than two (2) times and, if the Landlord shall have previously notified the Tenant of the availability of any space pursuant to this Section 38.1, whether or not the Tenant shall have exercised the option granted pursuant to Section
38.2 below, the Landlord shall not thereafter have any obligation to notify the Tenant that any space that might otherwise have constituted the Extra Space is or will be available for leasing or to grant the Tenant an option to lease such space, and (z) the Landlord shall have no obligation to notify the Tenant that any space that might otherwise have constituted the Extra Space is or will be available for leasing or to grant the Tenant an option to lease such space if the Landlord renews or extends, in whole or in part, a lease covering such space (including by way of entering into a new lease with a then-existing tenant under a lease covering such space). The term "Fair Market Rental Value" as used in this Article Thirty-eight with respect to any Extra Space shall mean the reasonable annual market fixed rental value of comparable office space in comparable buildings in midtown Manhattan for a lease term equal to the then remaining term of this Lease, taking into account all appropriate factors.

      38.2. If the Landlord so notifies the Tenant that the Extra Space is or will be available for leasing, then, subject to the provisions of the last sentence of this Section 38.2, the Tenant shall have the option to lease the Extra Space upon all of the same terms and conditions contained in this Lease as amended by the terms and conditions set forth in this Article Thirty-eight. The Tenant shall exercise such option (if at all) only by written notice to the Landlord (an "Expansion Notice") given within such period of ten (10) business days after the Tenant's receipt of the Landlord's notice that the Extra Space is or will be available for leasing, and time is of the essence with respect to the Tenant's giving of such notice exercising such option with in such ten (10) business day period. Anything in this Section 38.2 or elsewhere in this Lease to the contrary notwithstanding, the Tenant's rights under this Article Thirty-eight to lease the Extra Space are and shall be subject and subordinate to (a) any rights in or to the Extra Space in effect on the date hereof of any existing tenants in the Building under their leases, as the same may be amended or modified from time to time, and (b) any rights in or to the Extra Space that the Landlord shall have granted, or shall hereafter grant, to any tenant, subtenant or occupant of the Building, or to any prospective tenant, subtenant or occupant with which the Landlord is then in active negotiations, provided that such tenant, subtenant or occupant or prospective tenant, subtenant or occupant then leases, or is then in active negotiations to lease, 250,000 or more rentable square feet of space in the Building or, if the Tenant then leases 250,000 or more rentable square feet in the Building, such tenant, subtenant or occupant or prospective tenant, subtenant or occupant leases, or is then in active negotiations to lease, more rentable square feet in the Building, than is then leased by the Tenant.

      38.3. If the Tenant shall timely exercise the option to add the Extra Space to the Premises, then, on and after the date specified in the Landlord's notice as the date on which the Extra Space is to be incorporated in the Premises (the "Extra Space Commencement Date") (a) the Extra Space shall be incorporated into and form a part of the Premises, (b) the annual fixed rent reserved under this Lease shall be increased by an amount which is equal to the Fair Market Rental Value for the Extra Space, (c) in applying the provisions of Article Twentyfour of this Lease to the Extra Space only, subparagraphs (h) and
(i) of Section 24.3 shall be deemed to read, respectively, (i) "`Base Real Estate Taxes' shall mean the R.E. Tax Share of the Real Estate Taxes for the Tax Year (A) in which shall occur the Extra Space Commencement Date, if the Extra Space Commencement Date occurs within the first six (6) months of such Tax Year, or (B) immediately following the Tax Year in which shall occur the Extra Space Commencement Date, if the Extra Space Commencement Date occurs within the last six (6) months of such Tax Year," and (ii) "`Base COM' shall mean the O.E. Share of the Cost of Operation and Maintenance for the Computation Year (A) in which shall occur the Extra Space Commencement Date, if the Extra Space Commencement Date occurs within the first six (6) months of such Computation Year, or
(B) immediately following the Computation Year in which shall occur the Extra Space Commencement Date, if the Extra Space Commencement Date occurs within the last six (6) months of such Computation Year"; and (d) Section 24.3(c) shall be amended so that the number of rentable square feet in the Extra Space shall be added to the Tenant's Area.

      38.4. If the Tenant does not dispute the Landlord's estimate of the Fair Market Rental Value for the Extra Space within thirty (30) days after the Tenant's receipt of the Landlord's notice that the Extra Space is or will be available for leasing in accordance with Section 38.1 above, such estimate shall become the Fixed Rent for the Extra Space. If the Tenant disputes the Landlord's estimate, the Tenant shall so notify the Landlord of the Tenant's binding estimate of the Fair Market Rental Value within such thirty (30) days after the Tenant's receipt of the Landlord's notice and, if the Landlord and the Tenant fail to reach agreement on the Fair Market Rental Value within ten (10) business days thereafter, the Fair Market Rental Value shall be determined by arbitration substantially in accordance with Sections 33.5.1, 33.5.2 and 33.5.3 hereof.

      38.5. If the annual fixed rent for the Extra Space shall not be determined prior to the date the Extra Space is incorporated in the Premises, the Tenant shall pay an interim fixed rent for the period commencing on the date the Extra Space is incorporated in the Premises and ending on the last day of the month in which such annual fixed rent is determined at the average annual rate per square foot in effect for the remainder of the Premises on the day preceding the date the Extra Space is incorporated in the Premises (without giving effect to any existing abatement of fixed rent in effect on such date, other than any abatement under Article Ten) hereof. When the annual fixed rent for the Extra Space is determined, the fixed rent for such period shall be recomputed upon the basis of such annual fixed rent so determined and if such recomputed fixed rent for such period is in excess of such interim fixed rent so paid for such period, the Tenant shall promptly pay to the Landlord an amount equal to such excess. Conversely, if such recomputed fixed rent for such period is less than such interim fixed rent so paid for such period, the Landlord shall apply such amount against the next installment or installments of fixed rent coming due under the Lease.

      38.6. With reasonable promptness after the incorporation of the Extra Space in the Premises and the final determination of the Rent payable with regard to the Extra Space, the Landlord and the Tenant shall execute a supplemental indenture to this Lease confirming the demising of the Extra Space to the Tenant pursuant to this Article Thirty-eight.

                               ARTICLE THIRTYNINE
                         (39.)Additional Penthouse Space

39.1. The Landlord hereby grants to the Tenant the option to take under lease, subject and subordinate to the Qualified Encumbrances, the space substantially as shown cross-hatched on the diagram attached hereto as Exhibit A-3 and designated as 'D' on the roof of the Building (herein called the "Additional Penthouse Space") subject to all the same terms and conditions of this Lease applicable to the Penthouse Space. The term with respect to the Additional Penthouse Space shall commence, and the Additional Penthouse Space shall be added to the Penthouse Space, on the date which is the earlier to occur of (a) December 1, 1999 and (b) the date upon which the Tenant first occupies the Premises for the conduct of its business, subject to Article Two of this Lease (the "Additional Penthouse Space Term Commencement Date"). The Tenant may exercise the option granted pursuant to this Section 39.1 (if at all) only by notifying the Landlord, in writing, not later than October 1, 1999.

39.2. In the event the Tenant shall exercise such option in a timely manner, then, on and after the Additional Penthouse Space Term Commencement Date (a) the Additional Penthouse Space shall constitute a part of the Penthouse Space for all purposes of this Lease, (b) the annual fixed rent reserved under this Lease for the Penthouse Space pursuant to Section 1.4.1(a)(ii) above shall be increased to $34,620.00 ($2,885.00 per month), and (c) the agreed upon rentable area of the Penthouse Space set forth in Section 1.6 above shall be increased to 1,154 rentable square feet.

39.3. With reasonable promptness after the exercise of such option, the Landlord and the Tenant shall execute a supplemental indenture to this Lease confirming the demising of such Additional Penthouse Space to the Tenant pursuant to this Article Thirty-nine. If the Tenant does not exercise its option with respect to the Additional Penthouse Space within the time and in the manner specified in this Article Thirty-nine, then the Landlord shall have no further obligation to demise the Additional Penthouse Space to the Tenant.

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